                                Registration No.
     As filed with the Securities and Exchange Commission on July 31, 2002.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                     OREGON TRAIL ETHANOL COALITION, L.L.C.
             (Exact name of registrant as specified in its charter)

            Nebraska                        2689                 47-0843892
            --------                        ----                 -----------
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                                     Box 267
                            Davenport, Nebraska 68335
                                 (402) 364-2428
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 MARK L. JAGELS
                              Chairman of the Board
                     Oregon Trail Ethanol Coalition, L.L.C.
                  RR 1 Box 189, Davenport, Nebraska 68335-9429
                                 (402) 364-2428
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of communications to:
                             Dennis J. Fogland, Esq.
                            Victoria H. Finley, Esq.
               Baird, Holm, McEachen, Pedersen, Hamann & Strasheim
                 1500 Woodmen Tower, Omaha, Nebraska 68102-2068
                                 (402) 636-8254

     Approximate date of commencement of proposed sale to the public:

     As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
 Title of Each Class of Securities to be      Amount to be     Proposed       Proposed        Amount of
                 Registered                    Registered       Maximum        Maximum       Registration
                                                            Offering Price    Aggregate          Fee
                                                               Per Share    Offering Price
------------------------------------------------------------------------------------------------------------
Limited Liability Company
     Membership Units                            24,000         $1,000       $24,000,000        $2,208
------------------------------------------------------------------------------------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
               Subject to Completion, dated ________________, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                     OREGON TRAIL ETHANOL COALITION, L.L.C.
                           $1,000 per Membership Unit

Maximum Offering: 24,000 Membership Units       Minimum Offering: 20,000 Membership Units

         We are offering membership units of Oregon Trail Ethanol Coalition, L.L.C., a Nebraska limited liability company. We intend to use the proceeds to acquire the site for a 40 million gallon per year ethanol plant to be located near Davenport, Nebraska and to pay for a portion of the construction and start-up operational cost of the plant. We will also need significant debt financing in order to complete the project. Our financing plan therefore contemplates substantial leverage. This is our initial public offering and no public market exists for our membership units.

         Offering Terms. The initial public offering price for the membership units will be $1,000 per unit. Each membership unit represents a pro rata ownership interest in OTEC's capital, profits, losses and distributions. An investor must purchase a minimum of 5 membership units ($5,000 minimum investment). We are selling the membership units directly to investors without using an underwriter. An aggregate minimum purchase of $20,000,000 by all investors will be required before we will accept any subscriptions.

         Escrow and Closing. All funds we receive from investors will be held in an interest-bearing escrow account with Midwest Bank, N.A., Deschler, Nebraska, Escrow Agent until the minimum subscription amount of $20,000,000 is received by OTEC. We must raise the $20,000,000 minimum by January 15, 2003, subject to extension in our sole discretion, but no later than February 15, 2003. We will return your investment to you with interest within 30 days if we do not raise the $20,000,000 minimum and secure a definitive agreement for debt financing sufficient to complete construction and start-up of the plant by February 15, 2003.

A purchase of membership units involves risks. You should review the section entitled "Risk Factors" beginning on page 4 before investing in our membership units. Risks include:

         . significant restrictions on transferability of membership units may make it difficult for you to resell or liquidate your investment;
         . no public trading market exists for the membership units and no public market is expected to develop which may make it difficult for you to resell or liquidate your investment;
         . fluctuations in corn and gas prices may significantly impact our ability to earn a profit;
         . we will not generate revenues until after the proposed ethanol plant is completed and operating which we do not expect to happen for an estimated 14 to 16 months after the offering closes and construction of the plant commences;
         . the project could suffer delays that could postpone our ability to generate revenues and make it more difficult for us to pay our debts or to earn a profit.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is _______________, 2002.

                               PROSPECTUS SUMMARY

This summary outlines the main points of the offering. This summary does not replace the more detailed information found in the remainder of the memorandum. You are urged to read this memorandum in its entirety.

OTEC. Oregon Trail Ethanol Coalition, L.L.C., a Nebraska limited liability company, was organized on August 16, 2001 to construct and operate an ethanol plant. We are seeking capital to acquire the site for and develop, build and operate a 40 million gallon per year ethanol plant to be located near Davenport, Nebraska. Our Board of Directors has negotiated exclusive options to purchase a 60-acre site located 1 1/2 miles east of Davenport, Nebraska (the "Davenport Site") just north of Highway 4 and south of the Union Pacific Railroad tracks. We have entered into a memorandum of understanding with Lurgi PSI, Inc., an ethanol construction and engineering firm, to design and construct our proposed ethanol plant. Our primary business address is Box 267, Davenport, Nebraska 68335, (402) 364-2428

Offering. We are offering 24,000 membership units under the maximum offering and 20,000 membership units under the minimum offering. The price per membership unit is $1,000 per unit with a minimum investment of $5,000. After the offering, there will be 25,988 membership units issued and outstanding under the maximum offering and 21,988 membership units issued and outstanding under the minimum offering. OTEC intends to use the proceeds of this offering to pay for a portion of the construction, operation and initial management of a 40 million gallon per year ethanol plant at the Davenport Site. The purpose of this offering is to permit us to raise sufficient capital to purchase the property for the plant, build the plant and commence operations. We currently estimate total capital expenditures will be approximately $58 million. We will need to supplement our equity with debt financing.

The Plant. Once established, our ethanol plant is expected to convert, on an annual basis, 14.3 million bushels of corn into approximately 40 million gallons of ethanol per year and 128,000 tons of distillers grains. We plan to accept corn and produce ethanol and distillers grains when construction is complete. We currently expect to sell all of our ethanol to one distributor who will sell our ethanol to national, regional and local markets. We also currently plan to sell our distillers grain products to one distributor who will sell our distillers grain products to the local, regional, national and international markets.

Distribution Policy. We will not distribute cash to our members in the immediate future. Assuming we are successful in our public offering, we do not expect to generate revenues until the ethanol plant construction is completed and the ethanol plant is operational. Once operational, subject to loan covenants and restrictions, we anticipate distributing our net cash flow to our members in proportion to the membership units held. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. If our financial performance and loan covenants permit, our directors will try to make cash distributions at times, and in amounts that will permit unit holders to make income tax payments, but we may never be in a position to pay cash distributions.

Risk Factors. You should consider the risks described in the section entitled "Risk Factors" before making an investment in our membership units. These risks include, but are not limited to the following:

     . Our assumptions concerning our financing requirements and future operations;

     . Risks that we will not generate sufficient revenues to meet our debt service obligations and comply with restrictive covenants;

     . Risks in construction such as delays due to adverse weather conditions which could delay commencement and/or completion of the ethanol plant;

     . Risks related to our business, including that we may not generate sufficient cash to make any distributions to members due to our inability to manufacture ethanol as efficiently as we expect due to factors related to costs and supply of corn, energy or water, or other factors affecting demand for ethanol such as price, competition and general economic conditions;

     . Risks relating to state and federal ethanol subsidies, public sentiment towards ethanol production and use, environmental restrictions that could limit our activities or increase our costs and liabilities, and demand for ethanol generally;

     . Risks from our expected tax status as a partnership which if challenged by the IRS, could have adverse financial and tax consequences to us and to investors.

The Opportunity. We believe the ethanol industry may experience sustained and accelerated growth. Ethanol is a high octane fuel additive also used to oxygenate fuels, thereby enhancing gasoline performance and reducing gasoline exhaust emissions. Because it is derived primarily from corn, a domestic, readily available agricultural commodity, ethanol is a renewable source of energy. Ethanol presently competes primarily with the other principal high octane gasoline oxygenate, methyl tertiary butyl ether, or MTBE, which is a petroleum-based additive that historically dominated the market for oxygenated fuel, but we believe its usage is declining due to environmental risks created primarily by the leaking of MTBE reformulated fuels from underground storage tanks. We believe that the ethanol industry will double in production capacity from 2001 to 2005 in an attempt to meet anticipated demand.

We believe that there is a significant opportunity to build an ethanol plant in Southeastern Nebraska, and that our units are a good investment, for the following reasons:

     . the significant growth currently being experienced by the ethanol industry;

     .    the phasing out of MTBE;

     . the existing and proposed federal and state incentives to encourage ethanol production, spur economic development and reduce dependence on foreign oil;

     . the transportation advantages we expect to have, given readily available raw materials, our location and easily accessible, under-served markets for our products; and

     .    our single level of tax.

Operating Agreement and Management. We are governed by an Operating Agreement which all investors must sign. We are managed by a Board of Directors comprised of 9 directors. Each director must be a member of OTEC or an affiliate of a member of OTEC. The directors serve three-year staggered terms. The directors appoint our officers and our directors and officers manage OTEC. Members have the right to vote on certain events, such as electing or removing directors, dissolving OTEC and other extraordinary transactions. We will have annual meetings of members at which members will elect directors. The first class of 3 directors will be up for reelection commencing in 2004. The Board reserves the right, in its sole discretion and in accordance with the terms of the Operating Agreement, to increase the size of the Board and appoint new directors to fill the newly created director seats at the request of investors who make significant investments to OTEC in this offering and desire representation on the Board.

Tax Consequences. We expect to be taxed as a partnership for federal income tax purposes. We will therefore not pay any federal income taxes and will instead allocate our net income on a per membership unit basis to our members who must include that income as part of his or her taxable income. This means that you will have to pay taxes on your allocated share of our income whether or not we make a distribution to you in that year. Generally you may be able to deduct your share of our losses subject to certain limitations. You also may have state and local tax obligations that we do not address in this memorandum. This memorandum has a discussion of income tax consequences relating to the investment in the membership units under the section entitled "INCOME TAX CONSEQUENCES OF OWNING OUR MEMBERSHIP UNITS". You should review this discussion and consult your tax or financial advisor to determine whether an investment in the membership units is suitable for you.

Debt Financing. The funds raised in this equity offering from the sale of membership units will not be sufficient to pay for all of our construction and start-up costs. We are therefore seeking approximately $38 million (depending upon how much equity we raise from this offering) in debt financing to pay the balance of those expenses. We have no binding contracts or commitments with any bank, lender or financial institution for debt financing, but we will not close on this offering until we execute binding financing agreements. In addition, we may seek subordinated debt financing from both financial institutions and non-financial entities. Our memorandum of understanding with Lurgi includes a provision under which Lurgi would provide up to $4,000,000 of subordinated debt financing to OTEC.

Suitability. Investing in our membership units is highly speculative and very risky. Our membership units are suitable only as a long-term investment and only if you can bear a complete loss of your investment. Our membership units are suitable only for persons of adequate financial means. You can only invest in this offering if you meet one of the following suitability tests:

     (1) You have annual income from whatever source of at least $30,000 and a net worth of at least $30,000, exclusive of home, furnishings and automobiles; or

     (2) You have a net worth of at least $75,000, exclusive of home, furnishings and automobile.

For husbands and wives purchasing jointly, the tests would be applied on a joint basis. Even if you represent you meet the suitability standards set forth above, the Board of Directors reserves the right to reject any subscription for any reason, including if the Board determines that the membership units are not a suitable investment for a particular investor.

We do not expect any public market to develop for our membership units, which means that it will be difficult for you to sell them. In addition, our Operating Agreement significantly restricts the transferability of membership units and prohibits any sale or transfer without the consent of our Board of Directors. You should not buy these membership units if you need to quickly sell them in the future.

Escrow procedures. Proceeds from subscriptions for the membership units will be deposited in an interest-bearing escrow account that we have established with Midwest Bank, N.A. as escrow agent under a written escrow agreement. We will not close on the offering until certain conditions to closing the offering are satisfied and we will return your investment with interest within 30 days under the following scenarios:

     . If we determine in our sole discretion to terminate the offering prior to January 15, 2003;

     .    If we do not raise the $20,000,000 minimum by February 15, 2003; or

     . If as of February 15, 2003 we do not have binding written agreements with a lender or lenders for between $34,000,000 and $38,000,000 of debt financing (actual amount of debt financing depends on the amount of equity raised and projected costs) or such amount as the Board of Directors deems sufficient to complete construction and start-up of the plant.

You will not be able to access your funds in the escrow account. We will invest the escrow funds in short-term certificates of deposit issued by a bank, short-term securities issued by the United States government, or money market funds, including those available through the escrow agent.

Subscription Procedures. Investors must complete the subscription application and agreement included as Appendix B to this prospectus, include a check payable to Midwest Bank, N.A., Escrow Agent for Oregon Trail Ethanol Coalition, L.L.C. and deliver an executed copy of the signature page to our Operating Agreement. In the subscription application and agreement, an investor must make representations to us concerning, among other things, that he or she has received our prospectus and any supplements, agrees to be bound by the Operating Agreement and understands that the membership units are subject to significant transfer restrictions. The subscription application and agreement also requires information about the nature of your desired ownership of your membership units, your state of residence and your taxpayer identification or social security number. Our Board of Directors reserves the right to reject any subscription. If we reject your subscription, we will return your application, check and signature page within 30 days.

Investors that may be deemed the beneficial owners of 5% or more, and 10% or more of our issued and outstanding membership units may have reporting obligations under Section 13 and Section 16 of the Securities and Exchange Act. If you believe that you may become the beneficial owner of 5% or more of our outstanding membership units, you should consult your own legal counsel to determine what filing and reporting obligations you may have under the federal securities laws.

                                  RISK FACTORS

Investment in the membership units offered hereby is speculative and involves a high degree of risk, and the membership units will not be readily marketable. As a result, the membership units are appropriate only for investors with substantial financial means who do not require liquidity with respect to this investment and whose net worth would not be significantly affected by the loss of their entire investment herein. Prospective investors should carefully consider the following risk factors, in addition to those described elsewhere in this document, before purchasing any membership units.

Risks Associated With This Offering And Our Financing Plan

Our membership units have no public trading market and are subject to significant transfer restrictions which could make it difficult to sell your membership units and could reduce the value of your membership units.

There is currently no established public trading market for the membership units and an active trading market will not develop despite this offering. To maintain our partnership tax status, you may not trade the membership units on an established securities market or readily trade the membership units on a secondary market (or the substantial equivalent thereof). We therefore will not apply for listing of the membership units on any stock exchange or on the NASDAQ Stock Market. As a result, you will not be able to readily sell your membership units.

Your ability to transfer your membership units is also restricted by our Operating Agreement. To help ensure that a secondary market does not develop, our Operating Agreement prohibits transfers without the approval of our Board of Directors. The Board of Directors will not approve transfers unless they fall within "safe harbors" contained in the publicly-traded partnership rules under the tax code, which include:

     .    transfers by gift,
     .    transfer upon death of a member,
     .    transfers between family members, and
     . transfers that comply with the "qualifying matching services" requirements.

Any transfers of membership units in violation of the publicly traded partnership rules or without the prior consent of the Board will be invalid.

The illiquid nature of the membership units could impact the value of your membership units and result in a lower sale price in the event you are permitted to transfer your membership units. You may be required to bear the economic risks associated with your investment in us for an indefinite period of time.

Our project is dependent upon obtaining debt financing and failure to obtain debt financing will require us to abandon our business.

Based on current cost estimates, we believe we will need approximately $58,000,000 in total funds to construct the proposed ethanol plant and finance start-up operations. Regardless of whether we raise our $20,000,000 minimum or $24,000,000 maximum, we must obtain debt financing in order to complete construction and start-up of the ethanol plant. The use of debt financing increases the risk that we will not be able to operate profitably because we will need to make principal and interest payments on the indebtedness. Debt financing will also expose you to the risk that your entire investment could be lost in the event of a default on the indebtedness and a foreclosure and sale of the ethanol plant and its assets for an amount that as less than the outstanding debt.

The amount and nature of the debt financing that we are seeking is subject to the interest rates and the credit environment as well as general economic factors and other factors over which we have no control. We are in discussions with various financial institutions but we have received no binding commitments from any banks or financial institutions for the debt financing that we need to construct the ethanol plant. The current credit market and the start-up nature of our business could make it difficult for us to obtain lending commitments from one or more senior lenders, and subordinate lenders, if necessary. If financing is unavailable for any reason, or it is available at an interest rate that we cannot afford, or comes with covenants that we will not be able to accept or comply with, we will be forced to abandon our business. We also cannot guarantee that any financing will have terms acceptable to us. If we cannot obtain adequate financing, we will not be able to begin building the ethanol plant.

We may not be able to generate sufficient revenue from our operations to support our debt, and that could reduce the value of your membership units.

Our ability to repay our debt will depend on our financial and operating performance and on our ability to successfully implement our business strategy. We cannot assure you that we will be successful in implementing our strategy or in realizing our anticipated financial results. Our financial and operational performance depends on numerous factors including prevailing economic conditions and certain financial, business and other factors beyond our control. Our cash flows and capital resources may be insufficient to repay our anticipated debt obligations. If we cannot pay our debt service, we may be forced to reduce or eliminate distributions, reduce or delay capital expenditures, sell assets, restructure our indebtedness or seek additional capital. If we are unable to restructure our indebtedness or raise funds through sales of assets, equity or otherwise, our ability to operate could be harmed and the value of your membership units could decline.

Any institution lending funds to us, whether through a leasing arrangement or direct loans, will take a security interest in our assets, including the property, the ethanol plant and all of our accounts receivable, inventory, equipment and fixtures along with all personal property and intangibles. If we fail to make our debt financing payments, the lender will have the right to repossess the secured assets, including the property and the plant, in addition to other remedies. Such action would end our ability to continue operations. If we fail to make our financing payments and we cease operations, your rights as a holder of membership units are inferior to the rights of our creditors. We may not have sufficient assets to make any payments to you after we pay our creditors.

The terms of our debt financing are uncertain, and may restrict distributions and our financial flexibility.

Based on current cost estimates and depending on how much equity is raised in the public offering, we believe we will need approximately $58 million in total funds to construct the proposed ethanol plant and finance start-up operations. The less equity we raise in the public offering, the more debt financing we will need and the more leveraged we will become. The more leveraged we become, the less likely it is that we will be able to make distributions to members, either as a going concern or in liquidation.

The current credit market and competition for debt financing could make it difficult for us to obtain binding written commitments from one or more lenders on favorable terms. If debt financing is only available at interest rates that are higher than we anticipate, or our lenders impose restrictive covenants that unduly restrict distributions or limit our financial flexibility, the value of your units may be adversely affected. To the extent we obtain debt financing with variable interest rates, we will be vulnerable to future interest rate increases. Our ability to obtain debt financing on favorable terms is dependent on the interest rate and credit environment, general economic conditions and other factors beyond our control.

We anticipate having substantial debt service and restrictive loan covenants that could make it difficult for us to borrow additional capital and could limit our ability to make cash distributions to our members and engage in other activities.

It is possible that our debt service requirements may make us more vulnerable to economic or market downturns. If we are unable to service our debt, we may be forced to reduce or delay planned capital expenditures, sell assets, restructure our indebtedness or seek additional equity capital. In addition, our debt load and service requirements could have important consequences which could reduce the value of your investment, including:

     .    Limiting our ability to obtain additional financing;

     . Reducing funds available for operations and distributions because a substantial portion of our cash flows will be used to pay interest and principal on our debt;

     .    Making us vulnerable to increases in prevailing interest rates;

     . Placing us at a competitive disadvantage because we may be substantially more leveraged than some of our competitors;

     . Subjecting all or substantially all of our assets to liens, which means that there will be virtually no assets left for members in the event of a liquidation; and

     . Limiting our ability to adjust to changing market conditions, which could make us more vulnerable to a downturn in general economic conditions or our business.

We cannot assure you that we can accomplish any of these strategies on satisfactory terms, if at all. In addition, the terms of any debt financing agreements we enter into will likely contain numerous financial, maintenance and other restrictive covenants. These covenants may limit our ability to, among other things:

  .  Incur additional indebtedness;

  .  Make capital expenditures in excess of prescribed thresholds;

  . Make distributions to our members, redeem or repurchase our membership units;

  .  Make various investments;

  .  Create liens on our assets;

  .  Utilize asset sale proceeds; or

  .  Merge or consolidate or dispose of all or substantially all of our assets.

A breach of these covenants could result in default under applicable debt agreements. If we default on any covenant, a lender could accelerate our indebtedness, in which case the entire debt would become immediately due and payable. If this occurs, we might not be able to repay our debt or borrow sufficient funds to refinance it. Even if new financing is available, it may not be on terms that are acceptable to us. These events could cause us to cease construction, or if the plant is constructed and operating, to cease operations.

Our Board of Directors set the price for the membership units without an independent evaluation and therefore the actual value may be lower.

The Board of Directors determined the $1,000 per membership unit purchase price without an independent valuation. The Board established the total offering price based on our estimate of capital and expense requirements and not based on perceived market value, book value, or other established criteria. The actual value of your membership units may be lower than the $1,000 offering price. We also cannot guarantee that OTEC or any other person will purchase your membership units at the offering price or any other price. You could therefore lose all or a substantial part of your investment.

You will experience some dilution to the value of your membership units.

Purchasers of membership units in this offering will experience immediate dilution of the net tangible book value of their membership units ranging from approximately $70.61 (minimum offering) to $59.74(maximum offering) per membership unit based on the net tangible book value of OTEC. See the section entitled "Dilution".

Risks Associated With Construction And Development

We are dependent upon Lurgi PSI and ICM to design and build the ethanol plant, but we have no executed definitive agreements with either of them.

We have a memorandum of understanding with Lurgi PSI, Inc. for various design and construction services. The memorandum of understanding is not a binding contract, and either party could terminate it at any time without penalty or further obligation. Lurgi has delivered to us a proposed EPC contract that we are currently negotiating, in which Lurgi will serve as our design-builder and will engage ICM to provide design and engineering services to them. Lurgi's obligation to build the proposed ethanol plant is not reflected in a binding definitive agreement and a binding definitive agreement may never be executed. If Lurgi or ICM were to terminate their relationship with us, we might not be able to secure a definitive financing agreement and build the plant, which would force us to abandon our business.

We may encounter hazardous or unexpected conditions at the construction site that could increase our costs or delay the construction of the ethanol plant which would delay our ability to generate revenues.

Lurgi is not responsible for hazardous or concealed unexpected conditions that it encounters at the construction site. This could include environmental permitting issues or other types of contamination. Environmental issues regarding compliance with applicable environmental standards could arise at any time during the construction and operation of the plant. We may have difficulty obtaining the necessary environmental permits required in connection with the operation of the plant. As a condition of granting necessary permits, regulators could make demands that increase our costs of construction and operation. If we encounter any of these kinds of conditions, Lurgi may immediately stop work in the affected area and we must correct the problem. This could delay the project and could require us to spend significant resources to correct the condition. In addition, Lurgi may be entitled to an adjustment in price and time of performance if its price and performance time have been adversely affected by any unexpected or hazardous conditions. This could result in additional costs to us and delay our ability to generate revenues, which could reduce the value of your membership units.

The project could suffer delays that could postpone our ability to generate revenues and make it more difficult for us to pay our debts.

We expect that it will be an estimated 14 to 16 months after we begin construction before we begin operation of the proposed ethanol plant. Our goal is to begin construction of the plant promptly upon the close of this offering, but in any event within 60 days of the close of this offering, subject to additional delays due to adverse weather conditions. Construction projects often involve delays in obtaining construction permits, construction delays due to weather conditions, or other events that delay the construction schedule. If it takes longer to obtain necessary permits or construct the plant than we anticipate, it would delay our ability to generate revenues and make it difficult for us to meet our debt service obligations. This could reduce the value of your membership units.

Assuming successful completion of the offering, we currently intend to break ground on the plant in the spring of 2003, but in any event within 60 days after the completion of this offering, subject to weather conditions. If we encounter delays in this offering or in obtaining debt financing or the required permits, our expected date to break ground will also be delayed. If Lurgi is not able to begin construction on the plant early enough to complete the framework and enclose the plant structure before winter conditions require construction to cease, our estimated date for commencing operations will likely be delayed beyond 16 months after closing this offering. In addition, our construction costs may increase due to additional costs associated with winter construction. The actual date we break ground also depends on how quickly we can successfully complete this offering. Delays and weather conditions could result in us breaking ground in the fall of 2003 which will also delay the date we become operational and begin to generate revenue. Such a delay will also preclude OTEC from receiving any Nebraska producer tax credits because the State of Nebraska will only provide producer tax credits to plants that are operation and in production by June 30, 2004. The longer it takes us to generate revenue, the longer you will have to wait to receive any distributions from OTEC.

The project could also be delayed if we encounter defective material or workmanship from Lurgi which could delay production and our ability to generate revenues. Under the proposed engineering, procurement and construction contract, Lurgi warrants that the ethanol plant will be free from defects in material or workmanship. If this warranty is breached and there are defects in material or workmanship, it may delay our commencing operations and delay our ability to generate revenues. If defects are discovered after we begin operating, it could cause us to halt or discontinue our operation, which could damage our ability to generate revenues and reduce the value of your membership units. Our recourse in the event of a breach of this warranty by Lurgi is to file an action against Lurgi for breach of contract or breach of warranty which will be subject to the applicable statutes of limitation under the laws of the State of Nebraska.

RISKS ASSOCIATED WITH OUR FORMATION AND OPERATION

We are a newly formed company with limited working capital which could result in losses that will affect the value of your membership units.

Oregon Trail Ethanol Coalition, L.L.C. was organized on August 16, 2001 and has no operating history. You should consider our company promotional and in its early development stages. We have limited experience concerning whether we will be successful in the proposed construction and operation of the proposed ethanol plant or that our plans will materialize or prove successful. We cannot make representations about our future profitable operation or the future income or losses of OTEC. We do not know whether we will ever operate at a profit or that OTEC will appreciate in value. If our plans prove to be unsuccessful, you will lose all or a substantial part of your investment.

We presently have very limited working capital and require the proceeds of this offering to begin constructing the ethanol plant and to meet our initial operational needs. Our ability to begin construction of the plant depends upon the success of this offering, the public offering and the receipt of debt financing. Even upon the successful completion of this offering and the public offering, the proposed use of proceeds will pay our expenses for only a limited amount of time and there can be no assurance that the funds received through this offering will be sufficient to allow us to continue successfully.

Operational costs could be higher than anticipated which could reduce our profits and the value of your membership units.

In addition to general market fluctuations and economic conditions, we could experience significant cost increases associated with the on-going operation of the plant caused by a variety of factors, many of which are beyond our control. These cost increases could arise from an inadequate supply and resulting increased prices for corn. Labor costs can increase over time, particularly if there is any shortage of labor, or shortage of persons with the skills necessary to operate the plant. Adequacy and cost of water, electric and natural gas utilities could also affect our operating costs. Changes in price, operation and availability of truck and rail transportation may affect our profitability with respect to the transportation of ethanol and other products to our customers.

In addition, the operation of the plant will be subject to ongoing compliance with all applicable governmental regulations, such as those governing pollution control, ethanol production, grain purchasing and other matters. If any of these regulations were to change, it could cost us significantly more to comply with them. Further, other regulations may arise in future years regarding the operation of the ethanol plant, including the possibility of required additional permits and licenses. We might have difficulty obtaining any such additional permits or licenses, and they could involve significant unanticipated costs. We will be subject to all of those regulations whether or not the operation of the ethanol plant is profitable.

Our success depends on hiring competent personnel, which may be difficult to attract to a rural community.

Our success is primarily dependent upon the personal efforts and abilities of the nine members of our Board of Directors; however, none of the directors are full-time employees of OTEC. The unavailability of their services for any reason could have a material adverse effect on OTEC. We intend to hire additional employees as needed to perform marketing, capital raising and management functions and to oversee the day to day operations of the ethanol plant.

Upon completion of the plant, we currently plan to hire up to approximately 40 employees operating our business. Our success will depend in part on our ability to attract and retain competent personnel who will be able to help us achieve our goals. We must hire qualified managers, accounting, human resources and other personnel to staff our business. It may be difficult finding and hiring qualified employees at a salary that we will be able to afford. It may also be difficult to attract qualified employees to Thayer County, Nebraska, a rural and sparsely populated area. If we are unable to hire productive and competent personnel, our ability to produce and sell ethanol could be adversely affected. This would reduce our revenues and the value of your units.

Our business is not diversified and this could reduce the value of your membership units.

Our success depends largely upon our ability to timely complete and profitably operate our ethanol business. We do not have any other lines of business or other sources of revenue if we are unable to build the ethanol plant and manufacture ethanol. If we were not able to complete construction, or if economic or political factors adversely affect the market for ethanol, the value of your investment could decline because we have no other line of business to fall back on if the ethanol business declines. Our business would also be significantly harmed if our ethanol plant could not operate at full capacity for any extended period of time.

Our Operating Agreement contains restrictions on member's rights to participate in corporate governance of our affairs.

Our Operating Agreement contains significant restrictions on member's rights to influence the manner or direction of management. Our Operating Agreement contains restrictions on the ability of members to call a special meeting. A member or members owning at least 10% of the outstanding membership units may call a special meeting of the members. These restrictions may make it difficult for members to propose changes to our Operating Agreement, without support from our Board of Directors. Our Board of Directors is divided into three classes, with each class serving staggered three-year terms. The classification of the Board of Directors will make it more difficult for members to change the composition of the Board because only a minority of the directors can be elected at one time. If a vacancy develops in our Board of Directors for any reason other than removal or expiration of a term, the remaining directors would fill the vacancy.

Our directors must discharge their duties with reasonable care, in good faith and in the best interest of OTEC and its members. Despite this obligation, our Operating Agreement limits director liability to members unless it involves misconduct or negligence.

Risks Associated With The Ethanol Industry

We will be operating in an intensely competitive industry and we will compete with larger, better financed entities which could impact our ability to operate profitably.

There is significant competition among ethanol producers. Our business faces a competitive challenge from larger plants, from plants that can produce a wider range of products than we can, and from other plants similar to our proposed ethanol plant. Our ethanol plant will be in direct competition with other ethanol producers, many of which have greater resources than we currently have. Large ethanol producers such as Archer Daniels Midland, Minnesota Corn Processors and Cargill, among others, are capable of producing a significantly greater amount of ethanol than we expect to produce. In addition, there are several Nebraska, Minnesota, Wisconsin, South Dakota and other Midwest regional ethanol producers which have recently formed, are in the process of forming, or are under consideration, which are or would be of a similar size and have similar resources to us. There are currently seven operational ethanol plants in Nebraska with at least two new plants under construction.

The proposed ethanol plant will also compete with producers of other gasoline additives made from raw materials other than corn having similar octane and oxygenate values as ethanol, such as producers of methyl tertiary butyl ether
(MTBE). MTBE is a petrochemical derived from methanol which generally costs less to produce than ethanol. Many major oil companies produce MTBE and strongly favor its use because it is petroleum-based. Alternative fuels, gasoline oxygenates and alternative ethanol production methods are also continually under development. The major oil companies have significantly greater resources than we have to market MTBE, to develop alternative products, and to influence legislation and public perception of MTBE and ethanol. These companies also have significant resources to begin production of ethanol should they choose to do so.

Changes in the supply and demand, and production and price with respect to corn could make it more expensive to produce ethanol which could decrease our profits.

Ethanol production will require substantial amounts of corn. Corn, as with most other crops, is affected by weather, governmental policy, disease and other conditions. A significant reduction in the quantity of corn harvested due to adverse weather conditions, farmer planting decisions, domestic and foreign government farm programs and policies, global demand and supply or other factors could result in increased corn costs which would increase our cost to produce ethanol. The significance and relative impact of these factors on the price of corn is difficult to predict. Significant variations in actual growing conditions from normal growing conditions also may adversely affect our ability to procure corn for the proposed plant. Any events that tend to negatively impact the supply of corn will tend to increase prices and harm our business.

Rising corn prices produce lower profit margins for the production of ethanol and therefore, represent unfavorable market conditions. This is especially true when market conditions do not allow us to pass along increased corn costs to our customers. The price of corn has fluctuated significantly in the past and may fluctuate significantly in the future. Substantial increases in the price of corn in 1996 caused some ethanol plants to temporarily cease production or lose money. We cannot assure you that we will be able to offset any increase in the price of corn by increasing the price of our products. If we cannot offset increases in the price of corn, our financial performance may be materially and adversely affected.

We have no definitive agreements with any corn producers or grain elevators to provide corn to the proposed ethanol plant. We currently do not anticipate entering into agreements with corn producers or grain elevators until shortly before the plant becomes operational and subject to our evaluation of local feed product availability and market prices and conditions.

We intend to establish an output contract with one distributor that will purchase all of the ethanol we produce, which may not be as financially rewarding as creating our own sales organization.

We currently intend to sell all of the ethanol we produce to one distributor pursuant to an output contract who will market our ethanol in national, regional and local markets. As a result, we will be dependent on one distributor to sell ethanol. We do not plan to build our own sales force or sales organization to support the sale of ethanol. If this distributor breaches our output contract, or is not in the financial position to purchase all of the ethanol we produce, we may be required to find alternative means to sell our ethanol and our financial performance may be adversely and materially affected. In the event of a breach of our output contract by our distributor, we may pursue either an injunctive action or claim for damages, but in such circumstances, the distributor may not be able to perform or may be insolvent. In addition, it could be more financially advantageous to sell ethanol ourselves through our own sales force, but we have decided not to pursue this route. This strategy could result in lower revenues and reduce the value for your units if our ethanol distributor does not perform as we plan. Our financial performance is dependent upon the financial health of the distributor we contract with. We are currently in preliminary discussions with various distributors, but have not entered into any binding agreements. We currently do not anticipate entering into agreements with a distributor until shortly before the plant becomes operational, subject to our evaluation of market prices and conditions.

Low ethanol prices and low gasoline prices could reduce our profitability which could reduce the value of your membership units.

Prices for ethanol products can vary significantly over time and decreases in price levels could adversely affect our profitability and viability. The price for ethanol has some relation to the price for gasoline. The price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol and adversely affect our operating results.

Increases in the production of ethanol could result in lower prices for ethanol and have other adverse effects which could reduce our profitability.

We expect that existing ethanol plants will expand to increase their production and that new fuel grade ethanol plants will be constructed as well. We cannot provide any assurance or guarantee that there will be any material or significant increases in the demand for ethanol, so the increased production of ethanol may lead to lower prices for ethanol. The increased production of ethanol could have other adverse effects as well. For example, the increased production will also lead to increased supplies of co-products from the production of ethanol, such as distillers grain/solubles. Those increased supplies could lead to lower prices for those co-products. Also, the increased production of ethanol could result in increased demand for corn which could in turn lead to higher prices for corn, resulting in higher costs of production and lower profits.

Hedging transactions involve risks that could harm our business.

In an attempt to minimize the effects of the volatility of corn costs on operating profits, we will likely take hedging positions in corn and energy futures markets. Hedging means protecting the price at which we buy corn and the price at which we will sell our products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of hedging activities is dependent upon, among other things, the cost of corn and our ability to sell sufficient amounts of ethanol and distillers grains to utilize all of the corn subject to the futures contracts. Hedging activities can result in costs to us because price movements in grain contracts are highly volatile and are influenced by many factors which are beyond our control. We may incur similar costs in connection with our hedging transactions and these costs may be significant.

Ethanol production is energy intensive and interruptions in our supply of energy could have a material adverse impact on our business.

Ethanol production also requires a constant and consistent supply of energy. If there is any interruption in our supply of energy for whatever reason, such as supply, delivery or mechanical problems, we may be required to halt production. If production is halted for any extended period of time, it will have a material adverse effect on our business. If we were to suffer interruptions in our energy supply, either during construction or after we begin operating the ethanol plant, our business would be harmed.

We have entered into discussions with natural gas suppliers; however, at the present time we have no binding commitments with any natural gas supplier. If we are unable to obtain a natural gas supply or procure an alternative source of natural gas on terms that are satisfactory to us, the adverse impact on our plant and operations could be material. In addition, natural gas and electricity prices have historically fluctuated significantly. Increases in the price of natural gas or electricity would harm our business by increasing our energy costs.

We will also need to purchase significant amounts of electricity to operate the proposed ethanol plant. The prices which we will be required to pay for electrical power will have a direct impact on our costs of producing ethanol and our financial results.

Risks Associated With Government Regulation And Subsidization

Federal regulations concerning tax incentives could expire or change which could reduce our revenues.

Congress currently provides certain federal tax incentives for oxygenated fuel producers and marketers, including those who purchase ethanol to blend with gasoline in order to meet federally mandated oxygenated fuel requirements. These tax incentives include, generally, a lower federal excise tax rate for gasoline blended with at least 10 percent, 7.7 percent, or 5.7 percent ethanol, and income tax credits for blenders of ethanol mixtures and small ethanol producers. Gasoline marketers pay a reduced tax on gasoline that they sell that contains ethanol. The current credit for gasoline blended with 10% ethanol is 5.3(cent) per gallon. The subsidy will gradually drop to 5.1(cent) per gallon by 2005. Currently, a gasoline marketer that sells gas without ethanol must pay a federal tax of 18.4(cent) per gallon compared to 13(cent) per gallon for gas with 10% ethanol. The tax on gasoline blended with 10% ethanol will gradually increase to 13.3(cent) per gallon by 2005. Smaller credits are available for gasoline blended with 7.7 percent and 5.7 percent ethanol.

The ethanol industry and our business depend on continuation of the federal ethanol credit. This credit has supported a market for ethanol that might disappear without the credit. The federal subsidies and tax incentives are scheduled to expire September 30, 2007. These subsidies and tax incentives to the ethanol industry may not continue beyond their scheduled expiration date or, if they continue, the incentives may not be at the same level. The revocation or amendment of any one or more of those laws, regulations or programs could adversely affect the future use of ethanol in a material way, and we cannot assure you that any of those laws, regulations or programs will be continued. The elimination or reduction of federal subsidy and tax incentives to the ethanol industry would have a material adverse impact on our business by making it more costly or difficult for us to produce and sell ethanol. If the federal ethanol tax incentives are eliminated or sharply curtailed, we believe that a decreased demand for ethanol will result.

Nebraska state producer incentives may be unavailable or could be modified which could reduce our revenues.

LB 536, a State of Nebraska legislative bill which came into law on May 31, 2001, establishes a production tax credit of 18(cent) per gallon of ethanol produced during a 96 consecutive month period by newly constructed ethanol facilities in production prior to June 30, 2004. The tax credit is only available to offset Nebraska motor fuels excise taxes. The tax credit is transferable and therefore OTEC intends to transfer credits received to a Nebraska gasoline retailer who will then reimburse OTEC for the face value of the credit amount less a handling fee. No producer can receive tax credits for more than 15,625,000 gallons of ethanol produced in one year and no producer will receive tax credits for more than 125 million gallons of ethanol produced over the consecutive 96 month period. The minimum production level for a plant to qualify for credits is 100,000 gallons of ethanol annually. The newly enacted legislation requires us to enter into a written agreement with the Tax Commissioner on behalf of the State of Nebraska pursuant to which we will agree to produce ethanol at our designated facility and the State of Nebraska will agree to furnish the producer tax credits in accordance with the terms of the new law. We have entered into a written agreement with the State of Nebraska, but our plant must be operational and in production prior to June 30, 2004 in order to be eligible for the tax credit.

In 2002, because of State of Nebraska budget shortfalls, various tax credit provisions in effect in Nebraska, including LB 536, have come under increased scrutiny from the Nebraska Unicameral. As a result there can be no assurance that the Nebraska legislature will not in 2002, or in subsequent years, enact new legislation which would revise LB 536, or otherwise adversely impact ethanol plants, such as that proposed by OTEC, which are to benefit from LB 536. During the 2002 Nebraska legislative session, a bill has been proposed that would alter the LB 536 tax credit based upon a sliding scale making the credit as much as 20(cent) per gallon or as little as zero. However, this bill has been amended and significantly altered in the committee stage, such that the tax credit would remain the same. The amendment did make a change to LB 536's structure such that honoring certificates for motor fuel tax credits would be deferred if there are not sufficient funds in the Ethanol Production Incentive Cash Fund ("EPIC") to reimburse the Highway Trust Fund. The amendment also provides that if the unobligated balance in the EPIC fund falls below $5 million, the corn and grain sorghum excise tax is to double to 1(cent) per bushel or corn or hundredweight of grain sorghum beginning at the start of the next calendar quarter. If, after at least one quarter of the higher checkoff, the balance remains or again falls below $5 million an excise tax of one dollar per dry ton of animal feed byproducts generated by an ethanol facility that has received benefits under the Ethanol Development Act would be imposed. Once an unobligated balance of $15 million exists in the EPIC fund, the animal feed byproducts excise, the higher checkoff, and the original checkoff are to be suspended in the order they were imposed. Finally, the amendment would change the date for the report to the Legislature about the incentive program from each December 1/st/ beginning 2003 to each November 1/st/ beginning in 2002. As of April 2, 2002, this bill has been passed out of committee and has been placed on the general file.

Because we will not be in a position to produce 100,000 gallons of ethanol until at least 2004, we will not qualify for the payments until that time. We believe there are several existing projects in Nebraska that could compete with us for the payment. If another ethanol plant came online and produced 100,000 or more gallons of ethanol, it could also qualify for the producer payment. This would require the legislature to increase funding for the producer incentive program through either an increase in general fund appropriation or other source such as the grain checkoff program. Despite our written agreement with the State of Nebraska, the Nebraska legislature could reduce or eliminate the producer tax credits at any time; however, a reduction or elimination would constitute a breach of our contract by the State of Nebraska. The State of Nebraska could also impose taxes on the ethanol plants to provide additional funds for the ethanol production incentive fund which could have a serious adverse impact on our net income from the production incentive. The production incentive is scheduled to expire June 30, 2012, and the longer it takes us to raise our financing and complete construction, the greater the risk that we will not be operational and in production prior to June 30, 2004, and thus be ineligible for LB 536 payments or that we will receive less subsidy payments than the maximum permitted under Nebraska law.

The failure to enforce existing environmental and energy policy regulations will result in a decreased demand for ethanol which will impact the profitability of our business.

Our success will depend in part on effective enforcement of existing environmental and energy policy regulations. Many of our potential consumers are unlikely to switch from the use of conventional fuels unless compliance with applicable regulatory requirements leads, directly or indirectly, to the use of ethanol. Both additional regulation and enforcement of such regulatory provisions are likely to be vigorously opposed by the entities affected by such requirements. If existing emissions-reducing standards are weakened, or if governments are not active and effective in enforcing such standards, our business and results of operations could be adversely affected. Even if the current trend toward more stringent emissions standards continues, we will depend on the ability of ethanol to satisfy such emissions standards more efficiently than other alternative technologies. Certain standards imposed by regulatory programs may limit or preclude the use of our products to comply with environmental or energy requirements. Any decrease in the emission standards or the failure to enforce existing emission standards and other regulations could result in a reduced demand for ethanol. A significant decrease in the demand for ethanol will reduce the price of ethanol, and adversely affect our profitability and decrease the value of your membership units.

Previously unknown, material adverse environmental effects may be discovered to be caused by ethanol, materially damaging the ethanol industry.

With the phaseout of MTBE and increasing reliance upon ethanol has come increased attention to the potential environmental impacts of widespread ethanol usage. One recent study of such potential effects in the northwestern United States, while discounting the possibility that fuel ethanol may pose significant new health risks, also recommended further study of the potential for adverse impacts from large scale exposure to low levels of ethanol. As the environmental effects of widespread adoption of fuel ethanol come under heightened scrutiny, previously unknown and harmful environmental impacts of such usage may be discovered. Any such discovery could have material adverse effects on the entire ethanol industry, including our business.

The federal oxygen mandate could be eliminated, made subject to waiver or otherwise revised to the detriment of the ethanol industry.

In connection with a large scale shift away from MTBE or because air quality in metropolitan areas is determined to have improved sufficiently, changes in the environmental regulations regarding the required oxygen content of automobile emissions could be made which have an adverse effect on the ethanol industry. Various proposals and recommendations are currently under consideration to eliminate, retain, allow for waivers of or otherwise change the federal oxygen mandate. If that mandate is eliminated or overall obligations to comply with it are reduced, the ethanol industry and our business may suffer material adverse effects.

We are subject to extensive environmental regulation and operational safety regulations that could result in higher than expected compliance costs and liabilities.

Ethanol production involves the emission of various airborne pollutants, including particulate matters, carbon monoxide, oxides of nitrogen, volatile organic compounds and sulfur dioxide. To construct the plant and operate our business, we will need an Air Quality Construction Permit and an Air Quality Operating Permit from the State of Nebraska Department of Environmental Quality. We applied for an Air Quality Construction Permit on July 30, 2002. An Air Quality Construction Permit is valid for 18 months. If we cannot complete construction within 18 months our Air Quality Construction Permit will lapse unless we can demonstrate that the construction of our plant requires additional time and therefore, we will need to apply for an extension. Our ability to commence construction and operation of the plant is dependent on our receipt of this permit. Once the proposed plant is completed, we must conduct emission testing and apply for an Operating Permit that will allow us to operate our business. We anticipate submitting an application for this permit before we begin operations. We need to obtain this permit to operate the plant after the Air Pollution Construction Permit expires. We have twelve months once the plant becomes operational to obtain an Air Quality Operating Permit. If granted, we expect the permit will be valid for five years.

We also plan to apply for a Nebraska Pollutant Discharge Elimination General Permit to allow us to discharge water into a nearby lagoon or creek and for general discharges. This permit requires a 30-day public comment period. We may also need to apply with the Nebraska Department of Environmental Quality for a Storm Water Runoff Permit or a similar permit. We have not applied for these permits, but anticipate doing so at least 180 days before we begin operations. If these permits are not granted, we will have to construct an alternative discharge and treatment system (e.g. storm pond) on site for which we will need to obtain different permits. If granted, we expect the permit will be valid for five years.

We will also need to obtain a certain well permits from the Nebraska Department of Environmental Quality to construct and operate our on-site wells. Without these permits, we cannot drill our wells and could be forced to use water from an alternative source, if a sufficient supply is available, or terminate our business. Using water from an alternative source may significantly increase our operating costs, harm our financial performance and reduce the value of your units.

Even if we receive all required permits from the State of Nebraska, we may be subject to regulations on emissions from the United States Environmental Protection Agency. Further, EPA and Nebraska's environmental regulations are subject to change and often such changes are not favorable to industry. Consequently, even if we have the proper permits now, we may be required to invest or spend considerable resources to comply with future environmental regulations.

Our failure to comply or the need to respond to threatened actions involving environmental laws and regulations may adversely affect our business, operating results or financial condition. Once our ethanol plant becomes operational and as our business grows, we will have to develop and follow procedures for the proper handling, storage, and transportation of finished products and materials used in the production process and for the disposal of waste products. In addition, state or local requirements may also restrict our production and distribution operations. We could incur significant costs to comply with applicable laws and regulations as production and distribution activity increases. Protection of the environment will require us to incur expenditures for equipment or processes.

We also will be subject to federal and state laws regarding operational safety. Risks of substantial compliance costs and liabilities are inherent in a large-scale construction project and in ethanol production after the facility is constructed. Costs and liabilities related to worker safety may be incurred. Possible future developments-including stricter safety laws for workers or others, regulations and enforcement policies and claims for personal or property damages resulting from our construction or operation could result in substantial costs and liabilities that could reduce the amount of cash that we would otherwise have to distribute or use to further enhance our business.

We could be subject to nuisance claims or environmental litigation.

We could be subject to environmental nuisance or related claims by employees, property owners or residents near the proposed ethanol plant arising from odor, air or water discharges. Ethanol production has been known to produce an odor to which surrounding residents could object. If odors become a problem, we may be subject to fines and could be forced to take costly curative measures. Environmental litigation or increased environmental compliance costs could increase our operating costs.

Risks Related To Tax Issues In A Limited Liability Company

You may be required to pay taxes on your share of our income even if we make no distribution to you.

We expect to be treated as a partnership for federal income tax purposes unless there is a change of law or trading in the membership units is sufficient to classify OTEC as a "publicly traded partnership." This means that OTEC will pay no income tax and all profits and losses will "pass-through" to our members who will pay tax on their share of OTEC's profits. It is likely that you may receive allocations of taxable income that exceed any cash distributions we make. This may occur because of various factors, including but not limited to, accounting methodology, lending covenants that restrict our ability to pay cash distributions, or our decision to retain or use the cash generated by the business to fund our operating activities and obligations. Accordingly, you may be required to pay income tax on your allocated share of our taxable income with personal funds, even if you receive no cash distributions from us.

Because we are treated as a partnership for federal income tax purposes, the IRS may audit our tax returns which could result in an audit of your tax returns or in tax obligations to you.

The IRS may audit our tax returns and may disagree with the tax positions that we take on our returns. If challenged by the IRS, the courts may not support the position we take on our tax returns. An audit of our tax returns could lead to separate audits of your tax returns, especially if adjustments are required, which could result in adjustments on your tax return. This could result in tax liabilities, penalties and interest to you.

The foregoing discusses the most significant risks associated with this offering, but it is not intended to be an exhaustive discussion of all the risks that may be associated with an investment in OTEC. Moreover, because there are many inherent risks that may not be anticipated by OTEC, prospective investors should be aware that additional risks inherent in an investment in OTEC may be experienced that are not presently foreseen by OTEC.

                           FORWARD-LOOKING STATEMENTS

Some of the information in this memorandum including the above Risk Factors section, contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate," "project," and "continue" or similar words.

You should read statements that contain these words carefully because they:

       .  Discuss our future expectations
       . Contain projections of our future results of operations or of our financial condition
       .  State other "forward-looking" information

We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors listed above, as well as any cautionary language in this memorandum, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our membership units you should be aware that the occurrence of the events described in these risk factors and elsewhere in this memorandum could have a material adverse effect on our business, operating results and financial condition.

                                 USE OF PROCEEDS

The gross proceeds before deducting expenses from this offering will be $20,000,000 if the minimum number of membership units offered is sold, and $24,000,000 if the maximum is sold. We estimate the offering expenses to be approximately $500,000, and the net proceeds of the offering to be $19,500,000 if the minimum is sold and $23,500,000 if the maximum is sold.

We intend to use the net proceeds of the offering to build an ethanol plant and to start operating the ethanol plant as a going concern. We must supplement the proceeds of this offering with debt financing to meet our stated goals. We estimate total capital expenditures for the construction of the plant will be $43,500,000 and that we will need a total of $58 million to construct the plant and finance start-up costs. The following table describes our proposed use of proceeds based on a maximum offering amount of $24,000,000 and a minimum offering amount of $20,000,000.

The following figures are intended to be estimates only, and the actual use of funds may vary significantly from the descriptions given below.

    ----------------------------------------------------------------------------------------
                                                    Maximum               Minimum
       OFFERING PROCEEDS:                           Offering              Offering
    ----------------------------------------------------------------------------------------
       Offering Proceeds                        $24,000,000   100%    $20,000,000     100%
    ----------------------------------------------------------------------------------------
       Less Estimated Offering Expenses         $   500,000   2.0     $   500,000     2.5%
    ----------------------------------------------------------------------------------------
       Net Proceeds from Offering               $23,500,000  98.0%    $19,500,000    97.5%
    ----------------------------------------------------------------------------------------
    ----------------------------------------------------------------------------------------
       ESTIMATED USE OF PROCEEDS:
    ----------------------------------------------------------------------------------------
       Financing Costs                          $ 1,500,000   6.4%    $ 1,500,000     7.7%
    ----------------------------------------------------------------------------------------
       Insurance Costs                          $   500,000   2.1%    $   500,000     2.6%
    ----------------------------------------------------------------------------------------
       Exercise of Property Options             $   450,000   1.9%    $   450,000     2.3%
    ----------------------------------------------------------------------------------------
       Plant Site Preparation                   $ 4,000,000  17.0%    $ 4,000,000    20.5%
    ----------------------------------------------------------------------------------------
       Rail costs                               $   670,000   2.8%    $   670,000     3.4%
    ----------------------------------------------------------------------------------------
       General and Administrative Expenses      $   500,000   2.1%    $   500,000     2.6%
    ----------------------------------------------------------------------------------------
       Construction Costs                       $15,880,000  67.7%    $11,880,000    60.9%
    ----------------------------------------------------------------------------------------
    ----------------------------------------------------------------------------------------
       TOTAL ESTIMATED USE                      $23,500,000   100%    $19,500,000     100%
       OF PROCEEDS:
    ----------------------------------------------------------------------------------------

Because we must secure a significant amount of debt, we will first pay financing costs of approximately $1,500,000. This figure is an estimate and our actual debt financing expenses could be substantially higher. The Board of Directors is currently researching various insurance structures for directors and officers' insurance, builder's risk insurance, general liability insurance, workers' compensation and property insurance. In order to attract and retain qualified individuals to serve on our Board of Directors, it is necessary for us to obtain directors' and officers' liability insurance. We are reserving approximately $500,000 to cover costs associated with securing appropriate insurance coverage. This reserve amount is based on an estimate only and our actual insurance costs may exceed the reserve amount.

We are reserving $450,000 for the exercise of the property options for the 60-acre plant site located near Davenport, Nebraska. We are also reserving $4,000,000 for plant site preparation in order to meet site preparation requirements established by Lurgi and ICM, Inc. and $670,000 for rail costs. Prior to Lurgi's commencement of construction of the plant, we must obtain all legal authority to use the site for its intended purposes, including obtaining proper zoning approvals, complying with elevation restrictions and conducting soil and water tests. The plant site must be within 3 inches of final grade specifications including rough grading for site roadways prior to breaking ground. The site's soil must be tested and modified to provide a minimum allowable safe soil bearing pressure of 5,000 psf for the fermentation, ethanol and grain storage tank foundations and 3,000 psf for all other plant foundation elements with a maximum settlement of approximately 1".

Lurgi and ICM have also required that we prepare the plant site for specific natural gas, electrical and water supply requirements necessary for the operation of the plant. Our plant will require a continuous supply of natural gas of at least 1.480 billion cubic feet per year at a minimum rate of 170 MCF per hour and at a minimum pressure of 15 psig. Our plant will also require a continuous supply of 5500 kVA, 13500-volt electrical energy or more to a point adjacent to the plant's perimeter road. We must also provide a high voltage switch. We must supply two on-site wells capable of providing 350 gallons per minute which meet minimum water quality standards.

Water storage, pressurization and piping systems sufficient to satisfy the needs of local, state and federal life safety regulations and a process fresh water supply line terminating in the plant's process building are also required. We must provide a septic tank and drain field system or wastewater lagoon required for the sanitary sewer requirements applicable to the plant along with a retention pond for continuous utility discharge and process wastewater discharges during emergency failure of the plant's bio-methanation system. Special requirements by the state may dictate additional treatment of water prior to discharging into the retention pond.

We are also reserving $500,000 to pay general and administrative costs for managerial fees, on-going legal and accounting fees, out-of-pocket reimbursements and general office expenses. Our actual general and administrative expenses may exceed this amount. The remainder of the funds will be used to pay construction costs, such as digging, laying foundations, purchasing and installing equipment, and constructing buildings.

We must obtain debt financing in order to complete construction on the ethanol plant. The amount and nature of the debt financing that we are seeking is subject to the interest rates and the credit environment as well as other economic factors over which we have no control. We have no binding contracts or commitments with any bank, lender or financial institution for our debt financing, but we will not close on this offering until we execute binding financing arrangements.

We have not obtained the services of any underwriter, placement agent or broker-dealer for this offering, although we reserve the right to pay a finder's fee or placement agent fee to a registered broker-dealer in connection with the sale of membership units in accordance with applicable laws, and any such payment would increase our offering costs materially. We currently do not intend to pay any such fees unless it is necessary to do so in order to raise at least the aggregate minimum of $20,000,000.

After completion of this offering and the receipt of the required debt financing, if we require additional cash, we may seek additional financing by borrowing, and/or through the sale of additional membership units. We cannot guarantee that we will be successful in obtaining additional financing if needed.

                                 CAPITALIZATION

Membership Unit Split

On July 3, 2002, the Board authorized a two for one membership unit split for all members of record as of July 3, 2002 which increased the issued and outstanding membership units from 994 units to 1,988 units. The number of membership units and prices paid for the membership units issued throughout the remainder of this document have been retroactively restated to give effect to the membership unit split.

Capitalization Table

The following table describes the capitalization of OTEC as of June 30, 2002 on an actual and as adjusted basis.

                                                                                As adjusted /(1)/
                                                                                -----------------
                                                     Actual                 Minimum            Maximum
                                                     ------                 -------            -------
Members' equity
 Membership units issued and
 outstanding (1,988 units, actual;
  minimum 21,988 units and
  maximum 25,988 units, as adjusted)              $    955,401            $ 20,455,401      $ 24,455,401
 Accumulated deficit                                   (19,914)                (19,914)          (19,914)
                                                  ------------            ------------      ------------
Total members' equity and
 capitalization                                   $    935,487            $ 20,435,487      $ 24,435,487
                                                  ============            ============      ============

______________________________
/(1)/ As adjusted reflects the issuance of 20,000 (minimum) and 24,000 (maximum) membership units at $1,000 per share, net of expenses of $500,000.

Principal Members

The following table presents the names and other information about beneficial or record owners of more than five percent (5%) of our membership units as of the date of this prospectus.

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                                        FIVE PERCENT (5%) BENEFICIAL OWNERSHIP

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                                        Name and Address                Amount and            Percent Of
            Title of Class                     Of                         Nature            Class Prior to
                                        Beneficial Owner              of Beneficial          the Offering
                                        ----------------                Ownership            ------------
                                                                        ---------
          ----------------------------------------------------------------------------------------------------
              Membership              Glenn Elting & Sons
                 Units                    RR 1 Box 117                  100 Units                5.03%
                                        Edgar, NE 68935
          ----------------------------------------------------------------------------------------------------
              Membership              Keim Brothers, Inc.
                 Units                    RR 1 Box 123                  200 Units               10.06%
                                      Davenport, NE 68335
          ----------------------------------------------------------------------------------------------------
              Membership           Alvin and Merilee Hein(/(1)/
                 Units                    RR 1 Box 198                  250 Units               12.58%
                                        Mabel, MN 55954
          ----------------------------------------------------------------------------------------------------

     /(1)/ Alvin and Merilee Hein hold the membership units as joint tenants with rights of survivorship.

Ownership By Management

The following table describes the ownership of membership units by OTEC's directors and officers and by all directors and officers of OTEC as a group as of the date of this prospectus. Members of the Board and our management do not hold any outstanding options or other convertible securities giving them a right to additional membership units.

--------------------------------------------------------------------------------------------------------------------
                                 UNITS BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                               Number        Percentage of Total         Percentage of Total
Directors and Officers of OTEC                of Units        Prior to Offering        After the Offering/(1)/

                                                                                      Maximum           Minimum
                                                                                      -------           --------
--------------------------------------------------------------------------------------------------------------------
Mark L. Jagels, Chairman of the               50 Units             2.632%              0.1930%          0.2283%
   Board, President and Director
--------------------------------------------------------------------------------------------------------------------
Michael Schardt, Vice Chairman                52 Units/(2)/        2.738%              0.2008%          0.2374%
   of the Board, Vice President and
    Director
--------------------------------------------------------------------------------------------------------------------
Kent D. Hummel, Treasurer and                 44 Units             2.317%              0.1699%          0.2009%
    Director
--------------------------------------------------------------------------------------------------------------------
Pamela Maynard, Secretary and                  2 Units             0.105%              0.0077%          0.0091%
    Director
--------------------------------------------------------------------------------------------------------------------
Todd Fangmeier, Director                      12 Units             0.632%              0.0463%          0.0548%
--------------------------------------------------------------------------------------------------------------------
Brian Nedrow, Director                        32 Units             1.685%              0.1235%          0.1461%
--------------------------------------------------------------------------------------------------------------------
Daniel J. Miller, Director                    12 Units             0.632%              0.0463%          0.0548%
--------------------------------------------------------------------------------------------------------------------
Gene L. Thomas, Director                      32 Units             1.685%              0.1235%          0.1461%
--------------------------------------------------------------------------------------------------------------------
Darrel D. Dageforde, Director                 40 Units/(3)/        2.106%              0.1544%          0.1826%
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
All Directors and Officers as a Group        276 Units            14.532%              1.0654%          1.2601%
--------------------------------------------------------------------------------------------------------------------

     /(1)/ The percentages reflected assume that the director does not purchase any additional membership units in this offering.
     /(2)/ Includes 50 membership units held by Edgar and Allen Schardt Inc. of which Mr. Schardt is Vice President.
     /(3)/ Includes 22 membership units held by his wife, Rosemary Dageforde.

                                    DILUTION

As of the date of this prospectus, we have 1,988 membership units issued and outstanding. The 1,988 membership units have a net tangible book value of $935,487 or $470.57 per membership unit, based on the June 30, 2002 balance sheet. The tangible book value per unit" is determined by dividing the tangible assets of OTEC less total liabilities by the number of membership units outstanding.

The following table illustrates the dilution in the value of your equity in a membership unit based on a total of 21,988 membership units (if the aggregate minimum units were sold) and of 25,988 membership units (if the aggregate maximum membership units were sold) units outstanding. The following table assumes that the net proceeds from this offering were $19,500,000 and $23,500,000 respectively. This table does not take into account any other changes in the net tangible book value of our membership units occurring after June 30, 2002 or other expenses not related to this offering.

    ---------------------------------------------------------------------------------------------------
                                                                        Minimum            Maximum
                                                                       Offering           Offering
    ---------------------------------------------------------------------------------------------------
    ---------------------------------------------------------------------------------------------------
    Offering Price per Unit                                          $     1,000        $     1,000
    ---------------------------------------------------------------------------------------------------
    ---------------------------------------------------------------------------------------------------
    Net tangible book value of company at June 30, 2002.                 935,487            935,487
    ---------------------------------------------------------------------------------------------------
    Net tangible book value per unit at June 30, 2002.                    470.57             470.57
    ---------------------------------------------------------------------------------------------------
    Increase in net tangible book value per unit attributable         19,500,000         23,500,000
    to the sale of 20,000 (minimum) and 24,000 (maximum) units
    ---------------------------------------------------------------------------------------------------
    Net tangible book value per unit at June 30, 2002 as                  929.39             940.26
    adjusted for the sale of 20,000 (minimum) and 24,000
    (maximum) units
    ---------------------------------------------------------------------------------------------------
    Immediate dilution per unit to new investors                           70.61              59.74
    ---------------------------------------------------------------------------------------------------

Each member of our Board of Directors purchased his original two membership units for $500 per unit to capitalize the company upon its organization. During the private offering which expired on May 31, 2002, the following directors purchased membership units for $500 per unit in accordance with and subject to the terms set forth in the private placement memorandum:

    ----------------------------------------------------------------------------

                    Director                         Number of Units Purchased

    ----------------------------------------------------------------------------
    Mark L. Jagels                                           48 Units
    ----------------------------------------------------------------------------
    Michael Schardt/(1)/                                     50 Units
    ----------------------------------------------------------------------------
    Kent D. Hummel                                           42 Units
    ----------------------------------------------------------------------------
    Todd Fangmeier                                           10 Units
    ----------------------------------------------------------------------------
    Daniel Miller                                            10 Units
    ----------------------------------------------------------------------------
    Brian Nedrow                                             30 Units
    ----------------------------------------------------------------------------
    Darrel Dageforde/(2)/                                    36 Units
    ----------------------------------------------------------------------------
    Gene Thomas                                              30 Units
    ----------------------------------------------------------------------------
     /(1)/ Includes 50 membership units held by Edgar and Allen Schardt Inc. of which Mr. Schardt is Vice President.
     /(2)/ Includes 20 membership units purchased by his wife, Rosemary
           Dageforde.

An investor purchasing units in this offering will receive units diluted by the prior purchase of units by purchasers during our seed capital offerings. We have previously sold units at $500 per unit after this membership unit split compared to the $1,000 per unit price at which we are selling units in this offering. We believe that these differences in pricing accurately reflect the additional risks taken by seed capital investors. The presence of these previously sold units will dilute the relative ownership interests of the units sold in this offering because these earlier investors received a relatively greater share of our equity for less consideration than investors in this offering will receive.

                               DISTRIBUTION POLICY

Distributions are payable at the discretion of our Board of Directors, subject to the provisions of the Nebraska Limited Liability Company Act and our Operating Agreement. The Board has no obligation to distribute profits, if any, to members. We have not declared or paid any distributions on our membership units.

We do not expect to generate revenues until the proposed ethanol plant is operational, which we expect will occur approximately 14 to 16 months after construction commences. After operation of the proposed ethanol plant begins, we anticipate, subject to any loan covenants or restrictions with our senior and subordinated lenders, distributing a portion of our available cash to our members in proportion to the membership units held and in accordance with our Operating Agreement. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. If our financial performance and loan covenants permit, our directors will try to make cash distributions at times and in amounts that will permit unit holders to make income tax payments, but we might not ever be able to make any cash distributions. Any such distributions are totally discretionary with the Board and may not, for various reasons, occur. As a result, you could owe more in taxes due to your share of company profits, than cash distributions received by you from OTEC in any taxable year. The Board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion.

We do not know the amount of cash that we will generate, if any, once we begin operations. At the start, we will generate no revenues and do not expect to generate any operating revenue until the proposed ethanol plant is operating fully. Cash distributions are not assured, and we may never be in a position to make distributions. Whether we will be able to generate sufficient cash flow from our business to make distributions to members will depend upon numerous factors, including:

     . Successful and timely completion of construction since we will not generate any revenue until our plant is constructed and operational;

     . Required principal and interest payments on any debt and compliance with applicable loan covenants which will reduce the amount of cash available for distributions;

     . Our ability to operate our plant at full capacity which directly impacts our revenues;

     . Adjustments and amounts of cash set aside for reserves and unforeseen expenses; and

     . State and federal regulations and subsidies, and support for ethanol generally which can impact our profitability and the cash available for distributions.

                             SELECTED FINANCIAL DATA

The following table summarizes important financial information from our financial statements. You should read this table in conjunction with our financial statements and their notes, and our plan of operation and other financial information included elsewhere in this prospectus.

                                           August 16, 2001                             August 16, 2001
                                             (Inception)             Six Months          (Inception)
                                               through                 ended               through
                                          December 31, 2001        June 30, 2002        June 30, 2002

                                         -------------------      ---------------      ---------------
Statement of Operations Data:
   Revenues                                  $       -             $           -       $        -
   Operating loss                              (67,636)                  (62,907)        (130,543)
   Income (Net loss)                           (34,546)                   14,632          (19,914)

                                             December 31,
                                                2001                        June 30, 2002
                                         -------------------      ----------------------------------

                                                                                   As adjusted/(1)/
                                                                                   ----------------
                                               Actual           Actual         Minimum         Maximum
                                               ------           ------         -------         -------
   Balance Sheet Data:
    Cash and cash equivalents               $  51,611         $ 101,296     $ 19,601,296    $ 23,601,296
    Working capital (deficit)                 (23,546)          907,390       20,407,390      24,407,390
    Total assets                               51,611           969,189       20,469,189      24,469,189
    Total members' equity (deficit)           (23,546)          935,487       20,435,487      24,435,487

_______________________
(1) As adjusted reflects the issuance of 20,000 (minimum) and 24,000 (maximum) membership units at $1,000 per share, net of expenses of $500,000.

                         MANAGEMENT'S PLAN OF OPERATIONS

This prospectus contains forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from those indicated in such forward-looking statements. The following discussion of the financial condition and results of our operations should be read in conjunction with the Financial Statements and related notes thereto included elsewhere in this prospectus, as well as the Risk Factors described earlier.

We are a start-up limited liability company, which was formed for the purpose of building a plant to produce ethanol and animal feed products near Davenport, Nebraska. We entered into four written option agreements with each of the four owners, in which they grant to OTEC an exclusive option on the Davenport site real property through June 30, 2003, in consideration of payment of $1,000 option fee to each of the four owners. The total purchase price for the site under the option agreements is $365,000, which includes a $5,000 payment to one of the owners in consideration of the diminution in value of the owner's residence which is located contiguous to the site, and a release of claims arising out of OTEC's purchase of the land and construction and operation of the proposed ethanol plant. The exercise of the options, and payment of the purchase price would not occur until after the successful completion of this offering, using the proceeds of this offering.

In the option agreements, we have agreed that the core physical ethanol plant will be located on the east one-half of the site property, and that if any portion of the external structural walls of the core plant intrude beyond the east one-half of the property when completed, that OTEC must pay the owners a total of $130,000 as liquidated damages, and as the owners' sole remedy. The current site plans for the ethanol plant provide for the core physical plant to be located on the east 1/3 of the site.

Our plant is expected to consume approximately 14.3 million bushels of locally grown corn annually, and produce approximately 40 million gallons of fuel-grade ethanol and 128,000 tons of wet distillers grains for cattle feed annually. We currently estimate that it will take 14 to 16 months from the date that we close the offering, which includes obtaining our debt financing, and obtaining all necessary permits, to complete the construction of the plant.

We anticipate that we will have an agreement with an experienced ethanol marketer to sell our ethanol production. We also anticipate that we will have an agreement with an experienced marketer to sell all of our animal feed products to the local, regional, national and international markets. We will be hiring staff to handle the direct operation of the plant, and currently expect to employ approximately 40 people.

Plan for next 12 months of operation

We expect to use the next 12 months for the design-development and construction of the ethanol plant. We also plan to obtain debt financing and negotiate and execute finalized contracts concerning the construction of the plant, provision of necessary electricity, natural gas and other power sources, and marketing agreements for ethanol and distiller grain sales. Assuming the successful completion of this offering and our obtaining necessary debt financing, we expect to have sufficient cash on hand to cover construction and related costs necessary to make the plant operational. We estimate that we will need approximately $54 million to construct the plant, and a total of approximately $58 million to cover all capital expenditures necessary to complete the project and make the plant operational and produce revenue.

If we close on the offering and obtain the necessary debt financing, we expect to have sufficient cash to cover our costs over the next 12 months, and through the completion of the plant construction, including staffing, general and administrative expenses and legal, accounting and related expenses. The following is our estimate of costs and expenditures for the 12 months following the completion of this offering. These estimates are based on the experience of Lurgi in the construction of other ethanol plants. It is only an estimate and our actual expenses could be much higher because of a number of factors, as described in the "Risk Factors" section.

         Financing and organization costs                            $ 1,500,000
         Offering costs                                                  500,000
         Insurance                                                       500,000
         General and administrative costs                                500,000
         Exercise of property options                                    450,000
         Land and site preparation                                     4,000,000
         Rail costs                                                      670,000
         Construction in progress payments (for 12-month period)      37,839,450
                                                                     -----------

         TOTAL                                                       $45,959,450
                                                                     ===========

We anticipate spending approximately $45,959,450 on our business over the next 12 months, the largest portion of which will be for the construction of our ethanol plant. The financing and organization costs represent the fees and costs which we may incur in connection with obtaining our debt financing from our lenders. These financing costs include lending and legal fees. We have not obtained the services of a professional advisor in connection with obtaining debt financing, and our financing costs may be significantly higher if we cannot obtain such debt financing on our own, and are required to hire a professional advisor for such purposes. We are reserving $450,000 for the exercise of the property options for the 60-acre plant site located near Davenport, Nebraska. We estimate that we will spend approximately $500,000 on directors and officers' insurance, general commercial liability and property insurance for our business. We also expect to spend an estimated $500,000 on general and administrative expenses during the next 12 months, including managerial fees, general office expenses, and disbursement reimbursements. We estimate the costs of land and site preparation to be approximately $4,000,000, which will include leveling and grading the site, constructing a road from the plant to Highway 4, and drilling wells to meet our water supply needs. We also estimate that the total rail costs associated with construction and start-up operations of the plant will be approximately $670,000.

We expect to spend the majority of our funds over the next 12 months, approximately $38 million, on plant construction. These costs will include preparing and pouring foundations, material and labor to construct the plant, including the grain and ethanol storage and handling facilities, offices and a cooling tower. We will also be purchasing and installing ethanol production equipment, such as pumps, grinders, processing equipment, storage tanks and conveyors. Such construction, equipment purchases and installation will be handled by Lurgi, which will be paid by us by making monthly progress payments based on the work completed and invoiced to us by Lurgi.

 We estimate our offering costs as follows:

   Securities and Exchange Commission registration fee          $   2,208
   Legal fees and expenses                                        150,000
   Accounting fees                                                 25,000
   Blue Sky filing fees                                            60,000
   Printing expenses                                               75,000
   Escrow agent fees                                               12,000
   Costs relating to sales meetings                                50,000
   Miscellaneous expenses                                         125,792
                                                                ---------

   TOTAL                                                        $ 500,000
                                                                =========

We have not obtained the services of any underwriter, placement agent or broker-dealer for this offering, although we reserve the right to pay a finder's fee or placement agent fee to a registered broker-dealer in connection with the sale of membership units in accordance with applicable laws , and any such payment would increase our offering costs materially. We currently do not intend to pay any such fees unless it is necessary to do so in order to raise at least the aggregate minimum of $20,000,000.

We intend to fund our costs and expenditures for the next 12 months through proceeds raised in this offering and our debt financing. We are currently searching for a project manager to assist with organizational matters related to our business. We do not plan to begin hiring additional employees related to the ethanol plant operations until approximately six months before completion of the plant construction and commencement of production operations.

Operating Expenses

We will have certain operating expenses, such as office supplies, utilities and salaries and related employment costs, when we hire a manager and other staff. Along with these operating expenses, as noted above, we will have significant offering and financing and organizational expenses. We have allocated funds in our capital budget for such expenses, although such expenses may be greater than those we have budgeted. If such costs are greater than we have budgeted, or if construction costs run higher than budgeted, we may need to obtain additional funding to cover such costs.

Books and Records

We currently do not have a full-time office staff or general manager. We are currently seeking a project manager to assist us in organizational business matters, but cannot be assured of hiring such person in the near future. We are currently dependent on our Board of Directors for the maintenance of our books and records. We intend to hire and train full-time staff personnel prior to commencement of operations, and the salaries of such persons are included in our budget. Such personnel are and will be responsible for compliance with the rules and regulations promulgated under the Securities and Exchange Act of 1934 concerning the maintenance of accurate books and records, and the timely and accurate submission of annual and periodic reports with the Securities and Exchange Commission.

Liquidity and Capital Resources

We are proposing to raise $20 million minimum and $24 million maximum in this offering. The offering proceeds will be placed in an interest-bearing escrow account with Midwest Bank, N.A., Deschler, Nebraska. We will not close on the escrow and accept subscribers' funds until we have executed definitive agreements for our debt financing. We are seeking approximately up to $38 million in debt financing from one or more lenders in order to complete construction of the ethanol plant.

We do not currently have financing commitments for any debt financing. We have had preliminary discussions with several local banks that have expressed interest in participating in our debt financing, but we do not have any commitments and have not entered into any letters of intent or binding agreements with any lending institutions. Our ability to complete the construction of the plant is totally dependent upon our ability to successfully complete this offering and obtain debt financing. If we cannot obtain debt financing by February 15, 2003, we will return the proceeds raised in this offering with interest.

We currently expect to enter into a construction loan for up to $38 million, which will be secured by all our assets, including real property, plant and equipment, receivables and inventory. We currently expect that the construction loan will be converted into a term debt, to be paid in full over an agreed upon term period upon completion of construction and operation of the ethanol plant. Our ability to obtain both the construction loan and term loan will be dependent upon our ability to construct the plant on a timely basis. The cost of such financing will be dependent upon the interest rate which we are able to obtain, which will depend upon factors, such as the debt financing market as a whole, which we cannot control. In addition to the term loan, we may need a revolving line of credit during the first year of operations to provide cash flow necessary to finance our inventories and receivables. Our need for such financing may be lessened if the maximum amount of $24 million is raised in this offering. Our current plans call for our maintaining a cash reserve of $4 million after we commence operations, which we have estimated to be approximately one-month's operating expenses. We do not currently have any commitments for any of our debt financing requirements, including any line of credit financing which we may require.

On August 22, 2001, the Nebraska Department of Agriculture awarded us a $75,000 grant under the Agricultural Opportunities and Value-Added Partnerships Act to assist us with the construction of our ethanol plant. We entered into an agreement with the Nebraska Department of Agriculture in connection with the award which governs our obligations relating to the grant award. This agreement requires us to use the grant funds exclusively for the activities listed in our application which includes payment of legal fees, accounting fees, consulting fees and permitting costs associated with the construction of the ethanol plant. The Nebraska Cooperative Development Center has also awarded us a $21,000 grant. We are currently in the process of seeking a second $75,000 grant from the Nebraska Department of Agriculture under the Agricultural Opportunities and Value-Added Partnerships Act and additional grants through the United Stated Department of Agriculture.

The following table shows the sources of our liquidity in connection with the construction of our ethanol plant and commencement of its operations. We do not currently have any commitments or agreements with any third party to provide us with these funds. The following shows both the minimum offering amount of $20 million and the maximum offering amount of $24 million. Based on the current interest rate market, the following assumes an interest rate of 7.5% on term debt. Interest rates have historically fluctuated and our interest rate could be significantly higher.

The following table represents only ranges of estimates, and our actual sources and uses of funds could vary materially from the following estimates. We have assumed in the table the maximum amount of borrowing permissible assuming the lender will require we have a 40% equity, but will include the $4 million of subordinated debt financing from Lurgi in the 40% equity requirement. For a minimum equity offering of $20 million, this 40% equity requirement would permit borrowings from our primary lender of approximately $36 million. For a maximum equity offering of $24 million, this 40% equity requirement would permit borrowings from our primary lender of approximately $42 million. For purposes of the following table, we have assumed only $34 million in primary lender financing is necessary, along with the $4 million subordinated debt financing from Lurgi.

Sources of Funds
                                           Minimum Offering     Maximum Offering
                                           ----------------     ----------------

Equity offering net proceeds               $ 19,500,000         $ 23,500,000
Private offering net proceeds                   941,000              941,000
State of Nebraska grant                          75,000               75,000
Subordinated Debt from Lurgi                  4,000,000            4,000,000
Debt financing                               34,000,000           34,000,000
                                           ------------         ------------

Total Sources of Funds                     $ 58,516,000         $ 62,516,000
                                           ============         ============
_____________________________________

Uses of Funds

                                                                Minimum Offering    Maximum Offering
                                                                ----------------    ----------------
Costs Related to Purchase of Equipment                          $44,517,000         $44,517,000
  and Construction of the Ethanol Plant/(1)/

     -Grain receiving, storage and milling equipment,             4,345,960           4,345,960
      and DDGS storage
     -Conversion and liquefaction system                          1,931,476           1,931,476
     -Fermentation system                                         5,794,429           5,794,429
     -Distillation and molecular sieve                            4,345,822           4,345,822
     -Liquid/Solid separation system                              2,172,911           2,172,911
     -Evaporation system                                          3,862,953           3,862,953
     -Product storage area                                        3,380,084           3,380,084
     -Utilities:                                                  1,925,059           1,925,059
     -General plant infrastructure                               12,758,307          12,758,307
     -Engineering and architectural fees                          4,000,000           4,000,000

Exercise of Property Options                                        450,000             450,000
Plant Site Preparation                                            4,000,000           4,000,000
Rail Costs                                                          670,000             670,000
Capitalized Interest                                              2,000,000           1,800,000
Start-up Expenses: through first month of production              4,700,000           4,700,000
Financing Costs                                                   1,500,000           1,500,000
Cash Reserve                                                        679,000           4,879,000
                                                                -----------         -----------

Total Uses of Funds                                             $58,516,000         $62,516,000
                                                                ===========         ===========

_______________________________________
/(1)/ The costs referred to above as part of the "Costs Related to Purchase of Equipment and Construction of the Ethanol Plant" include estimated costs of equipment, installation and construction of that portion of the ethanol plant implementing the identified process or system. The respective process or system and the equipment necessary to implement such process or system is described in greater detail below.

Grain Receiving, Storage and Milling Equipment. Corn delivered to the plant for processing will be dumped into one of two dump pits in this grain receiving building. The truck drivers delivering the corn will start the grain system, dump the grain and obtain a weight ticket from the scale system. A 15,000 bushel leg or its equivalent will lift the corn to a scalper to remove rocks and debris before conveying the product to one of two bushel storage bins. A dust collection system will be installed in the grain receiving system to limit particulate emissions. The corn will be removed from storage and processed through a hammermill. The result of this process is ground corn.

Conversion and Liquefaction System, Fermentation System and Evaporation System. Ground corn will be mixed in a slurry tank, routed through a pressure vessel and steam flashed off in a flash vessel which results in a cooked mash product. The cooked mash will then continue through two liquefaction tanks and into one of three fermenters. Simultaneously, propagated yeast will be added to the cooked mash as the fermenters are filling. After batch fermentation is complete, the beer produced by the fermentation process will be pumped to the beer well and then to the beer column to separate the alcohol from the mash.

Distillation and Molecular Sieve. Alcohol streams are dehydrated in the rectifier column, the side stripper and the molecular sieve system. Two hundred proof alcohol is then pumped to the tank farm shift tanks and blended with 5% gasoline as the product is being pumped into a final storage tank.

Product Storage Area. Farm tanks include two tanks for 190 proof storage, two tanks for 200 proof storage, one tank for denaturant storage and two 750,000 gallon tanks for denatured ethanol storage. All tanks are covered carbon steel tanks with floating roofs as may be required by our Air Quality Permit.

Liquid/Solid Separation System. The corn mash from the beer stripper is dewatered in decanter type centrifuges.

General Plant Infrastructure and Utilities. The plant will also consist of boilers, cooking, cooling towers and other processes for which we must supply fresh water from our wells or from an alternative source. Boiler feedwater is conditioned in regenerative softeners and/or other treatment equipment and pumped through a deaerator and into a deaerator tank. Appropriate boiler chemicals are added and the pre-heated water is pumped into the boiler. Steam energy will be provided by a heat recovery steam generation (HRSG) boiler system driven by the thermal oxidizer system . Process cooling will be provided by circulating cooling water through heat exchangers, a chiller and a cooling tower. The plant design also includes a compressed air system consisting of an air compressor, receiver tank, pre-filter, coalescing filter and air dryer. The plant design also incorporates the use of a clean-in-place (CIP) system for cleaning cook, fermentation, distillation, evaporation, centrifuges and other systems. Fifty percent caustic is used to conduct the CIP process and it is received by truck and stored in a tank. CIP makeup is accomplished in two makeup tanks and is returned to one waste CIP tank after solids are removed in the screener. The plant will use an ICM/Pheonix Bio-Methanator to reduce organic acids in the process water allowing water recycle within the plant. The plant will have blowdown discharges from the cooling tower and boiler. The plant will be computer controlled by a distributed control system with graphical user interface and multiple workstations. Other tanks and equipment include a thin stillage tank, alpha and gluco amylase tanks, yeast tank, reflux and regen tanks, 200 proof flash vessel, 200 proof receiver tank, whole stillage tank, syrup tank, storage tank for anhydrous ammonia used within the cooking system and a storage tank for sulfuric acid used within the plant.

                                BUSINESS OF OTEC

General

Oregon Trail Ethanol Coalition, L.L.C., a Nebraska limited liability company, was organized on August 16, 2001 for the purpose of constructing and operating an ethanol plant described more fully below. The principal business office of OTEC is currently located at Box 267, Davenport, Nebraska 68335. OTEC is managed by a nine-member Board of Directors.

We intend to purchase land near Davenport, Nebraska on which to construct the plant, and our Board of Directors has obtained an exclusive option for a 60-acre site located 1 1/2 miles east of Davenport, Nebraska (the "Davenport Site") which is just north of Highway 4 and south of the Union Pacific Railroad tracks. We are planning to build an ethanol plant that will have an annual capacity to process approximately 14.3 million bushels of corn into approximately 40 million gallons of ethanol per year (mgy). The ethanol plant is also expected to produce approximately 128,000 tons annually of animal feed known as distiller grains, which may be sold as distillers dried grains with solubles, distillers modified wet grains and distillers wet grains. These are the principal co-products of the ethanol production process.

Background - - What is Ethanol?

Ethanol is a chemical produced by the fermentation of sugars found in grains and other biomass. Ethanol can be produced from a number of different types of grains, such as wheat and sorghum, as well as from agricultural waste products such as sugar, rice hulls, cheese whey, potato waste, brewery and beverage wastes and forestry and paper wastes. However, approximately 90% of ethanol in the United States today is produced from corn because corn produces large quantities of carbohydrates, which convert into glucose more easily than other kinds of biomass. Current annual domestic ethanol production is approximately 2 billion gallons.

Ethanol contains 35% oxygen by weight. When combined with gasoline, ethanol acts as an oxygenate, which means that it increases the percentage of oxygen in gasoline. As a result, the gasoline burns more cleanly, and releases less carbon monoxide and other exhaust emissions into the atmosphere. Oxygenated gasoline is commonly referred to as reformulated gasoline or "RFG." Although not all scientists agree about the existence or extent of environmental benefits associated with the use of ethanol, the use of ethanol is commonly viewed as a way to improve the quality of automobile emissions.

Federal and State Regulation

Most ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. We believe that the implementation of the Federal Clean Air act has made ethanol fuels an important domestic renewable fuel additive, allowing the country to meet its environmental goals and reduce imports of petroleum based fuels. Ethanol used as a fuel oxygenate provides one of the easier, less expensive means to control carbon monoxide in problem areas.

Recently, the demand for ethanol has increased somewhat, particularly in the upper Midwest, as a result of at least one of two major programs established by the Clean Air Act Amendments of 1990 ("Clean Air Amendments"). The first program, the Federal Oxygen Program, is a recurring wintertime program, designed to reduce carbon monoxide levels during the winter months. The Clean Air Amendments currently require the use of oxygenated fuels, at a minimum rate of 2.7% oxygen by weight, during the winter months in approximately 44 metropolitan areas that were not in compliance with carbon monoxide standards.

The demand for ethanol may also be increasing as a result of a second Clean Air Amendments program, the reformulated gasoline ("RFG") program. This program, which began on January 1, 1995, is intended to reduce ground level ozone or smog. The program initially required the use of RFG (containing oxygenates) in nine metropolitan areas with severe ozone pollution. Other less severe non-attainment areas are to be phased into the program over time. Although not required, all or a portion of 14 states and the District of Columbia voluntarily opted into the program at its inception.

The program has now been in place for approximately seven years; however, we cannot determine the future impact of the RFG program on the demand for ethanol. Prior to the inception of the program, the Environmental Protection Agency mandated that a 30% share of the oxygen required in RFG come from renewable oxygenates, meaning primarily ethanol; however, in April 1995, a federal appellate court struck down the rule on the basis that the rule exceeded the EPA's authority. While the ethanol industry has generally discounted the effect of the court case on the basis that ethanol can compete in the marketplace with other oxygenates (primarily MTBE (as defined below)) on its own merits, the prospects for the ethanol market are further clouded by the growing resistance to the reformulated fuel program. Consumers have resisted higher RFG prices and a number of regions that had opted-in to the program have now opted-out. Moreover, Congress has indicated a willingness to reexamine the program.

Currently, ten major U.S. metropolitan areas are out of compliance with the Clean Air Amendments standards and are required to use RFG year-round. Other areas are only required to use RFG during the winter months. Fourteen states and the District of Columbia have voluntarily chosen to use RFG to help achieve their clean air goals.

Currently, the most common oxygenate is MTBE. MTBE, a petroleum-based product, is produced from methanol and natural gas and is largely imported from the Middle East. About 13% of the nation's RFG uses ethanol as an oxygenate and MTBE makes up the vast majority of the balance. Since MTBE was introduced and has become a commonly used oxygenate, MTBE has been found in well water, lakes and streams. While MTBE has not been classified as a carcinogen, it has been shown to cause cancer in animals and its continued use has raised serious environmental concerns. On March 26, 1999, the Governor of California issued an order requiring the phase out of MTBE in gasoline sold in California by December 31, 2002. California's actions initiated a national debate about the use and possible danger of MTBE. In June 2001, the Bush administration decided to continue requiring oxygenated gasoline in California and on June 12, 2001, the EPA announced the denial of California's request for a waiver from the oxygenate requirement. As a result, the demand for ethanol is currently expected to double by 2003 to 3.5 billion gallons per year. In response to the denial of the California waiver request, the California Environmental Protection Agency's Air Resources Board filed a lawsuit against the federal EPA in San Francisco's Ninth Circuit Court of Appeals. The California agency maintains that the federal EPA ignored evidence that ethanol will drive up the cost of gasoline and requests that the EPA drop its requirement that oxygenates be added to 70 percent of California gasoline.

In addition to California, many states, including Arizona, Connecticut, Illinois, New York, Maine, Minnesota and South Dakota have enacted legislation prohibiting the sale of gasoline containing specified levels of MTBE and/or requiring the phase-out of MTBE and other ether based oxygenates.

On March 20, 2000, the Environmental Protection Agency called for MTBE to be banned or to have its use significantly reduced because of environmental problems associated with its use as a fuel oxygenate.

Demand for Ethanol

Market Overview

Local Ethanol Markets. Local markets must be evaluated on a case-by-case basis. While local markets are the easiest to service, they often are the first to become oversold, which depresses the ethanol price.

Regional Ethanol Markets. Typically a regional market is one that is outside of the local market, yet within the neighboring states. This market will likely be serviced by rail, and is within a 450-mile radius of the plant. Regional markets typically include large cities that are either carbon monoxide or ozone non-attainment areas, such as, Chicago, Madison, Milwaukee, St. Louis, Kansas City and Denver.

Generally, the regional market is good business to develop. The freight is reasonable, the competition, while aggressive, is not too severe, and the turn-around time on the rail cars is an advantage. In addition, it is often easier to obtain letters of intent to purchase product from regional buyers than from national buyers.

Regional pricing tends to follow national pricing less the freight difference. As with national markets, the use of a group-marketing program or a broker is advantageous, especially in the first one to three years of operation.

Occasionally there are opportunities to obtain backhaul rates from local trucking companies. These are rates that are reduced since the truck is loaded both ways. Normally the trucks drive to the refined fuels terminals empty and load gasoline product for delivery. A backhaul is the opportunity to load the truck with ethanol to drive to the terminal.

National Ethanol Markets. Recently, California has been the focus of a major ethanol campaign as MTBE is now being phased out. California has banned the use of MTBE beginning January 1, 2003. MTBE is still used in significant quantities throughout the state, but ethanol use is beginning to increase as the 2003 date approaches. California represents a market of about 650 million gallons annually due to the oxygenate requirement for RFG. With the recent denial of the California RFG oxygenate waiver request, the size of the

California market is now better known although California may delay the phase out of MTBE to avoid gasoline price spikes due to ethanol supply issues in the near term.

While there is a great deal of focus on California, another emerging ethanol market is in the Northeast. As in California, the primary reasons are the health and water concerns surrounding the use of MTBE. The market potential for ethanol in the Northeast is estimated at about 1 billion gallons annually. The ultimate size of the California and Northeast markets will depend to a large degree on how the RFG oxygenate and MTBE issues are determined in the regulatory, political and judicial processes.

Historically, Illinois, Ohio and Minnesota have been by far the largest ethanol markets. In addition to California and the Northeast, there are also other significant national ethanol market opportunities such as Arizona, Colorado, Texas, Oregon, Washington, New Mexico and Nevada.

        ------------------------------------------------------------------------
                   State                         Total Ethanol Consumed in 1999
                                                           (gallons)
        ------------------------------------------------------------------------
        Arizona                                                      13,737,000
        ------------------------------------------------------------------------
        California                                                   52,384,000
        ------------------------------------------------------------------------
        Colorado                                                     47,925,000
        ------------------------------------------------------------------------
        Illinois                                                    215,565,000
        ------------------------------------------------------------------------
        Minnesota                                                   206,542,000
        ------------------------------------------------------------------------
        Nevada                                                       23,883,000
        ------------------------------------------------------------------------
        New Mexico                                                   21,030,000
        ------------------------------------------------------------------------
        Ohio                                                        207,956,000
        ------------------------------------------------------------------------
        Oregon                                                       11,238,000
        ------------------------------------------------------------------------
        Texas                                                        51,218,000
        ------------------------------------------------------------------------
        Washington                                                   26,651,000
        ------------------------------------------------------------------------
           Source: U.S. Department of Transportation Highway Statistics 1999

General Demand.

Ethanol demand is expected to continue to grow as demonstrated in the following chart from the Department of Energy's Energy Information Administration (EIA). Today's 2 billion gallon per year demand is expected to grow to 4.5 billion gallons by the year 2015 according to the EIA. If the use of MTBE is phased out on a national level in the next few years and the RFG oxygenate requirement remains unchanged, a doubling of ethanol demand could occur sooner. This projected growth is, however, subject to the risk that changes in governmental policies and tax support incentives occur that adversely affect the demand for ethanol.

                               U.S. ETHANOL DEMAND
                                  (000 Gallons)

                                    [GRAPHIC]

Source: Energy Information Administration

Ethanol Pricing

Historical ethanol, corn and gasoline prices are shown In the following chart. Ethanol prices tend to track the wholesale gasoline price plus the federal tax incentive of 54(cent) per gallon (now 53(cent) per gallon). In 1996 the ethanol price increased dramatically because high corn prices caused many ethanol plants to curtail or shutdown operations.

             Average US Market Pricing of Ethanol, Gasoline and Corn

                                    [GRAPHIC]

       Wholesale Gasoline Data Source: DOE U.S. Refiner Prices of Petroleum Products for Resale
       Corn and Sorghum Data Source: USDA
       Ethanol Data Source: Hart's Oxy-Fuel News
       Prepared by BBI International.

Governmental Incentives

Federal Tax Incentives

Recognizing the need for a cleaner source of energy, and appreciating that ethanol is also renewable and can be produced in the United States, legislators have created federal and state incentives for ethanol production. These tax incentives allow the ethanol industry to compete successfully in domestic fuel markets with gasoline blended with MTBE produced by the oil industry. Although the regulatory program is complicated and there are other federal tax incentives for ethanol production, the most important incentive for our proposed ethanol plant and our anticipated customers is the partial exemption from the federal excise tax on gasoline.

The 5.3(cent) per gallon partial exemption from the federal excise tax on gasoline is for alcohol fuels such as ethanol that are produced from biomass and used as fuels. Currently, if gasoline contains up to 10% ethanol produced from biomass, then the gasoline is exempt from 5.3(cent) of the 18.4(cent) per gallon federal excise tax. This exemption will be reduced from 5.3(cent) per gallon to 5.2(cent) per gallon for the years 2003 and 2004 and 5.1(cent) per gallon for 2005, 2006 and 2007, when the current legislation is scheduled to expire. The Energy Policy Act of 1992 revised the tax exemption to include gasoline blends with less than 10 percent ethanol.

      --------------------------------------------------------------------
           Ethanol Blend       Oxygen Content           Tax Exemption
             (% volume)          (% weight)        (cents/gallon blended)
      --------------------------------------------------------------------
                5.7                  2.0                    3.0
      --------------------------------------------------------------------
                7.7                  2.7                    4.1
      --------------------------------------------------------------------
                 10                  3.5                    5.3
      --------------------------------------------------------------------

Currently, there is a piece of legislation pending in Congress that would provide a significant revenue boost to all ethanol plants, if passed, by requiring a five (5) billion gallon renewable fuels standard (RFS) for either ethanol or biodiesel by 2012, eliminate the 2% oxygenate mandate, ban the use of MTBE in four years and eliminate the distillation index cap. We cannot assure you that this legistation which is favorable to ethanol will pass Congress.

Nebraska Producer Tax Incentive

LB 536, a State of Nebraska legislative bill which came into law on May 31, 2001, establishes a production tax credit of 18(cent) per gallon of ethanol produced during a 96 consecutive month period by newly constructed ethanol facilities in production prior to June 30, 2004. The tax credit is only available to offset Nebraska motor fuels excise taxes. The tax credit is transferable and therefore OTEC intends to transfer credits received to a Nebraska gasoline retailer who will then reimburse OTEC for the face value of the credit amount less a handling fee. No producer can receive tax credits for more than 15,625,000 gallons of ethanol produced in one year and no producer will receive tax credits for more than 125 million gallons of ethanol produced over the consecutive 96 month period. The minimum production level for a plant to qualify for credits is 100,000 gallons of ethanol annually. The newly enacted legislation requires us to enter into a written agreement with the Tax Commissioner on behalf of the State of Nebraska pursuant to which we will agree to produce ethanol at our designated facility and the State of Nebraska will agree to furnish the producer tax credits in accordance with the terms of the new law. We have entered into a written agreement with the State of Nebraska, but our plant must be operational and in production prior to June 30, 2004 in order to be eligible for the tax credit. The production incentive is scheduled to expire June 30, 2012. Once operational and assuming we are producing at least 15,625,000 gallons of ethanol in one year, this producer tax credit could result in payments of up to $2,812,500 to us annually, subject to the statutory maximum limit.

In 2002, because of State of Nebraska budget shortfalls, various tax credit provisions in effect in Nebraska, including LB 536, have come under increased scrutiny from the Nebraska Unicameral. As a result there can be no assurance that the Nebraska legislature will not in the future enact new legislation which would revise LB 536, or otherwise adversely impact ethanol plants, such as that proposed by OTEC, which are to benefit from LB 536. During the 2002 Nebraska legislative session, several bills were proposed that would have adversely impacted our benefits under LB 536, or increased taxes and/or costs to our plant. While we believe ethanol plants such as our plant continue to have support in the Nebraska legislature, we cannot assure you that the Nebraska legislature will not pass changes to LB 536 in the future, or adopt new legislation which will diminish the tax incentive benefits currently in effect, or otherwise adversely financially impact our plant. The likelihood of such legislation occurring increases as the budget shortfalls of the State of Nebraska continue or increase.

We believe there are several existing or proposed projects in Nebraska that could compete with us for these payments. If another ethanol plant came online and produced 100,000 or more gallons of ethanol, it could also qualify for the producer payment. This would require the legislature to increase funding for the producer incentive program through either an increase in general fund appropriation or other sources such as the grain checkoff program. Despite our written agreement with the State of Nebraska, the Nebraska legislature could reduce or eliminate the producer tax credits at any time; however, a reduction or elimination may constitute a breach of our contract by the State of Nebraska. The State of Nebraska could also impose taxes on the ethanol plants to provide additional funds for the ethanol production incentive fund which could have a serious adverse impact on our net income from the production incentive. The production incentive is scheduled to expire June 30, 2012, and the longer it takes us to raise our financing and complete construction, the greater the risk that we will be ineligible for LB 536 payments or that we will receive less subsidy payments than the maximum permitted under Nebraska law.

Industry Growth

In part, because of federal and state policies promoting cleaner air and tax and production incentives, the ethanol industry has grown in recent years. Currently, domestic ethanol plants have the capacity to produce about 2 billion gallons of ethanol annually, compared to only 175 million gallons in 1980. Automobile companies have developed ethanol-friendly vehicles. Gasoline blends containing up to 10% ethanol are approved under the warranties of most major domestic and foreign automobile manufacturers marketing vehicles in the United States, and many recommend the use of cleaner burning fuel, such as ethanol, in their vehicle owner manuals. Similarly, most major manufacturers of power equipment, motorcycles, snowmobiles and outboard motors endorse the use of ethanol blends in their products. In the last several years, automobile companies have introduced a growing number of flexible fuel vehicles that operate on fuel mixtures of up to 85% ethanol. In addition, ethanol industry advocates have developed new diesel fuels, commonly referred to as "OxyDiesel," which are blends of diesel fuel and ethanol.

The discovery of unacceptable levels of MTBE in groundwater in California has accelerated the growth of the ethanol industry and stimulated federal and state analysis of, and legislative activity relating to, a potential large scale shift from MTBE to ethanol. As a result, California, Illinois and other areas of the country are phasing out the use of MTBE, and the country may be shifting to ethanol as the principal high octane gasoline oxygenate.

The California Energy Commission conducted a survey and issued a staff report entitled "U.S. Ethanol Industry Production Capacity Outlook" (August 2001) ("Production Outlook"). Production Outlook is a comprehensive inventory of current and likely near-term U.S. ethanol production. According to Production Outlook, as of the end of 2000, there were 44 companies operating 57 ethanol plants, 40 new companies planning ethanol projects, 34 new plants planned and 13 new plants under construction.

Illinois, Nebraska, Iowa and Minnesota, currently are, and are expected to remain, the top four ethanol producing states, and the Midwest states are expected to have over 83% of 2005 capacity. There are no existing plants and only two planned plants totaling 26 MGY in capacity, among the east coast states According to Production Outlook, the U.S. ethanol industry is expected to grow from about 2200 MGY presently to about 4400 MGY by the end of 2005. Our proposed ethanol plant is not included in these survey results.

The impending demise of MTBE and rise of ethanol

Since 1995, as mandated by the federal Clean Air Act, reformulated gasoline
(RFG) must contain a minimum of 2% oxygen by weight, i.e., it must satisfy the minimum federal oxygen requirement. In the Northeast, for example, the New York City metropolitan area, greater Connecticut (Hartford and environs) and the Philadelphia metropolitan area must sell RFG, and many other parts of the region have voluntarily imposed this requirement through January 1, 2004. In addition to the federal oxygen standard, RFG must also meet the federal RFG program's emission performance standards and fuel specifications (such as those relating to octane and volatility).

Until recently, MTBE has been the primary oxygenate in gasoline marketed in the northeast United States because it burns cleanly, is a good source of octane, is relatively inexpensive and can be blended with gasoline at the refinery and transported through existing pipelines. However, "a broad consensus has emerged that the use of MTBE in gasoline should be curtailed". EPA has classified MTBE as a possible carcinogen, and has issued a taste and odor advisory of 20-40 micrograms/liter.

Due to its high mobility in ground water and its resistance to biodegradation, MTBE has been detected in an increasing number of public and private water supplies at levels giving rise to concern about possible acute and chronic health effects. One recent study suggests that $27 billion would be required to remediate more than 140,000 leaking underground storage tanks containing MTBE reformulated fuels. That same study estimates that another $2 billion would be needed to remove MTBE plumes from at least 500 public drinking water wells and 45,000 private wells across the country. In contrast, ethanol biodegrades quickly. However, given the other differing properties of MTBE as compared with ethanol, refiners cannot simply replace MTBE with ethanol and still meet all the other requirements of the federal RFG program's requirements. MTBE blended gasoline satisfying the minimum federal oxygen requirement is 11% MTBE by volume, while ethanol blended gasoline satisfying the same requirement is 5.7% ethanol by volume, because ethanol contains more oxygen than MTBE. When ethanol, which is more volatile than MTBE, replaces MTBE, refiners must somehow lower the volatility of the overall blend because ethanol is more volatile than MTBE. In addition, although ethanol has a slightly higher octane rating than MTBE, because it takes less ethanol than MTBE to satisfy the federal oxygen requirement, when ethanol replaces MTBE at the RFG minimum there is an overall reduction in the octane rating which requires the addition of one or more high octane replacements. The most likely substitutes are toxic aromatic compounds such as benzene and toluene, which pose their own groundwater threats. Also, if blended at the RFG minimum, ethanol is less effective at displacing and diluting other toxic octane-enhancing constituents than MTBE. Consequently, EPA's Complex Model, a computerized air pollution modeling program used to certify compliance with its RFG program, predicts that emissions of the toxic air pollutant acetaldehyde will increase 50-70% if ethanol replaces MTBE, while there would be 15% fewer emissions of the toxic air pollutant formaldehyde. In short, the ultimate resolution of this ongoing shift from MTBE to ethanol is complicated by scientific complexity, the political process, overriding environmental policy and other factors beyond our control.

The United States' dependence on foreign oil.

According to an article appearing in The Wall Street Journal on November 13, 2001, of the 77 million barrels of oil produced a day worldwide, the United States consumes about a quarter of this amount. However, the United States produces only 40% of the oil it consumes and imports the rest from foreign countries. Of the approximately 60% of oil that the United States imports, at least until recently about half of this amount comes from OPEC nations. We believe ethanol provides an attractive alternative to this signficant reliance on foreign oil, particularly given the volatility of foreign relations in the Middle East.

Historically, according to a 1993 General Accounting Office report, the world price of crude oil has been determined by the following factors: the supply decisions of the Organization of Petroleum Exporting Countries (OPEC); the relative scarcity of oil and the lack of substantial substitutes for oil in certain uses such as transportation; and seasonal demand. The extent of local competition is also a factor in prices of refined petroleum products.

Since the early 1970's, the world has experienced three major oil supply disruptions that impacted the United States economy, including the 1973 Arab oil embargo, the 1979 Iranian revolution and the 1990 invasion of Kuwait by Iraq. In October 1973, the Arab oil embargo disrupted world oil supplies and caused the price of gasoline to reach unprecedented highs. Two weeks after the first Arab oil embargo, President Nixon announced "Project Independence", whereby the United States would develop the potential to meet its own energy needs without relying on foreign energy sources. In 1975, as a result of the oil crisis, the United States created the Strategic Petroleum Reserve to reduce the impact of severe interruptions of petroleum supply on the domestic economy.

Again according to the GAO, during past oil disruptions in the Middle East, our nation's oil prices have risen significantly. For example, during the first week after Iraq invaded Kuwait on August 20, 1990, domestic crude oil prices rose from about $22 to about $30 per barrel, an increase of about 36%.

In 1995, the Clinton Administration, through its Natural Energy Policy Plan
(NEPP), adopted various policies and programs intended to reduce the nation's growing dependence on low-cost imported oil and its resultant vulnerability to foreign oil supply disruptions and price shocks. Among the NEPP's initiatives were programs to increase domestic oil production and promote alternative and renewable fuels and energy efficiency.

Increases in oil prices in 2000 caused Congress to consider various alternatives to boost our domestic oil production. As part of its desire to decrease foreign oil dependence, Congress advocates the increased use of hydrogen-based fuel cells, the adoption of new automotive technologies, the increased implementation of conservation measures, the adoption of heightened vehicle fuel efficiency standards, and the creation and expansion of renewable energy sources. Our government has also been debating increased drilling in restricted land in western United States, the Gulf of Mexico and Alaska's Arctic National Wildlife Refuge. However, environmentalists continue to protest that allowing exploration in these areas will harm our environment. To decrease its reliance on OPEC, the United States has also sought to increase its imports from Canada, Mexico, Russia, and Latin America.

Although diplomatic talks caused OPEC to boost its oil production in 2000, President Bush has continued to call for increased domestic production of oil through the opening of new areas such as the Arctic National Wildlife Refuge. Although the President's National Energy Plan has passed the House, it remains deadlocked in the Senate.

Despite these various initiatives, our country's dependence on foreign oil imports has continued to increase, while domestic production has continued to decrease, as illustrated by the graph above. [Today], the United Stated imports 56% of its oil compared to 35% in 1973. Although our per capita use of oil has decreased, our domestic crude oil production has decreased as well, and as our population continues to grow, our dependence on oil imports also continues to grow. As the search continues to find alternative sources of energy, we believe the demand for renewable energy sources such as ethanol may increase.

Our Ethanol Plant

Our objective is to break ground on the plant in early 2003 upon completion of the public offering and receipt of necessary debt financing. The elapsed time from ground breaking to mechanical completion of the plant is currently expected to take approximately 14 to 16 months. We currently anticipate that the total capital costs will be approximately $58 million to construct the Plant. We anticipate that the plant will produce fuel-grade ethanol as its main product, in addition to the co-product distillers grains, using a dry milling process. The plant is currently expected to have a design capacity to produce 40 million gallons of ethanol per year. In addition to ethanol, the plant is currently estimated to produce 128,000 tons of distillers' grain annually.

Description of Dry Mill Process

Our ethanol plant will produce ethanol by processing corn. The corn will be received by rail and by semi-trailer truck, and will be weighed and stored in a receiving building. It will then be transported to a scalper to remove rocks and debris before it is conveyed to storage bins. Thereafter, the corn will be transported to a hammermill or grinder where it is ground into a mash and conveyed into a tank for processing. We will add water, heat and enzymes to break the ground corn into a fine liquid. This liquid will be heat sterilized and pumped to a tank where other enzymes are added to convert the starches into glucose sugars. Next, the liquid is pumped into fermenters, where yeast is added, to begin a forty-eight to fifty hour batch fermentation process. A distillation process will divide the alcohol from the corn mash. The alcohol which exits the distillation process is then partially dried. The resulting 200 proof alcohol is then blended with gasoline as it is pumped into storage tanks. Corn mash from the distillation process is then pumped into one of several centrifuges. Water from the centrifuges is dried into a thick syrup. The solids that exit the centrifuge or evaporators is called wet cake and is conveyed to dryers. Corn mash is added to the wet cake as it enters the dryer, where moisture is removed. This process produces distiller grains, which can be used as animal feed.

Our Principal Products and Their Markets

We intend to operate the plant to produce two products from grain: (1) ethanol and (2) distillers grains. Concentrated distillers solubles syrup is a potential additional co-product which the plant may produce. Concentrated distillers solubles syrup is a product that is normally sprayed on the distillers grains and dried. While carbon dioxide is also a co-product of the ethanol production process, the potential demand for carbon dioxide in the local market has not been determined and we do not currently intend to capture and sell the carbon dioxide produced at the plant.

Ethanol. Ethanol is ethyl alcohol, a fuel component made primarily from corn and various other grains, and can be used as:

     . An octane enhancer in fuels;

     . An oxygenated fuel additive that can reduce ozone and carbon monoxide vehicle emissions; and

     . A non-petroleum-based gasoline extender.

Ethanol has important applications and is used primarily as a high quality octane enhancer and an oxygenate capable of reducing air pollution and improving automobile performance. Approximately 95% of all ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. As a fuel additive, the demand for ethanol is derived from the overall demand for gasoline, as well as the competition of ethanol versus competing oxygenate products and technologies. Motor vehicles in the United States consume more than 130 billion gallons of gasoline every year.

Distiller Grains. A principal co-product of the ethanol production process are distiller grains, a high protein, high-energy animal feed supplement primarily marketed to the dairy and beef industry. Dry mill ethanol processing creates three forms of distiller grains: distillers wet grains, distillers modified wet grains, and distillers dried grains. Distillers wet grain is processed corn mash that contains approximately 70% moisture. It has a shelf life of approximately 3 summer days (5 winter days) and can be sold only to farms within the immediate vicinity of an ethanol plant. Distillers modified wet grain is similar except that it has been dried to approximately 50% moisture. It has a slightly longer shelf life of approximately two to three weeks and is often sold to nearby markets. Dried distillers grain is corn mash that has been dried to 10% moisture. It has an almost indefinite shelf life and may be sold and shipped to any market regardless of its vicinity to an ethanol plant.

Corn Supply and Corn Prices

We anticipate that the plant will need approximately 14.3 million bushels of corn per year or 40,500 bushels per day as the feedstock for its dry milling process. The grain supply for the plant will be obtained primarily from local markets. The eight county area surrounding the plant corn production has averaged approximately 90 million bushels of corn annually. The following table provides a summary of the approximate number of bushels of corn produced by suppliers falling within the eight counties surrounding the plant for the year 2000 and on a 10-year average:

           ---------------------------------------------------------------------
                         County                   Bushels of Corn Produced
           ---------------------------------------------------------------------
                                               2000           10-year average
           ---------------------------------------------------------------------
                    Thayer, Nebraska        13,186,100          15,015,264
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                   Nuckolls, Nebraska        6,788,700           7,481,991
           ---------------------------------------------------------------------

           ---------------------------------------------------------------------
                 Jefferson, Nebraska         7,331,800           6,812,482
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                  Filmore, Nebraska         23,944,000          24,743,255
           ---------------------------------------------------------------------
                   Clay, Nebraska           19,886,000          21,467,627
           ---------------------------------------------------------------------
                  Saline, Nebraska          11,018,300          10,470,045
           ---------------------------------------------------------------------
                 Washington, Kansas          2,528,000           2,063,700
           ---------------------------------------------------------------------
                  Republic, Kansas           6,531,000           6,918,236
           ---------------------------------------------------------------------
                   Jewell, Kansas            1,325,000           1,649,190
           ---------------------------------------------------------------------
                        TOTAL               92,538,900          96,621,890
           ---------------------------------------------------------------------

The price and availability of corn are subject to significant fluctuations depending upon a number of factors which affect commodity prices in general, including crop conditions, weather, governmental programs and foreign purchases. Because the market price of ethanol is not related to grain prices, ethanol producers are generally not able to compensate for increases in the cost of grain feedstock through adjustments in prices charged for their ethanol. Accordingly, we anticipate that our plant's profitability will be negatively impacted during periods of high grain prices.

Marketing of our Ethanol and Distillers Grains

Ethanol. After completion of our plant, we intend to sell and market ethanol through normal and established markets which will include local, regional and national markets. We currently expect to sell the ethanol produced by our plant in bulk to a single distributor pursuant to an output contract, although our Board has not made a firm decision on this issue. We believe that most of our ethanol will be sold into markets throughout the United States and will be shipped primarily by rail. The target market area for the ethanol produced at the plant is expected to include local, regional and national markets. The local and regional markets include the State of Nebraska, as well as markets in South Dakota, Kansas, Missouri, Indiana, Colorado, Minnesota, Illinois, Wisconsin and Iowa.

The plant is being designed with rail facilities and connections to the Union Pacific Railroad system, which will facilitate transporting the ethanol we produce to our national target markets. Marketing to markets outside of Nebraska will likely increase the percentage of ethanol marketed by rail. Based on the Nebraska market and our target national market, we currently anticipate approximately two-thirds of the ethanol to be marketed by rail, although this may change as various market conditions change. Rail costs are more expensive than truck costs and therefore, as our rail market increases, so will our marketing costs. The national target rail markets for the facility will include the Pacific Northwest, the Southern and Southwest markets, as well as potential new markets on the East Coast and California due to anticipated MTBE phase outs.

Northeast markets are another growing market. Groups in New Jersey and surrounding states have been very active in seeking a ban on the use of MTBE. As in California, the primary impetus is the health and water concerns surrounding the use of MTBE. As New Jersey and other Northeastern states become successful in their attempts to ban MTBE, additional market potential for ethanol should emerge.

We anticipate negotiating with potential ethanol marketers to market and sell 100% of our ethanol, although we have not yet entered into any negotiations with such marketers and we do not anticipate entering into a marketing agreement with any ethanol marketers until we are nearly operational.

Even if OTEC sells its entire ethanol output to a single distributor, the selected ethanol distributor could market the OTEC ethanol into three distinct markets: national, regional and local. Ethanol marketers typically evaluate demand, price and cost when determining the market to which they sell and will typically sell ethanol into the market paying the highest price which could be a national market.

Distillers Grains. The dry milling process that produces ethanol also produces distillers grains, which is primarily used as a high protein animal feed. The price of distillers grains generally varies with grain prices, so that increases in grain costs are partially offset by increases in distillers grain prices. We currently expect to retain a single distillers grain marketer to market and sell 100% of our distillers grains, although we have not yet entered into any negotiations with such marketers and we do not anticipate entering into a marketing agreement until we are nearly operation. We expect that a substantial portion of our distillers grains will be sold to farms in close proximity to the proposed ethanol plant; however, we anticipate selling in the local, regional, national and international markets. Our business is expected to enjoy a significant competitive freight advantage in the distillers grains market since we believe that a sufficient market is located within the plant's service area to consume the majority of the distillers grains we produce.

Transportation and Delivery

The plant will have the facilities to receive corn by truck and rail and to load ethanol and distillers grains onto trucks and rail cars. We currently expect that the Union Pacific Railroad will provide rail service directly to the proposed site. We expect to negotiate an agreement with the Union Pacific Railroad but do not currently have an agreement to provide such transportation services.

In terms of freight rates, rail is considerably more cost effective. Currently, moving product from Nebraska to the Northwestern United States or California could be accomplished for about $.10 to $.14 per gallon. Generally, the market prices in those areas reflect the additional freight costs associated with getting the ethanol there. We may be able to obtain lower rates through negotiated contracts. In terms of markets that are closer, but yet beyond the range of economical truck transportation, railed product currently could be shipped to Minneapolis for example, for about $.06 per gallon, to Chicago for $.07 per gallon, and to Kansas City for $.03 - .04 per gallon. These rates are to be considered as rough estimates since a short line railroad is involved and all cars leaving the plant will have to be delivered to a main line railroad for completing the shipping process.

Utilities

The production of ethanol is a very energy intensive process which uses significant amounts of electricity and natural gas. Water supply and quality are also important considerations.

Energy Services. Significant strides have been made over the past 15 years to reduce the energy intensiveness of ethanol production. Presently, about 40,000 BTUs of energy are required to produce a gallon of ethanol. If we sell distillers wet grain, our actual BTU per gallon requirements are estimated to be approximately 29,400 BTUs. To the extent we use dryers to create modified wet grain or dried distillers grain, our energy usage will increase.

Natural Gas. We anticipate that our plant will require a natural gas supply of at least 1.480 billion cubic feet per year at a minimum rate of 170 MCF per hour and at a minimum of 15 psig at the plant site. To access sufficient supplies of natural gas to operate the plant, a connection to an underground distribution pipeline located approximately 8 miles from our site will be required. We have no current agreement with any third party to construct such a connection.

We anticipate that natural gas may also be procured from various suppliers on the open market and we could enter into a contract for distribution services that would include the costs of construction of the connection to the underground pipeline to our plant. We have had preliminary discussions with a potential natural gas suppliers, although we currently have no agreement with a natural gas supplier. We anticipate entering into an agreement with a natural gas supplier before we begin construction of the plant and that the natural gas supply will be sufficient to meet our needs; however, we anticipate that our natural gas suppliers will not be able to guarantee that the natural gas supply will be uninterrupted. We intend to purchase a propane tank to serve as a back-up energy source in the event of interruption of our natural gas supply, we expect that our back-up propane tank will allow us to continue operations for about three to four days.

Natural gas prices have historically fluctuated dramatically, which could significantly affect the profitability of our operations.

Electricity. The proposed plant will require a continuous supply of 5,500 KVA, 13,500 volt electrical energy. We expect to purchase electricity from Norris Public Power District but have not yet entered into any agreement with this utility regarding the specific type and nature of service to be provided. We anticipate doing so before we begin construction of the ethanol plant.

Water. We will require a significant supply of water. Fresh water requirements for a 40 mgy ethanol plant are approximately 350 gallons per minute. Much of the water used in an ethanol plant is recycled back into the process. There are, however, certain areas of production where fresh water is needed. Those areas include boiler makeup water and cooling tower water. Boiler makeup water is treated on-site to minimize all elements that will harm the boiler and recycled water cannot be used for this process. Cooling tower water is deemed non-contact water (it does not come in contact with the mash) and, therefore, can be regenerated back into the cooling tower process. The makeup water requirements for the cooling tower are primarily a result of evaporation. Depending on the type of technology utilized in the plant design, much of the water can be recycled back into the process, which will minimize the effluent. This will have the long-term effect of lowering waste water treatment costs. Many new plants today are zero or near zero effluent facilities. At most, there should be no more than 200 gallons per minute of effluent. The water from the cooling tower and the boiler blow-down water will be put in a pond and eventually released to the environment. We anticipate that our water requirements will be supplied through the drilling of our own wells.

Our Primary Competition

We will be in direct competition with numerous other ethanol producers, many of whom have greater resources than we do. We also expect that additional ethanol producers will enter the market if the demand for ethanol continues to increase. Our proposed ethanol plant will compete with other ethanol producers on the basis of price and, to a lesser extent, delivery service. We believe we can compete favorably with other ethanol producers due to our proximity to ample corn supplies at favorable prices. Historically, prices for corn grown in Nebraska have been lower, compared to prices for corn grown in other areas of the United States.

During the last twenty years, ethanol production capacity in the United States has grown from almost nothing to an estimated approximately 1.8 billion gallons per year. Plans to construct new plants or to expand existing plants have been announced which would increase capacity by approximately 235 million gallons per year and this increase in capacity may continue in the future. We cannot determine the effect of this type of an increase upon the demand or price of ethanol, although such plants may compete with us in the sale of ethanol and related products.

The ethanol industry has grown to over 55 production facilities in the United States. Industry authorities estimate that these facilities are capable of producing approximately 2 billion gallons of ethanol per year. The largest ethanol producers include Archer Daniels Midland, Cargill, Minnesota Corn Processors, Midwest Grain, Williams Energy Service, New Energy Corporation and High Plains Corporation, all of which are capable of producing more ethanol than we expect to produce. In addition, there are several regional entities recently formed, or in the process of formation, of a similar size and with similar resources to ours.

The following is a representative list of the ethanol plants in production throughout the United States and their respective production capacities as of May 2001:

                      U.S. FUEL ETHANOL PRODUCTION CAPACITY
                         Million Gallons per Year (MGY)

COMPANY                   LOCATION                     FEEDSTOCK          MGY
A.E. Staley               Loudon             TN          Corn              45
AGP                       Hastings           NE          Corn              52

                      U.S. FUEL ETHANOL PRODUCTION CAPACITY
                         Million Gallons per Year (MGY)

COMPANY                                   LOCATION                             FEEDSTOCK              MGY
Agri-Energy                               Luverne                 MN             Corn                  17
Alchem                                    Grafton                 ND             Corn                10.5
Al-Corn                                   Claremont               MN             Corn                  17
Archer Daniels Midland (total capacity)   Decatur                 IL             Corn                 750
                                          Peoria                  IL             Corn
                                          Cedar Rapids            IA             Corn
                                          Clinton                 IA             Corn
ADM Corn                                  Walhalla                ND          Corn/barley              28
Broin Enterprises                         Scotland                SD             Corn                   7
Cargill (total capacity)                  Blair                   NE             Corn                 100
                                          Eddyville               IA             Corn
Central Minnesota                         Little Falls            MN             Corn                  18
Chief Ethanol                             Hastings                NE           Milo/Corn               62
Chippewa Valley Ethanol                   Benson                  MN             Corn                  19
Corn Plus                                 Winnebago               MN             Corn                  20
DENCO, LLC.                               Morris                  MN             Corn                  15
ESE Alcohol                               Leoti                   KS           Seed corn              1.1
Ethanol2000                               Bingham Lake            MN             Corn                  28
Exol, Inc.                                Albert Lea              MN             Corn                  17
Georgia-Pacific                           Bellingham              WA          Paper waste               7
Golden Cheese                             Corona                  CA             Whey                   5
Golden Triangle                           St. Joseph              MO             Corn                  15
Gopher State Ethanol                      St. Paul                MN             Corn                  15
Grain Processing Corp.                    Muscatine               IA             Corn                  10
Heartland Corn Products                   Winthrop                MN             Corn                  17
Heartland Grain Fuel (total capacity)     Aberdeen                SD             Corn                   8
                                          Huron                   SD             Corn                  14
High Plains Corp. (total capacity)        York                    NE           Corn/milo               70
                                          Colwich                 KS
                                          Portales                NM
J.R. Simplot (total capacity)             Caldwell                ID         Potato waste               6
                                          Burley                  ID
Kraft, Inc.                               Melrose                 MN             Whey                 2.6

Manildra Ethanol                          Hamburg                 IA          Corn/milo/                7
                                                                             Wheat starch
Merrick/Coors                             Golden                  CO          Waste beer              1.5
Midwest Grain (total capacity)            Pekin                   IL       Corn/wheat starch           78

                                          Atchison                KS

MN Corn Processors (total capacity)       Columbus                NE             Corn                 110
                                          Marshall                MN             Corn
Minnesota Energy                          Buffalo Lake            MN             Corn                  12
New Energy Corp.                          South Bend              IN             Corn                  85
Northeast MO Grain Processors             Macon                   MO             Corn                  15
Pabst Brewing                             Olympia                 WA         Brewery waste            0.7
Parallel Products (total capacity)        Louisville              KY        Beverage waste             12
                                          Bartow                  FL
                                          R. Cucamonga            CA
Permeate Refining                         Hopkinton               IA       Sugars & Starches          1.5
Pro-Corn                                  Preston                 MN             Corn                  18

                      U.S. FUEL ETHANOL PRODUCTION CAPACITY
                         Million Gallons per Year (MGY)

COMPANY                                LOCATION                             FEEDSTOCK             MGY
Reeve Agri-Energy                      Garden City             KS           Corn/milo               10
Sunrise Energy                         Blairstown              IA             Corn                   7
Sutherland Associates                  Sutherland              NE             Corn                  15
Williams Energy Services               Pekin                   IL             Corn                 100
Nebraska Energy (Williams Energy)      Aurora                  NE             Corn                  30
Wyoming Ethanol                        Torrington              WY             Corn                   5
Total Capacity (MGY)                                                                             1,909
Source: BBI International - May 2001

The ethanol industry is highly competitive with most of the ethanol producers located in the Midwest. Major competitors in this area include Archer Daniels Midland and Cargill, which are capable of producing approximately 700 million and 100 million gallons of ethanol per year, respectively. These companies, and others, have (and will continue to have) substantially greater financial resources than OTEC and have substantial operating histories. In addition, as large volume shippers, they may have the ability to transport their ethanol at lower transportation costs than OTEC.

OTEC will also compete with producers of octane enhancers and oxygenates other than ethanol. OTEC's primary competition in this area comes from producers of MTBE. MTBE, which is a petrochemical derived from methanol, costs less to produce than ethanol. While ethanol supplied 53% of the demand for oxygenates in 1991, MTBE has dominated the market for oxygenates. According to the Renewal Fuels Association, which represents ethanol interests, ethanol currently holds about an 11% share of the fuel additives market. Many major oil companies produce MTBE, and because it is petroleum based, its use is strongly supported by such companies. These companies have significantly greater resources than OTEC to market MTBE and to influence legislation and public perception of MTBE.

Operating Ethanol Plants in the State of Nebraska

Currently there are seven operational ethanol plants in the state of Nebraska.

Blair, Nebraska. Cargill operates a wet milling plant in Blair using corn as its feedstock. It is a 75 million gallons per year plant, producing ethanol and corn sweeteners. Plans are now underway to install a large new facility as a joint venture with Dow to build a large biobased plastics plant adjacent to the ethanol facility. This facility uses approximately 65 million bushels of corn annually.

Hastings, Nebraska. Chief Ethanol Fuels operates a dry mill plant in Hastings using corn and milo as its feedstock. The Chief Ethanol Fuels plant has been expanded several times since the late 1980's and processes about 24 million bushels of corn annually to produce 60 million gallons per year of fuel grade ethanol.

Hastings, Nebraska. Ag Processing, Inc. is a 45 million gallons per year dry mill ethanol plant which uses corn and milo as its feedstock. The plant uses approximately 18 million bushels annually.

York, Nebraska. High Plains Corporation of Wichita, Kansas operates a 40 million gallons per year dry mill, fuel grade ethanol plant in York, Nebraska using corn and milo as its feedstock. The York plant consumes 16 million bushels of corn per year. High Plains Corporation is currently expanding its York facility to increase total production to approximately 60 million gallons per year.

Columbus, Nebraska. Minnesota Corn Processors of Marshall, Minnesota, owns and operates an 80 million gallons per year, fuel-ethanol plant in Columbus. This is a wet milling facility that produces ethanol and corn sweetener from approximately 80 million bushels of corn each year.

Sutherland, Nebraska. Delta-T Corporation has purchased and completely renovated an idled plant in Sutherland. Sutherland Ethanol Company, LLC is a 15 million gallons per year dry mill facility which operates with corn as its feedstock. The plant uses approximately 6 million bushels of corn annually. The plant is currently one of the furthest west grain-to-ethanol facilities in the United States.

Aurora, Nebraska. Williams Energy Ventures, Inc. and a partnership of Nebraska cooperatives own and operate Nebraska Energy, LLC a 30 million gallons per year fuel ethanol facility in Aurora. This is a dry mill plant which uses corn and milo as its feedstock.

There are also current plans for two new ethanol plants in Nebraska. Kearney Area Ag Producers Alliance is in the process of constructing a new ethanol plant in Kearney County about 9 miles west of Minden, Nebraska. The Kearney Area Ag Producers Alliance has announced that it intends to build a 40 million gallons per year ethanol plant that will consume 14 million bushels of corn annually.

Husker Ag Processing, Inc. is in the process of constructing a 20 million gallon per year ethanol plant located in Plainview, Nebraska in Northeast Nebraska which will consume 7.5 to 8 million bushels of corn annually.

None of the above Nebraska ethanol plants are located in close proximity to our proposed plant near Davenport, Nebraska. The nearest ethanol plant listed above is in York, Nebraska which is approximately 60 miles from Davenport, Nebraska. Because of the significant distance between the existing ethanol plants in Nebraska and our plant site, there will be less competition for corn and other feedstock. We believe that there is sufficient feedstock available within the local community to supply our ethanol plant. The fact that there are other ethanol plants within the State of Nebraska should not significantly impact our ability to find customers for our ethanol or our distillers grains.

Competition From Alternative Fuel Additives

Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development by ethanol and oil companies with far greater resources that we have. New products or methods of ethanol production developed by larger and better financed competitors could provide them competitive advantages over us and harm our business.

The development of ethers to be used as oxygenates may provide a growth segment for ethanol. Ethers are composed of isobutylene (a product of the refining industry) and ethanol or methanol. The products are MTBE or ethyl tertiary butyl ether (ETBE). We expect to compete with producers of MTBE, a petrochemical derived from methanol which costs less to produce than ethanol. MTBE is a commonly used oxygenate used in fuels for compliance with Federal Clean Air Act mandates, and is a major competitor of ethanol. Many major oil companies produce MTBE, and strongly favor its use because it is petroleum based. These companies have significant resources to market MTBE and to influence legislation and public perception of MTBE. These companies also have sufficient resources to begin production of ethanol should they choose to do so.

However, MTBE has recently been linked to groundwater contamination at various locations in the East and West. As a result, California currently intends to completely phaseout MTBE from its gasoline pool by December 2002. Similarly, New York currently intends to phase out the use of MTBE by December 2004. The Iowa Senate declared MTBE to be a threat to public health and the environment and passed a bill limiting the MTBE content of gasoline to a maximum of 0.5%. Ethanol is the most readily available substitute for MTBE in these markets. Assuming that additional states and/or the US Environmental Protection Agency force elimination of MTBE, the demand for ethanol is estimated to increase from the current 1.34 billion gallons per year to 3.17 billion gallons per year in 2004, although there can be no assurance that this will occur. The additional capacity would need to come from existing plant expansions and new plant construction.

ETBE's advantages over ethanol in a blend include its low affinity for water and low vapor pressure. Because petroleum pipelines and storage tanks contain water in various amounts, ETBE's low affinity for water allows it to be distributed through existing pipeline systems, as contrasted with ethanol which must be shipped via transport truck or rail car. In addition, blending ETBE with gasoline reduces the overall vapor pressure of the blend thereby reducing the normal volatile organic compound evaporative emissions. ETBE is not widely commercially available yet, and it may suffer from the same negative environmental effects as MTBE. Scientific research to better define the properties of ETBE as it relates to the environment is underway.

Debt Financing

We must obtain debt financing in order to complete construction on the plant and commence business operations. While the Board believes that acceptable financing arrangements will be available to OTEC, there can be no assurance that this will be the case, or that the we will be able to finalize an agreement concerning such financing. In addition, we may seek subordinated debt financing form both financial institutions and non-financial entities. Our memorandum of understanding with Lurgi includes a provision under which Lurgi would provide up to $4,000,000 of subordinated debt financing to OTEC, pending final approval by the Lurgi AG Risk Board.

Employees

We initially intend to hire up to 40 employees, and approximately 5 of our employees will be involved primarily in management and administration and the rest will be involved primarily in plant operations.

We intend to enter into written confidentiality and assignment agreements with our officers and employees. Among other things, these agreements will require such officers and employees to keep strictly confidential all proprietary information developed or used by OTEC in the course of its business and also will require such officers and employees to assign to OTEC all right, title and interest in and to any software, hardware or other intellectual property developed by such officers or employees in the course of their employment by OTEC.

Development and Construction Team

We have entered into a memorandum of understanding with Lurgi PSI, Inc., an ethanol construction and engineering firm, to design and construct our proposed ethanol plant. As set forth in the memorandum of understanding, OTEC and Lurgi agree to enter into a EPC contract amounting to approximately $44.5 million. The memorandum sets forth the general nature and terms of the construction project, establishes the responsibilities of the parties involved and includes a provision under which Lurgi would provide up to $4,000,000 of subordinated debt financing to OTEC, pending final approval by the Lurgi AG Risk Board. The memorandum of understanding remains in effect until February 4, 2003. Upon such date either OTEC or Lurgi may terminate the memorandum of understanding upon 30 days written notice to the other party. If neither party gives a termination notice, the memorandum of understanding will renew for successive periods of 6 months until a 30 day termination notice is given by either party prior to the end of the then current 6 month renewal term. No party has any obligation to enter into a binding definitive agreement. The memorandum of understanding obligates the parties to engage in good faith negotiations to prepare definitive design-build agreement covering the provisions described in the memorandum of understanding.

Lurgi PSI Inc.

Lurgi PSI was founded in 1974 as a Tennessee corporation to offer services in process and detailed engineering, procurement and construction management. The corporate intent was to be customer focused and to meet or exceed client expectations when it came to delivery on time, on budget and to specification.

From the outset Lurgi has been focused on the corn industry and over the past 25 years has been involved in the delivery of large-scale wet and dry-milling facilities and has delivered all aspects of starch processing including modified starches, HFCS and ethanol.

Lurgi's ethanol expertise has been used to plan and build plants from 20-million to 100-million gallon capacity and to expand and optimize existing production facilities of all sizes. Lurgi specializes in the design and construction of plants associated with ethanol co-products and processes including protein extraction and processing, corn oil and its derivatives, biodiesel, corn fiber derivatives, biodegradable resins, glycerin and ethyl esters.

Lurgi PSI has a wide range of experience in different starch sources and their preparation, maximizing yield in mainstream processes: Corn (Maize); Wheat; Barley; Milo (Sorghum); Cassava and Sugar Cane. Lurgi often provides complete turnkey projects and would be more accurately described as a Project Integrator
- bringing together all of the individual elements of the services required to build the complete ethanol plant, including the following specific capabilities:
Feasibility studies; Market studies; Project development; Financial engineering; Process engineering; Detailed engineering; Process automation; General contracting; Construction; Specialty fabrication; Start-up and commissioning, and Training & optimization.

ICM.

ICM, Inc. is a full service engineering, manufacturing and merchandising firm based in Kansas. ICM employs over 60 people in process consulting, engineering, equipment fabrication, field installation and start-up consulting. Engineering operations consist of consulting, design by professional engineers, procurement and project management, as well as manufacturing engineering for dryers and ICM/Phoenix Bio-Methanator wastewater treatment product lines used in ethanol plants. ICM's merchandising operation currently procures and markets various grain products.

ICM personnel have many years of experience in the ethanol industry and combined dry and wet mill operation and design. They have been involved in the research, design, construction, fabrication and operation of many ethanol plants. Dave VanderGriend, President and CEO, formed ICM after 15 years of professional experience in the ethanol industry, including nine years as Vice President of High Plains Corporation. ICM is currently providing engineering, fabrication and installation services for several ethanol plants including, Wyoming Ethanol in Torrington, Wyoming, Heartland Corn Products in Winthrop, Minnesota and US Energy Partners in Russell, Kansas. ICM has also recently completed work at many other ethanol plants, including AGP Corn Processing in Hastings, Nebraska, Gopher State Ethanol in St. Paul, Minnesota, Denco in Morris, Minnesota and Commercial Alcohol in Ontario, Canada.

ICM also works closely with Phoenix Bio-Systems, which has experience with brewery and ethanol production. Phoenix Bio Systems designed a Bio-Methanator, a treatment system that removes waste produced in ethanol production before water is recycled into production. This design will be incorporated into our proposed ethanol plant, which will have no process water discharge during normal operation. When the Bio-Methanator malfunctions, we will continue to recycle water without treatment, which may cause slight production inefficiencies until the Methanator is restored to normal operation.

Proposed Engineering, Procurement and Construction Contract

Lurgi has provided us a proposed engineering, procurement and construction contract, which we have not executed. The Board is currently negotiating the terms of the proposed EPC contract which is expected to be executed after the completion of this offering when we have completed the required plant site preparations, Lurgi has inspected the plant site and we have issued a Notice to Proceed to Lurgi. Even upon completion of our negotiations with Lurgi regarding the terms of the proposed EPC contract, the contract is not binding and is subject to modification and approval by lenders. Under the proposed EPC agreement, Lurgi will act as our design-builder and will design and construct the ethanol plant. We expect that the EPC contract we enter into with Lurgi will include provisions substantially similar to those described below.

General Terms and Conditions. We will pay Lurgi an estimated lump sum payment of $44,517,000, subject to adjustments made in accordance with the general conditions of the EPC contract, to design and construct the ethanol plant. No later than the date we issue the Notice to Proceed, we must pay Lurgi a down payment equal to $4,451,700 which is 10% of the lump sum payment. All drawings, specifications and other construction related documents belong to Lurgi. We will be granted a limited license to use documents in connection with our occupancy of the ethanol plant. If the contract is terminated by us without cause or by Lurgi for cause, such as failing to pay undisputed amounts when due, then we must pay Lurgi a fee of up to $1,000,000 if we resume construction of the ethanol plant through our own employees or third parties.

We will make payments to Lurgi on a progress billing basis, based upon monthly requests for payment for all work performed as of the date of the request. We will retain 5% of the amount submitted in each payment request. Once Lurgi achieves the status of "Ready for Start-up for the Plant", which means that the plant has attained mechanical completion and all commissioning has occurred, we must reduce our retainage amount to 2% of the payment request. We must make our final payment to Lurgi, including all amounts we have retained, within 15 days after the issuance of an Owner Acceptance Certificate. If we do not pay all undisputed amounts due within 30 days after our receipt of the invoice, we will be charged interest at the rate charged to preferred customers plus 2% as announced by J.P. Morgan Chase & Co, New York, New York and we will be in default under the EPC contract.

Lurgi will be entitled to an adjustment in the contract price and time of performance if we request a change to or in the scope of work set forth in the EPC contract, there is an OTEC caused delay, a change in requirements or a force majeure event which adversely impacts the cost, the schedule or performance guarantees. In such an event, we will enter into a Change Order with Lurgi which sets forth in detail the particulars of the changes. If we cannot agree with Lurgi on a fixed price for the change, the costs of the change will be charged at Lurgi's standard time and materials rate.

Lurgi will be responsible for:

     . Providing design services, such as architectural and engineering design services;

     . Performing all work in accordance with all legal requirements and performance guarantees;

     . Obtaining all permits, approvals, licenses and fees related to the construction of the ethanol plant, except for environmental permits that we are responsible for;

     . Performing its responsibilities in a safe manner to prevent damage, injury or loss;

     . Providing a warranty that the work performed for us is new, of good quality, conforms to the contract and is free of defect in materials and workmanship;

     . Correcting defects in materials and workmanship for one year after mechanical completion;

     . Obtaining insurance covering us for claims for worker's compensation, disability, damage or destruction of tangible personal property; and

     . Indemnifying, defending and holding us, our officers, directors, agents and employees harmless against any claims, losses, damages, liabilities, including attorney's fees and expenses, for any claims that any of its services constitutes infringement of any US patent issued prior to the effective date of the EPC contract and any claims, demands, damages, costs or expenses resulting from any (i) liens and (ii) property damage of or personal injury or death to any third party arising from Lurgi's, or anyone acting on its behalf, acts or omissions.

We are responsible for:

     . Builder's risk insurance to protect us from claims which may arise from performance of our responsibilities;

     . Indemnifying, defending and holding Lurgi, its officers, directors, agents and employees harmless against any claims, losses, damages, liabilities, including attorney's fees for any claims resulting from any
       (i) liens and (ii) property damage of or personal injury or death to any third party arising from our or anyone acting on its behalf, acts or omissions.

     . Preparing the construction site to the specifications of Lurgi or ICM;

     . Obtaining the permits and approvals required for the project;

     . Installing separate roads and gates to be used solely by Lurgi personnel during the construction of the plant; and

     . Appointing a representative who will be authorized to issue and receive orders, directions, notices and instructions.

We have the right to terminate the EPC contract for any reason; but if our termination is without cause, then we must provide Lurgi with prior written notice. In addition, we must pay Lurgi for:

     . All work completed and any proven loss, cost or expense incurred in connection with such work;

     . All third party cancellation charges incurred by Lurgi;

     . All other reasonable charges and expenses paid or incurred in connection with the termination.

Lurgi may terminate the EPC contract if (a) a petition is filed either by or against us in any court or pursuant to any statute, either in bankruptcy, insolvency or similar proceedings, which is not dismissed within sixty (60) days of filing, or if we make an assignment for the benefit of creditors, or if a receiver of any property of ours shall be appointed in any suit or proceedings, or (b) any amount due to Lurgi from us remains unpaid after forty-five days.

Limitation of Liability and Consequential Damages. Lurgi is not liable to us for any consequential damages or losses such as loss of use, profits, business, reputation or financing. Lurgi cumulative maximum liability for Lurgi and its subcontractors arising out of the performance of the EPC contract may not exceed 15% of the lump sum amount, or $6,677,550.

Liquidated Damages. We will be entitled to a negotiated daily liquidated damages amount in the event Lurgi fails to achieve "Ready for Start-up" status by the EPC contract's guaranteed date; provided, however, this liquidated amount will not exceed $2,225,850 which is 5% of the lump sum amount. We expect to begin construction promptly after the close of this offering, but in any event, no later than 60 days after the close of the offering, subject to delays resulting from adverse weather conditions. We expect that the Ready for Start-up date will be approximately 14-16 months after construction commences. The Ready for Start-up date will be the date that the ethanol plant is fully operational and we are producing ethanol. If Lurgi achieves the Ready for Start-up prior to the EPC contract's guaranteed date, then we must pay Lurgi a performance bonus for each day ahead of schedule up to a maximum of $2,175,000 which is 5% of the lump sum amount.

Construction and Timetable for Completion of the Project. Assuming the offering is successful, and we are able to complete the debt portion of our financing, we estimate that the project will be completed approximately 14-16 months after construction commences. This assumes that we will be able to close this offering in winter of 2002/2003. This schedule further assumes that site improvements, such as rough grading is complete and the site is ready for construction when we close the offering. This schedule also assumes that weather, interest rates and other factors beyond our control do not upset our timetable. Factors or events beyond our control could hamper our efforts to complete the project in a timely fashion.

Legal Proceedings

We are not currently a party to any legal proceedings.

Description of Davenport Site Property

Our Board of Directors originally identified 4 potential sites located in Carleton, Davenport, Sedan and Superior, Nebraska. Our Board made evaluations and assessments of these sites based on a number of key criteria, including, without limitation, the following: proximity to plant feedstock, rail and highway access, availability of utilities, environmental factors, including drainage and proximity to streams and flood plain, site preparation required, proximity to distillers grains markets, potential governmental or regulatory issues, and overall cost to OTEC. After presentations by each of the four communities and based on a review of these key criteria by our Board and our design-build firm, Lurgi PSI, Inc., our Board selected a site located 1 1/2 miles east of Davenport, Nebraska, which is located on approximately 60 acres of land located just north of Highway 4 and south of the Union Pacific Railroad tracks. We believe that the site property is well situated for the construction and operation of the proposed ethanol plant.

The site property is jointly owned by four related parties, who each own an undivided one-quarter interest in the property. On May 15, 2002, we entered into four written option agreements with each of the four owners, in which they grant to OTEC an exclusive option on the site real property through June 30, 2003, in consideration of payment of $1,000 option fee to each of the four owners. The total purchase price for the site under the option agreements is $365,000, which includes a $5,000 payment to one of the owners in consideration of the diminution in value of the owner's residence which is located contiguous to the site, and a release of claims arising out of OTEC's purchase of the land and construction and operation of the proposed ethanol plant. The exercise of the options, and payment of the purchase price would not occur until after the successful completion of this offering, using the proceeds of this offering. In the option agreements, we have agreed that the core physical ethanol plant will be located on the east one-half of the site property, and that if any portion of the external structural walls of the core plant intrude beyond the east one-half of the property when completed, that OTEC must pay the owners a total of $130,000 as liquidated damages, and as the owners' sole remedy. The current site plans for the ethanol plant provide for the core physical plant to be located on the east 1/3 of the site.

We have also agreed to rent back to one of the owners of the site that portion of the site which our Board determines in its sole discretion that it does not need, or intend to use, in connection with the construction and operation of the ethanol plant. This rental option is for an initial term of six years, and on a biennial (two-year) basis thereafter, for $75/acre for irrigated farming, and $50/acre for dry land farming, pursuant to a written lease agreement to be entered into between the parties.

We have the right, during the terms of the option agreements, and prior to purchasing the land, to obtain at its cost a certified written title insurance commitment, land survey, and environmental inspection, and is currently in the process of obtaining and reviewing such documents. An issue we are reviewing in its title search is the status of old Nebraska State Highway No. 4, which ran through the northern portion of the site property, but has been abandoned and have been relinquished by the State of Nebraska to Thayer County, Nebraska. We are reviewing whether additional legal action is required by Thayer County regarding the old Nebraska State Highway No. 4 land for us to have necessary legal title to the site property upon exercise of the option agreements.

In addition to the payment of $365,000 for the site property, we have entered into a letter agreement with owners of the land immediately east of the Davenport Site to pay relocation expenses of $40,000 to them no later than five days after the closing of the purchase of the site. In consideration of the relocation payment, the landowner releases OTEC from all claims and liabilities arising out of OTEC's purchase of the site, and its construction and operation of the ethanol plant, and agrees to support OTEC's purchase of the site and not to directly or indirectly oppose or object to such purchase and construction of an ethanol plant.

In addition to the Davenport site option agreements, our Board has negotiated and reached agreement in principal on the terms and conditions for two option agreements to purchase an 8.9 acre portion of land located immediately north of the site property, between such property and the Union Pacific Railroad tracks (the "North Property") with the two co-owners of the North Property. In consideration of the payment of a $250 option fee each, the co-owners grant OTEC an exclusive option on the North Property through June 30, 2003, at a total exercise price of $22,250. As with the site option agreements, the exercise of the North Property option agreements and purchase of the North Property would not occur until after the successful completion of this offering, using the proceeds of this offering.

As currently proposed, the total cost of the site, represented by the site option agreements payments, the relocation payment, and the North Property option agreement payments, is $427,250, although this does not include the costs of title commitments, land surveys, environmental inspections, and related transactional costs, and there may be additional costs to OTEC in connection with procuring additional land or easements necessary to build the proposed ethanol plant.

Under the current proposed site plan of OTEC for the site, it will be necessary to obtain either additional land or easements to build the necessary railroad track siding to the plant, and may also be necessary to close a county road which would cross the railroad siding. While we believe that it will be able to obtain the necessary land or easements, and obtain the necessary county approval to close the road, there can be no assurance that there will not be objections from those affected by such actions, which may delay our plans, cost us more money, or cause us to adjust its site plan in material respects.

In the event we are not able to obtain necessary regulatory approvals or agreements with respect to the site on terms and conditions deemed satisfactory to the our Board in its sole discretion, we will re-evaluate the site to be selected for the ethanol plant, and may determine to select another site. While we believe that the Davenport, Nebraska community is very supportive of the plan to locate the ethanol plant near Davenport, there can be no assurance that there may be those in the community who object to such plant location, and who may express such objections to governmental bodies or agencies, or take other action intended to change, delay or stop our plans. As of the date of this prospectus, we are not aware of any such opposition.

Regulatory Permits

We will be required to obtain various environmental, construction and operating permits, as discussed below. Pursuant to the proposed EPC contract, Lurgi and ICM are responsible for construction permits and registrations. The inability to obtain any necessary permit or to comply with the various environmental or other governmental regulations may have a material effect on our business and may prevent our proposed plant from being constructed.

Nebraska Air Quality Permits. We have hired an environmental permitting consultant to provide professional consulting and support services in air quality monitoring, modeling, permitting, analysis, and research. We applied for an Air Quality Construction Permit with the Nebraska Department of Environmental Quality on July 30, 2002. Once obtained, an Air Quality Construction Permit is valid for 18 months. If we cannot complete construction within 18 months our Air Quality Construction Permit will lapse unless we can demonstrate that the construction of our plant requires additional time, we will need to apply for an extension. To operate our business, we will also need an Air Quality Operating Permit from the State of Nebraska Department of Environmental Quality. Once the proposed ethanol plant is completed, we must conduct emission testing and apply for an Air Pollution Operation Permit that will allow us to operate our business. We anticipate submitting an application for this permit approximately four months before the Air Pollution Construction Permit expires. We need this permit to operate the ethanol plant after the Air Pollution Construction Permit expires. We have twelve months once the plant becomes operational to obtain an Air Quality Operating Permit. If granted, we expect the permit will be valid for five years.

National Pollutant Discharge Elimination Permit. We must obtain a National Pollutant Discharge Elimination Permit for any waste water discharges and surface water runoff. Specifically, we will use a significant amount of water per day to cool our closed circuit systems in the proposed ethanol plant and to produce ethanol. We will likely discharge the water into a nearby creek, although we may also be required to discharge it to a larger body of water. The National Pollutant Discharge Elimination Permit application will be filed with the Nebraska Department of Environmental Quality. This permit must be applied for at least 180 days prior to any discharge. We have not applied for this permit, but plan to do so soon after we begin construction. There can be no assurance that this permit will be granted to us. If granted, we expect the permit will be valid for five years.

Well Permits. We plan to drill two separate wells near the ethanol plant to provide us with our necessary water supply. The Department of Environmental Quality considers these wells high capacity wells, and we must obtain a High Capacity Well Permit before we can begin digging the wells. To get this permit, we must apply to the Department of Environmental Quality, which will determine if the location of the well will support a sufficient water supply, and whether it is safe from any soil or ground water contamination. We are currently negotiating with a well construction company to provide us services for the digging and construction of these wells. We will apply for the required permits before we begin digging our wells.

Spill Prevention, Control and Countermeasures Plan. We must prepare a spill prevention, control and countermeasures plan in accordance with standards set by the Environmental Protection Agency. The plan will outline our spill prevention measures for oil-based products such as denatured ethanol and will be supervised by the Nebraska Department of Environmental Quality. The plan must be reviewed and certified by a professional engineer.

Nuisance

Even if we receive all Nebraska environmental permits for construction and operation of the ethanol plant, we may be subject to the regulations on emissions by the Environmental Protection Agency. We could also be subject to environmental or nuisance claims from adjacent property owners or residents in the area arising from odors or other air or water discharges from the plant, although we do not expect any such claims.

                                   MANAGEMENT

Directors and Officers of OTEC

The following table shows the directors and officers of OTEC as of the date of this memorandum:

-----------------------------------------------------------------------------------------------------
            NAME            AGE                     POSITION                    DIRECTOR TERM EXPIRES
-----------------------------------------------------------------------------------------------------
Mark L. Jagels               40     Chairman, President and Class I Director            2004
-----------------------------------------------------------------------------------------------------
Michael Schardt              33     Vice-Chairman, Vice-President and Class             2006
                                    III Director
-----------------------------------------------------------------------------------------------------
Kent D. Hummel               66     Treasurer and Class II Director                     2005
-----------------------------------------------------------------------------------------------------
Pamela Maynard               55     Secretary and Class III Director                    2006
-----------------------------------------------------------------------------------------------------
Todd Fangmeier               33     Class II Director                                   2005
-----------------------------------------------------------------------------------------------------
Brian Nedrow                 31     Class I Director                                    2004
-----------------------------------------------------------------------------------------------------
Daniel J. Miller             28     Class I Director                                    2004
-----------------------------------------------------------------------------------------------------
Gene L. Thomas               56     Class II Director                                   2005
-----------------------------------------------------------------------------------------------------
Darrel D. Dageforde          63     Class III Director                                  2006
-----------------------------------------------------------------------------------------------------

Our Operating Agreement currently provides that the initial Board of Directors shall be comprised of nine (9) members who shall be elected at the annual meeting of the members. Our Operating Agreement further provides for a staggered Board of Directors where each director is elected for a term of three (3) years. Class I directors' terms expire at OTEC's 2004 annual meeting. Class II directors' terms expire at OTEC's 2005 annual meeting. Class III directors' terms expire at OTEC's 2006 annual meeting. The initial classification of the board members was determined by random selection through a lottery.

All directors and officers have been elected to serve until the next succeeding annual meeting and until their successors have been elected and qualified. Our annual meeting has been scheduled for the period between January and June each year commencing in the year 2003. However, at our initial annual meeting in 2003 our members will not vote for any directors under our Operating Agreement which provides that Class 1 directors (the first class to come up for re-election) serve until the annual meeting in 2004.

The Board reserves the right, in its sole discretion and in accordance with the terms of the Operating Agreement, to increase the size of the Board and appoint new directors to fill the newly created director seats at the request of investors who make significant investments to OTEC in this offering and desire representation on the Board.

Business Experience of Directors and Officers

The following is a brief description of the business experience and background of the above-named officers and directors of OTEC.

Mark L. Jagels has been a farmer and rancher in Davenport, Nebraska since January 1984. Mr. Jagels also owns 50% of J & J Trucking, Inc. and is a current Director of the Nebraska Corn Board.

Michael Schardt is currently the Vice President of Edgar & Allen Schardt, Inc. which is a family farm corporation involved in crop and livestock production in Carleton, Nebraska.

Kent D. Hummel has been a self-employed farmer since 1960 and received a Bachelor of Science degree in agronomy from the University of Nebraska. Mr. Hummel is the sole owner of Hummel Farms, Inc. which is a 2,350 acre grain farm located in Daykin, Nebraska which is also a Dekalb and Asgrow seed dealer. Mr. Hummel also served as Chairman of the Board and was a member of the steering committee of the Swan Creek Watershed District.

Pamela Maynard holds a Masters in Public Administration and has extensive experience in sales management, sales, project management, administrative services and human resources in the telecommunications and data communications industry. Ms. Maynard is currently employed by South Central Public Power District as a Communication/Economic Development Specialist. She is also involved in various community development events and activities. Between 1997 and 1999, she worked at Lucent Technologies, Inc. as an Inside Sales Manager. Ms. Maynard worked at US West, Inc. from 1984 to 1996 as an Account Consultant, Sales Manager, Project Manager and Account Executive. Prior to joining US West, Inc., she worked for AT & T/Northwestern Bell as an Account Executive.

Todd Fangmeier has been a self-employed farmer in Hebron, Nebraska since May 1991. Prior to commencing his farming operations, Mr. Fangmeier received an Associates Degree in Applied Science for architectural design.

Brian Nedrow has been a self-employed farmer in Geneva, Nebraska since 1989. Mr. Nedrow is also a farm hand employee at Nedrow Farms, Inc. and serves as a director on the Nedrow Farms, Inc. Board of Directors.

Daniel J. Miller is currently the Co-Manager and Secretary/Treasurer of a A.B. Miller Farms, Inc., a family farm corporation, located in Carleton, Nebraska which products corn, soybeans and feeder cattle. A.B. Miller Farms, Inc. also operates a Mobil Oil and Garst/AgriPro Seed dealership. Mr. Miller received a

Bachelor of Science degree in agronomy in December of 1996. He assumed his position with A.B. Miller Farms, Inc. in January 1997.

Gene L. Thomas has been a lifetime resident of Jefferson County and has been involved in grain and livestock production south and east of Daykin, Nebraska for more than forty years. Mr. Thomas currently owns and manages a 3,200 acre operation located in Fairbury, Nebraska. He also serves as a director on the Little Blue NRD Board of Directors and serves on its executive committee.

Darrel D. Dageforde and his wife, Rosemary Dageforde are currently the owner of Dageforde Agency, a real estate and insurance firm located in Hebron, Nebraska. Mr. Dageforde and his wife own and operate an 880 acre farm in Thayer County, Nebraska through Dageforde Farms, a partnership, and own and operate D & D Farms which is a 733 acre grain and grade A dairy operation. Mr. Dageforde and his wife are also the majority partners in a grain and calf/cow and cattle feeding operation located in Thayer County, Nebraska.

Nominating Committee and Director Nomination Procedure

Our Board of Directors established a standing nominating committee to be elected from its members. The nominating committee consists of Brian Nedrow, chairman, Pamela Maynard and Jerry Miller. The principal duty of the nominating committee is to recommend to our Board prior to the annual members' meetings nominees for election to the Board of Directors for whom OTEC will solicit proxies. Also, in the event of a vacancy, the nominating committee shall recommend to the Board a nominee to fill such vacancy. While the nominating committee will consider nominees recommended by members, it has not actively solicited recommendations from the Company's members for nominees. Although OTEC has established formal procedures with respect to making nominations with respect to the election of directors, as described below, there are not any formal procedures for the purpose of making recommendations to the nominating committee.

Our Board of Directors amended the Operating Agreement to establish a deadline for nominations with respect to the election of directors at OTEC's annual membership meetings, commencing with the 2004 Annual Meeting. Nominations for election to our Board of Directors may be made by the Board of Directors, the nominating committee, or by any member entitled to vote for the election of directors.

Nominations, other than those made by or on behalf of the existing management of OTEC, must be made in writing and delivered or mailed to the Secretary of OTEC or to the chairman of the nominating committee, no earlier than the first day of the October preceding the annual meeting and no later than the last day of the March preceding the annual meeting. In the event of a special meeting of members, not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to members.

Each nomination must contain such information about the nominee which shall be deemed appropriate, from time to time, by the nominating committee. Each nomination shall be accompanied by the written consent of each nominee to serve as a director of OTEC if elected by the members. At the meeting of members, our Chairman of the Board shall declare out of order and disregard any nomination not presented in accordance with this section.

Nominations for election to the Board to be considered at the 2004 Annual Meeting must be submitted in writing to the Chairman of the Board or Corporate Secretary at the OTEC's principal office, Box 267, Davenport, Nebraska 68335 no earlier than October 1, 2003 and no later than March 31, 2004.

Director and Officer Compensation

All of our directors and officers and employees will be entitled to and may receive reimbursement for expenses incurred by them for and on behalf of OTEC. We may also pay directors fees to directors for attendance at the Board of Directors meetings, although currently no such fees are being paid by OTEC.

Committees of the Board of Directors

Our Operating Agreement permits the Board to establish committees having the authority of the Board of Directors. A committee may consist of one or more persons that need not be directors. The Board has established the following committees:

      Grant Writing:                      Todd Fangmeier, Dan Poppe and Rosemary
                                          Dageforde

      Environmental and Permitting:       Brian Nedrow, Jerry Grove and Dan
                                          Miller.

      Legislative Committee:              Michael Schardt, Mark Jagels and Jerry
                                          Miller

      Financing/Investment:               Kent Hummel, Darrel Dageforde, Ken
                                          Else, Mike Schardt and Rob Schardt

      Ethanol/DDG Marketing:              Dan Miller, Steve Gebers and Brian
                                          Nedrow

      Construction and Design:            Rosemary Dageforde, Todd Fangmeier and
                                          Gene Thomas

      Public Relations:                   Rosemary Dageforder and Jeanette Else

      Nominating Committee:               Brian Nedrow, Pamela Maynard and Jerry
                                          Miller

                             EXECUTIVE COMPENSATION

Mark Jagels is currently serving as our President and Michael Schardt is currently serving as our Vice President and neither has received any compensation from us. Neither Mr. Jagels nor Mr. Schardt is under any written contract to provide services to us. We reimburse our officers for expenses incurred relating to services rendered on our behalf. The current officers of OTEC will continue to serve without remuneration. OTEC may hire a business manager to assist us in organizational business matters and we intend to recruit and hire permanent employees who will be compensated on a regular basis pursuant to agreed upon salaries. We expect to offer typical health and other employee benefits.

Employment Agreements

We have no employment agreements with any executive officer or director. We may in the future enter into employment agreements with our executive officers or other employees that we may hire.

Reimbursement of Expenses

We do not pay our officers and directors any fees or salaries for their services to us. We reimburse our officers for expenses incurred in connection with their service to us. Our reimbursement policy is to reimburse our officers for out-of-pocket expenses.

                 CERTAIN TRANSACTIONS AND CONFLICTS OF INTEREST

Conflicts of interest may arise in the future as a result of the relationships between and among our members, officers, directors and their affiliates, although our officers and directors have fiduciary duties to us. We do not have a committee of independent directors or members or an otherwise disinterested body to consider transactions or arrangements that result from conflicts of interest. Our Operating Agreement permits OTEC to enter into agreements with directors, officers, members and their affiliates, provided that any such transactions are on terms no more favorable to the directors, officers, members (or their affiliates) than generally afforded to non-affiliated parties in a similar transaction. As of the date of this prospectus, OTEC had not entered into any agreements with any of its directors, officers, members or their affiliates.

Our Board has adopted an Affiliated Transactions Policy which provides that all material affiliated transactions and loans must be made on terms that are no less favorable to us than those that can be obtained from unaffiliated third parties, and that all material affiliated transactions and loans, or any forgiveness of loans, must be approved by:

     (a) a majority of the independent directors who do not have an interest in the transaction; or

     (b) the affirmative vote of members holding a majority of the outstanding membership interests, excluding the membership interests of members having an interest in the transaction.

The policy permits sales of corn and other feedstock by directors, officers, members or other affiliated parties to OTEC, and all purchases of ethanol, distillers' grains and other co-products by directors, officers, members or other affiliated parties from OTEC without the required approvals if purchase or sale price is substantially equal to the then current market price and the transaction is on terms no less favorable to OTEC than those that can be obtained from unaffiliated third parties.

Conflicts of interest could arise in the situations described below:

..        We will engage in transactions with our directors or their affiliates with respect to the purchase of corn and the sale of distillers grains although such transactions will be on the same terms and conditions as with non-affiliated persons or entities. Members will have no right to individually enforce the obligations of our directors or their affiliates in our favor.

..        Our directors' decisions regarding various matters, including expenditures that we make for our business, reserves for accrued expenses, including officers salaries and reimbursement of director's expenses, loan covenants, capital improvements and contingencies will affect the amount of cash available for distribution to members.

..        We will reimburse our directors for out-of-pocket expenses relating to our business. We do not have a reimbursement policy or guideline for determining what expenses will be reimbursed. We will review and reimburse all reasonable expenses that directors submit to us.

..        We have retained counsel that has assisted us in various aspects of our formation and development. We have not retained separate counsel on behalf of unit holders.

The directors of OTEC are the founders of the company and are its sole promoters. Each member of our Board of Directors purchased his original membership two membership units for $500 per unit to capitalize the company upon its organization.

               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

As permitted by the Nebraska Limited Liability Company Act, OTEC's Operating Agreement provides that no director will be personally liable to OTEC or its members for monetary damages for any action taken in good faith and reasonably believed by them to be in the best interest of OTEC, or in reliance on the Operating Agreement or Articles of Organization, or for food faith errors of judgement. Directors are liable only for misconduct or negligence in the performance of their duties as directors.

OTEC's Operating Agreement also provides that OTEC must indemnify its directors and officers to the fullest extent permitted by law; provided, that directors and officers are not entitled to indemnification under the Operating Agreement if a court determines that the losses or liability resulted primarily from the negligence or misconduct of such director or officer.

There is no pending litigation or proceeding involving a director, officer, employee or agent of OTEC as to which indemnification is being sought. We are not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, employee or agent.

                         DESCRIPTION OF MEMBERSHIP UNITS

Membership Units

Ownership rights in OTEC are evidenced by membership units. Each membership unit represents ownership interest in OTEC's capital, profits, losses and distributions on a per membership unit basis as adjusted from time to time, and the right to vote and participate in the management of OTEC, all as provided in the Operating Agreement as such may be amended from time to time. OTEC maintains a membership register setting forth the name, address, capital contributions and number of units held by each member at its principal office. There are no limits under our Articles of Organization or our Operating Agreement on the total amount of membership units that the Board of Directors may issue.

Maximum Ownership Percentage

Under our Operating Agreement, no member can own more than 49% of the total issued and outstanding membership units. The calculation of your 49% limitation includes the number of membership units owned by you and your spouse, children, parents, brothers and sisters, and any membership units owned by any corporation, partnership or other entity in which you or your family members owns or controls a majority of the voting power.

Cumulative Voting for Election of Directors

Each membership unit is entitled to one vote per unit except that voting is cumulative in the election of directors. With cumulative voting, each member is entitled to as many votes as the total number of units held of record by such member multiplied by the number of directors to be elected at the meeting. Each member is then entitled to cumulate his votes and cast all of them for one nominee or distribute them among any or all of the nominees in such proportion as the member may desire. The nominees receiving the highest number of votes on the foregoing basis, up to the total number of directors to be elected at the meeting, will be elected.

No Preemptive Rights

Our Operating Agreement denies preemptive rights to members of OTEC. If we decide to issue additional membership units in the future, we could do so without first offering the additional units to you which would dilute your percentage of membership interests in OTEC. If we sell additional membership units, the sale price may be higher or lower than what you are paying in this offering and depending on the value of the units at the time of issuance, may dilute the value of your membership units. Our annual meeting has been scheduled for the period between January and June of each year with the exact date to determined by the Board of Directors. The first annual meeting will be held in the year 2003; however, at our initial annual meeting in 2003, our members will not vote for any directors. Our Operating Agreement provides that Class I directors (the first class to come up for re-election) serve until the annual meeting in 2004. Class II directors serve until the 2005 annual meeting, and the Class III directors serve until the 2006 annual meeting.

Change of Control Limitations

There are limitations on the acquisition of our membership units and changes in control of OTEC. Our Operating Agreement contains certain provisions that could delay, defer or prevent a change in control of OTEC, including the following:

     . Ownership Limit. Under our Operating Agreement, no member can own more than 49% of the total issued and outstanding membership units. This limitation may have the effect of precluding a change in control of OTEC by a third party, even if the change of control would be at a premium price for our members, or otherwise be in their best interests.

     . Staggered Board. Our Board of Directors consists of 9 members, which are divided into three classes of directors, with each class serving staggered three-year terms. The classification of the Board of Directors into three classes will make it more difficult for members to change the composition of the Board of Directors because only a minority of the Directors can be elected at once. The staggered Board could also discourage a third party from attempting to obtain control of OTEC, even though this attempt might be beneficial to our members. Our first annual meeting will be scheduled by the Board of Directors and will be held between January and June commencing in the year 2003. However, at our initial annual meeting in 2003 our members will not vote for any directors based on classes under our Operating Agreement which provides that Class 1 directors (the first class to come up for re-election) serve until the annual meeting in 2004.

     . Limitations on Amending the Operating Agreement. Our Operating Agreement may be amended only upon an affirmative vote of two-thirds of the members of our Board of directors, or upon an affirmative vote of two-thirds majority in interest of the members. These supermajority voting requirements for amending our Operating Agreement make it more difficult to change the restrictions noted above which impede or prevent a change of control of OTEC.

     . Restrictions on Calling a Special Meeting of Members. Our Operating Agreement permits a special meeting of members to be called by the Chairman of the Board, or by any three directors. If neither the Chairman nor three directors will call a special meeting, our Operating Agreement requires written demand by members holding 10% of our outstanding membership interests to call a special meeting. This requirement may make it more difficult for members holding small amounts of membership interests to effect the call of a special meeting of members.

Restrictive Legend on Membership Certificate

We will place on your membership certificate or any other document evidencing ownership of our membership units, restrictive legends similar to the following:

     The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating Agreement of Oregon Trail Ethanol Coalition, L.L.C., as amended from time to time. Copies of the Operating Agreement may be obtained upon written request to the Board of Directors of Oregon Trail Ethanol Coalition, L.L.C.

Corporate Law Comparison

The following table compares certain of your rights as a member of OTEC under our Operating Agreement to your rights under the Nebraska Limited Liability Company Act and limited liability company law and to the rights of a shareholder of a corporation under the Nebraska Business Corporations Act.

-------------------------------------------------------------------------------------------------------------------------
                     Nebraska Limited             Nebraska
                        Liability               Corporate Law                         Operating Agreement
                       Company Act
-------------------------------------------------------------------------------------------------------------------------
                                        Under the Nebraska Business     Section 11.5 of our Operating Agreement is based
                                        Corporation Act, upon five      on Nebraska corporate law and provides the
                                        days written notice, a          following:
                                        shareholder can inspect and
                                        copy: (a) a corporation's       Upon five days written notice to OTEC, you have
                                        Articles of Incorporation and   the right to inspect and copy during regular
                                        all amendments; (b) the         business hours at OTEC's principal office the
Member Access                           bylaws of the corporation;      following records:
to Records                              (c) resolutions passed by the
                                        directors creating a new        (1) Articles or Restated Articles of
                                        series or class of stock and    Organization and all amendments thereto
                                        setting the related rights      currently in effect; (2) our Operating
                                        and preferences; and (d)        Agreement and all restatements and amendments
                                        minutes of the shareholders     currently in effect; (3) minutes of all member
                                        meeting and all written         meetings and records of all action taken by
                   The Nebraska LLC     communications to the           members without a meeting for the past 3 years;
                   Act and Nebraska     shareholders for the past       (4) all written  communications to the members
                   LLC law is silent.   three years.                    generally within the past three years; (5)
                                                                        annual financial statements that include a
                                        Upon five days notice, a        balance sheet as of the end of the fiscal year,
                                        shareholder can also inspect    an income statement for that year and a
                                        the records identified below    statement of changes in members' equity for
                                        if (a) the shareholder's        that year unless such information appears
                                        demand to inspect and copy      elsewhere in the financial statements, along
                                        the records is made in good     with the accountant's report if the annual
                                        faith and for a proper          financial statements are reported upon by a
                                        purpose; (b) the shareholder    public accountant; (6) a list of the names and
                                        describes with reasonable       business addresses of OTEC's current directors
                                        particularity his or her        and officers; and (7) the most recent annual
                                        purpose and the records he or   report delivered by OTEC to the Nebraska
                                        she desires to inspect; and     Secretary of State.
                                        (c) the records are directly
                                        connected with the              (2) Upon five days prior written notice to
                                        shareholder's purpose:          OTEC, you also have the right to inspect and
                                                                        copy during regular business hours at a
                                           (1) excerpts from minutes    reasonable location specified by OTEC any of
                                        of any meeting of the board     the following records if (a) your demand is
                                        of directors, records of any    made in good faith and for a proper purpose;
                                        action of a committee of the    (b) you describe with reasonable particularity
                                        board of directors while        your purpose and the records you desire to
                                        acting in place of the board    inspect; and (c) the records are directly
                                        of directors on behalf of the   connected with your purpose:
                                        corporation, minutes of any
                                        meeting of the shareholders,        (1) excerpts from minutes of any meeting of
                                        and records of action taken     the Board of Directors, records of any action
                                        by the shareholders or board    of a committee of the Board of Directors while
                                        of directors without a          acting in place of the Board of Directors on
                                        meeting,                        behalf of OTEC, minutes of any meeting of the
                                           (2) accounting records of    members, and records of action taken by the
                                        the corporation; and            members or Board of Directors without a
                                           (3) the shareholders         meeting;
                                        record.                             (2) accounting records of OTEC; and
                                                                            (3) the membership register.

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                    Nebraska Limited               Nebraska
                        Liability               Corporate Law                         Operating Agreement
                       Company Act
-------------------------------------------------------------------------------------------------------------------------
                                        Nebraska corporate law
                                        provides that no shareholder
                   The Nebraska LLC     may commence or maintain a
                   Act and Nebraska     derivative proceeding unless
                   LLC law is silent.   he or she (1) was a
Right to File a                         shareholder of the
Derivative         In the absence of    corporation at the time of      Our Operating Agreement is silent, and members
Lawsuit            statutory            the act or omission             would be subject to court interpretations of
                   provisions, courts   complained of or became a       the Nebraska LLC Act and LLC law.
                   may look to          shareholder through transfer
                   corporate law to     by operation of law from one
                   decide if a          who was a shareholder at such
                   derivative suit      time; and (2) fairly and
                   can be maintained.   adequately represents the
                                        interests of the corporation
                                        in enforcing the right of the
                                        corporation.
-------------------------------------------------------------------------------------------------------------------------
Voting on          The Nebraska LLC     Unless the Articles of          Our Operating Agreement requires members
Mergers and        Act requires the     Incorporation require a         holding more than 2/3 of the membership
Sale of Assets     approval of any      greater vote, the Nebraska      interests to approve:  (a) the sale, exchange,
                   merger or            Business Corporation Act        lease, mortgage, pledge or other transfer of
                   consolidation by     requires the approval of a      all or substantially all of the assets of OTEC
                   at least a           two-thirds majority of the      other than in the ordinary course of business;
                   majority in          shareholders of any merger.     and (b) the merger or consolidation of OTEC
                   interest of the                                      with another entity.
                   members unless the
                   Operating
                   Agreement requires
                   a greater vote.
-------------------------------------------------------------------------------------------------------------------------
Voting on          The Nebraska LLC     Unless the Articles of          Our Operating Agreement requires unanimous
Dissolution        Act requires the     Incorporation require a         written approval of the members to dissolve
                   unanimous written    greater vote, the Nebraska      OTEC in accordance with the Nebraska LLC Act.
                   agreement of all     Business Corporation Act
                   members to           requires the approval of a
                   dissolve a limited   two-thirds majority of the
                   liability company.   shareholders to dissolve a
                                        corporation.
-------------------------------------------------------------------------------------------------------------------------

                       RESTRICTIONS ON TRANSFER OF UNITS

For the reasons described below, investment in OTEC should be undertaken only by those investors who can afford an illiquid investment and who do not intend to resell or transfer their membership units.

All transfers are subject to a determination that the transfer will not cause OTEC to be deemed a publicly traded partnership.

We have restricted your ability to transfer your membership units to ensure that OTEC is not deemed a "publicly traded partnership" and thus taxed as a corporation. Under the Operating Agreement, no transfers may occur without the approval of the Board of Directors. The Board of Directors will only permit transfers that fall within "safe harbors" contained in the publicly traded partnership rules under the Internal Revenue Code. These include:

     .    transfers by gift,
     .    transfers upon the death of a member,
     .    intra-family transfers and
     . other transfers during the tax year that in the aggregate do not exceed 2% of the total outstanding membership units.

Any transfer in violation of the publicly traded partnership requirements or without the prior consent of the Board will be null and void.

                         SUMMARY OF AMENDED AND RESTATED
                               OPERATING AGREEMENT

Your rights and obligations as a member of OTEC will be governed by the Amended and Restated Operating Agreement. A copy of the Amended and Restated Operating Agreement is attached hereto as Exhibit B. Before buying any membership units you should carefully study the Operating Agreement in its entirety. The following is a summary of the material terms and provisions of the Operating Agreement which govern OTEC and its members. This summary is qualified in its entirety by reference to the full text of the Operating Agreement, and in the event of a conflict or apparent conflict between this summary and the full text of the Operating Agreement, the Operating Agreement shall control.

Organization and Duration

We were organized on August 16, 2001 as a Nebraska limited liability company. We will continue to operate until our members or a court determines that we should dissolve, liquidate and wind up our business.

Purpose

Our purpose is to construct, own and operate an ethanol plant. In addition, we may engage in any other business or activity as long as our directors approve the activity, and it does not violate Nebraska law. We may engage in any transactions that are necessary, appropriate and proper to further our purpose.

Meetings

Under the Operating Agreement, the annual meeting of Members must be held between January and June each year to transact business which comes before the meeting. Starting in 2003, OTEC currently intends to hold annual meetings of the members in the second calendar quarter of the year. Special meetings of the members may be called:

     .    by the Chairman of the Board,
     .    by any 3 directors, or
     .    by member(s) holding 10% of the outstanding membership interests.

Special meetings will be held at the principal place of business of OTEC, or elsewhere as the notice of such meeting shall direct. You may attend any meeting in person or by proxy. Written notice to all members stating the date, time and place of the meeting and a description of the purpose(s) of the meeting must be mailed, not fewer than 10 nor more than 60 calendar days before the date of the meeting. Members holding at least a majority in interest represented in person or by proxy constitutes a quorum at any meeting of members.

Rights and Obligations of Members

The dissolution and winding up of OTEC requires the approval of members required under the Nebraska Limited Liability Company Act, as amended from time to time. Nebraska law currently requires unanimous consent of all members to dissolve and wind up a Nebraska limited liability company; therefore, the dissolution and winding up of OTEC currently requires the unanimous approval of the members.

The members shall further have the right, by the affirmative vote of members holding at least a two-thirds majority in interest, to approve the following actions:

          . the sale, exchange or other disposition of all, or substantially all, of OTEC's assets (other than in the ordinary course of OTEC's business) which is to occur as part of a single transaction or plan; and

          .    the merger or consolidation of OTEC with another entity.

Individual members do not have the authority or power to act for or on behalf of OTEC, to do any act that would be binding on OTEC or to incur any expenditures on behalf of OTEC.

You do not have the right to withdraw from OTEC as a member except as permitted in the Operating Agreement under Article 10 covering transfers of membership interests. You do not have preemptive rights to acquire any additional membership units or other interest in OTEC.

Access to Books and Records

Upon five days written notice to OTEC, you have the right to inspect and copy during regular business hours at OTEC's principal office the following records:

     (i) Articles or Restated Articles of Organization and all amendments thereto currently in effect;

     (ii) Operating Agreement and all restatements and amendments thereto currently in effect;

     (iii) Minutes of all member meetings and records of all action taken by members without a meeting for the past three years;

     (iv) All written communications to the members generally within the past three years;

     (v) Annual financial statements that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of changes in members' equity for that year unless such information appears elsewhere in the financial statements, along with the accountant's report if the annual financial statements are reported upon by a public accountant;

     (vi) A list of the names and business addresses of OTEC's current directors and officers; and

     (vii) The most recent annual report delivered by OTEC to the Nebraska Secretary of State.

Upon five days prior written notice to OTEC, you also have the right to inspect and copy during regular business hours at a reasonable location specified by OTEC any of the following records if (a) your demand is made in good faith and for a proper purpose; (b) you describe with reasonable particularity your purpose and the records you desire to inspect; and (c) the records are directly connected with your purpose:

     (i) Excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of OTEC, minutes of any meeting of the members, and records of action taken by the members or Board of Directors without a meeting, to the extent not subject to inspection as described above;

     (ii)  Accounting records of OTEC; and

     (iii) The membership register.

Member Liability to OTEC

Your liability will be limited as set forth in the Operating Agreement, the Nebraska Limited Liability Company Act and other applicable law. You will not be personally liable for any debts or losses of OTEC beyond your respective capital contributions as set forth in the Operating Agreement, except, if you receive a distribution made by OTEC which is either:

     (1)  in violation of the Operating Agreement, or
     (2) made when OTEC's liabilities exceed its assets (after giving effect to the distribution),

you remain liable to OTEC for a period of 6 years after such distribution for the amount of the distribution.

Management of OTEC

The Board of Directors manages, directs and controls the business and affairs of OTEC. Except for situations in which the approval of the members is required by the Operating Agreement or by applicable law, the Board has the full and complete authority, power and discretion to manage and control the business, affairs and properties of OTEC, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of OTEC's business.

The Board of Directors has 9 directors who are elected at the annual meeting of the members. The Operating Agreement provides for a staggered Board of Directors where each director is elected for a term of 3 years.

     .    Class I directors' terms expire at the 2004 annual meeting.
     .    Class II directors' terms expire at the 2005 annual meeting.
     .    Class III directors' terms expire at the 2006 annual meeting.

The initial classification of the board members was determined by random selection through a lottery. Each director shall hold office for his respective term until his successor shall have been elected and qualified. Directors do not need to be residents of the State of Nebraska, but must be members of OTEC or affiliated with a member.

The Board's power and authority includes, but is not limited to, the right to take the following actions on behalf of OTEC:

     (a) expend company funds in connection with the operation of OTEC's business or otherwise pursuant to the Operating Agreement;

     (b) employ and dismiss from employment any and all employees, agents, independent contractors, attorneys and accountants;

     (c) prosecute, settle or compromise all claims against third parties, compromise, settle or accept judgment on, claims against OTEC and execute all documents and make all representations, admissions and waivers in connection therewith;

     (d) borrow money on behalf of OTEC from any person, issue promissory notes, drafts and other negotiable and nonnegotiable instruments and evidences of indebtedness, secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, property of OTEC, whether at the time owned or thereafter acquired;

     (e) hold, receive, mortgage, pledge, lease, transfer, exchange, otherwise dispose of, grant options with respect to, and otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all property of whatever nature held or owned by, or licensed to, OTEC;

     (f)  lend any of OTEC property with or without security;

     (g) have and maintain one or more offices within or without the State of Nebraska;

     (h) open, maintain and close bank accounts and money market mutual funds accounts, and draw checks and other orders for the payment of monies;

     (i) engage accountants, custodians, consultants and attorneys and any and all other agents and assistants (professional and nonprofessional) and pay such compensation in connection with such engagement that the Board of Directors determines is appropriate;

     (j) enter into, execute, make, amend, supplement, acknowledge, deliver and perform any and all contracts, agreements, licenses, and other instruments, undertakings and understandings that the Board determines is necessary, appropriate or incidental to carrying out the business of OTEC;

     (k)  file a petition in bankruptcy on behalf of OTEC;

     (l) delegate to the Chairman, President and other Officers such responsibility and authority as the Board deems necessary or appropriate from time to time; and

     (m) admit new Members, accept additional Capital Contributions from new and existing Members and issue additional membership units to new and existing Members.

The Operating Agreement requires the affirmative vote of a majority of the Board of Directors for:

     . incurring any indebtedness or expense in excess of $50,000 other than in the ordinary course of business;

     . pledging, mortgaging, encumbering or granting any lien on any assets of OTEC other than in the ordinary course of business; and

     . purchasing any asset or making capital expenditures in excess of $50,000.

Members of the Board must perform their duties as directors in good faith, in a manner he or she reasonably believes to be in the best interests of OTEC. Each member of the Board must use such care as an ordinarily prudent person in a like position would use under similar circumstances.

The Board does not, in any way, guarantee the return of your capital contributions or a profit for you from the operations of OTEC. Members of the Board shall not be liable to OTEC or to any member for any loss or damage sustained by OTEC or its members, unless the loss or damage shall have been the result of negligence or misconduct in the performance of their duties as directors.

A director may resign at any time by giving written notice to the members of OTEC. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless, otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a director who is also a member shall not affect the director's rights as a member and shall not constitute a withdrawal of a member.

At a meeting called expressly for that purpose, a director may be removed at any time, with or without cause, by the affirmative vote of members holding more than 50% of the percentage interests, except that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal. The removal of a director who is also a member shall not affect the director's rights as a member and shall not constitute a withdrawal of a member.

Allocations of Profits and Losses

We will allocate OTEC's profits and losses to you according to your membership units, as provided in the Operating Agreement, as amended from time to time. The Board will determine whether to distribute or retain the profits. The Board may agree to distribute cash to the members irrespective of profits. The Board may agree to distribute in kind property held by OTEC.

Capital Accounts and Distributions

You will have a capital account on the books of OTEC. We will credit your capital account with the following:

     (i) the cash and the fair market value of any property other than cash contributed by you to the capital of OTEC;

     (ii) your allocable share of profits and any items of income or gain which are specially allocated to you; and

     (iii) the amount of any company liabilities assumed by you which are secured by any property of OTEC distributed to you.

We will debit your capital account for the following:

     (i) the cash and the fair market value of any property other than cash distributed to you;

     (ii) your allocable share of losses and any items of expense or loss which are specially allocated to you; and

     (iii) the amount of any of your liabilities assumed by OTEC or which are secured by any property contributed by you to OTEC.

OTEC will distribute information regarding individual members' capital accounts on an annual basis in connection with the distribution of tax reporting information. In addition, OTEC will distribute annual reports to you in accordance with state and federal laws and will file annual and quarterly reports with the SEC as required under applicable laws. You may request, in writing, copies of OTEC's annual and quarterly reports.

Transfer of Interests in OTEC

You may not transfer all or any portion of your interest under any circumstance without the prior written consent of the Board of Directors which consent may be withheld in the sole discretion of the Board of Directors. The Board will not approve any transfer if the Board determines the transfer would cause OTEC to be treated as a "publicly traded partnership". Transfers that violate any restrictions of the Operating Agreement or applicable law are null and void with no force or effect whatsoever, and the intended transferee will not acquire any rights in the membership unit. You must submit a written request to transfer your membership units to the Board of Directors describing the terms of the proposed transfer. Notwithstanding the receipt of such request, the Board of Directors cannot guarantee that the request will be honored by the requested transfer date, if at all.

Subject to the 49% maximum ownership limitation set forth in the Operating Agreement and subject to Board approval, the following transfers are "permitted transfers":

     (a) a "block transfer", which is a transfer by a member and any related persons (as defined in the Internal Revenue Code) in one or more transactions during any 30 calendar day period of interests representing in the aggregate more than 2% of the total interests in company; or

     (b) a transfer or series of related transfers by one or more members (acting together) which involves the transfer of 50% or more of the outstanding units; or

     (c)  a transfer effected through a qualified matching service; or

     (d) a transfer by gift or bequest only to a spouse or child of such transferring member, or to a trust established for the benefit of such spouse or child, or to an existing member of OTEC upon 10 days' prior written notice to OTEC of such gift or bequest.

No sales or transfers, including permitted transfers, may be made without prior Board approval.

The Board of Directors, in its sole discretion, may also require the following prior to the approval of any transfer of membership units,

     . an opinion of counsel (whose fees and expenses shall be borne by the transferor) satisfactory in form and substance to the Board that such transfer may be lawfully made without registration or qualification under applicable state and federal securities laws, or such transfer is properly registered or qualified under applicable state and federal securities laws, and if requested by OTEC, that the transfer will not cause OTEC to be treated as a publicly traded partnership;

     . such documents and instruments of conveyance executed by the transferor and transferee as may be necessary or appropriate in the opinion of counsel to OTEC to effect such transfer, except that in the case of a transfer of units involuntarily by operation of law, the transfer shall be confirmed by presentation of legal evidence of such transfer, in form and substance satisfactory to OTEC;

     .    the transferor's membership certificate;

     . the transferee's taxpayer identification number and sufficient information to determine the transferee's initial tax basis in the interest transferred, and any other information reasonably necessary to permit OTEC to file all required federal and state tax returns and other legally required information statements or returns;

     . evidence satisfactory in form and substance to the Board that the transferee meets the maximum unit ownership limitations; and

     . other conditions on the transfer of units adopted by the Board from time to time as it deems appropriate.

Fair Market Value

Fair market value of a membership interest on any date will be equal to the most recent fair market valuation determination of the per membership unit value by the Board in good faith; provided, that the valuation will be calculated on a basis as consistent as practicable from period to period. The Board may, in its sole discretion, employ the advice of independent and qualified professionals in the determination of the fair market value, but is not under any obligation to do so. The fair market value of OTEC's membership units shall be determined at least annually. Valuations shall generally be performed, at the discretion of the Board, as of the end of each fiscal year of OTEC's operations at the annual meeting of the Board; however, the Board, in its sole discretion, may have fair market valuations of OTEC performed at any time or from time to time during any year. Except as otherwise specifically provided in the Operating Agreement, the Board will use the results of the most recent valuation in determining the fair market value of a membership interest. No member or any party other than the Board shall have the right to require or request that a new or more recent valuation be performed for purposes of determining the fair market value of OTEC or a membership interest.

The Board will not establish the fair market value more than 4 times during OTEC's taxable year.

Transfer Upon Death of a Member

If you die, your estate or personal representative may request that OTEC repurchase your interest within 120 days after your death. OTEC is not obligated to repurchase your membership units and we cannot assure you that OTEC would have sufficient liquidity to agree with any request for redemption, or that the Board of Directors in its discretion would agree to use OTEC's cash on hand for such purpose. The purchase price will be the fair market value of your interest in effect as of the date of receipt of notification of your death. Your estate or personal representative may exercise this right by providing written notice to OTEC within 120 days after the date of your death; provided, however, OTEC will not repurchase such interest earlier than 60 days after OTEC receives notice of the repurchase request. Transfers upon death are subject to a determination by the Board that the transfer will not cause OTEC to be deemed a publicly traded partnership.

Payment Terms

If the purchase price for an interest transferred due to death exceeds $5,000, OTEC or the purchasing member has the right to pay for the interest purchased by paying $5,000 at closing and executing a promissory note for the balance of the purchase price. OTEC must pay the promissory note in 5 equal annual installments due on the anniversary date of the closing and the promissory note will accrue interest at a rate determined by the Board which will not be less than the then current prime rate established by a major bank selected by the Board for loans to such bank's most creditworthy commercial borrowers. OTEC may prepay the promissory note, in whole or in part, at any time without penalty or premium. OTEC may increase or decrease the purchase price by an amount equal to any indebtedness owed the selling member by OTEC, or the deduction of any indebtedness owed OTEC by the selling member, or both. Upon the sale of an interest by a member, all rights of the member with respect to the interest, including the right to vote such interest and to receive distributions, shall terminate except for the member's right to receive payment therefor.

Effective Date of Transfers

The effective date for any transfer of membership unit will be the day of the month and year:

     (i) in which the transfer occurs (as reflected by the form of assignment); and

     (ii) the transferee's name and address and the nature and extent of the transfer are reflected in the records of OTEC;

provided, however, the effective date of a transfer for purposes of allocation of profits and losses and for distributions shall be determined as set forth below. The Board may establish interim periods in which transfers may occur for purposes of making allocations of profits and losses, and distributions; provided, however, the Board shall provide members reasonable notice of the interim transfer periods and advance notice of any change to the interim transfer periods.

Members may transfer their membership interests at any time not just within the interim transfer periods subject to the prior written approval of the Board for all transfers. However, with respect to the allocations of profits and losses and distributions, the Board currently intends to use the interim transfer periods as the effective date for adjusting capital accounts and/or making distributions. For purposes of making allocations of profits and losses, and distributions, OTEC intends to use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and recognize the transfer as of the first day following the close of interim transfer period in which the member complied with the notice, documentation and information requirements of
Article 10 of the Operating Agreement . All distributions on or before the end of the applicable interim transfer period in which such requirements have been substantially complied with shall be made to the transferor and all distributions thereafter shall be made to the transferee. The Board has the authority to adopt other reasonable methods and/or conventions with respect to allocations and distributions.

Redemption of a Member

You may request a repurchase of your membership units by OTEC upon 60 calendar days' prior written notice to the Board of Directors. The redemption price will be the fair market value of your interest in effect as of the date of receipt of your request for redemption. OTEC is not obligated to repurchase your membership units and we cannot assure you that OTEC would have sufficient liquidity to agree with any request for redemption, or that the Board of Directors in its discretion would agree to use OTEC's cash on hand for such purpose. The redemption must be approved by the Board and the redemption must comply with all applicable IRS regulations. Upon any redemption which is approved, you will receive a payment equal to the fair market value of your interest in OTEC as of the effective date of the redemption. But, if the remaining members of OTEC agree to dissolve OTEC, you will receive your share of the assets of OTEC instead of a redemption payment. Redemption transfers are subject to a determination by the Board that the transfer will not cause OTEC to be deemed a publicly traded partnership.

Dissolution and Winding Up

The dissolution and winding up of OTEC requires the approval of members required under the Nebraska Limited Liability Company Act, as amended from time to time. Nebraska law currently requires unanimous consent of all members to dissolve and wind up a Nebraska limited liability company; therefore, the dissolution and winding up of OTEC currently requires the unanimous approval of the members.

OTEC may also be dissolved and its affairs wound up as otherwise required or permitted by the Nebraska Limited Liability Company Act.

The Board is responsible for winding up OTEC's affairs if dissolved. Unless prohibited by Nebraska law, if OTEC dissolves, the Board will distribute OTEC's assets as set forth below unless otherwise prohibited by applicable law. The Board is authorized to do all acts authorized by law to wind up OTEC's affairs, including, the right to sell OTEC's assets or to distribute the assets in kind to the members.

The fair market value of OTEC's assets will be determined, including the value of any real or personal property held by OTEC in accordance with the terms of the Operating Agreement.

The Board will distribute OTEC's assets in the following manner and order:

     (1) to the claims of all creditors of OTEC, including members who are creditors, to the extent permitted by law, in satisfaction of liabilities of OTEC, other than liabilities for distributions to members;

     (2) to members and former members in satisfaction of liabilities for distribution, pursuant to Section 21-1625(1)(b) of the Nebraska Limited Liability Company Act, and

     (3) to the members with positive capital account balances in accordance with their percentage interests, as set forth in the Operating Agreement.

If you are entitled to a distribution of any of OTEC's assets upon dissolution, you will receive your share of such assets in cash or in kind, and the portion of such share that is received in cash may vary from member to member. If OTEC cannot return the full amount of your capital contribution, you have no recourse against the Board of Directors, OTEC or against any other member.

In the discretion of the Board, a pro rata portion of the distributions that would otherwise be made to the members upon dissolution may be:

     . distributed to a trust established for the benefit of the members for the purposes of liquidating company assets, collecting amounts owed to OTEC, and paying any contingent or unforeseen liabilities or obligations of OTEC or of the members arising out of or in connection with OTEC. The assets of any such trust shall be distributed to the members from time to time, in the reasonable discretion of the Board, in the same proportions as the amount distributed to such trust by OTEC would otherwise have been distributed to the members; or

     . withheld to provide a reasonable reserve for company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to OTEC, provided that such withheld amounts shall be distributed to the members as soon a practicable.

You will have no liability to OTEC, to the other members, or to the creditors of OTEC on account of any deficit balance in your capital account balance except to the extent such deficit arises from your failure to contribute the full amount of your agreed upon capital contribution or any additional agreed upon capital contribution.

Amendments

Amendments to the Operating Agreement may be adopted upon the affirmative vote of two-thirds of the members of the Board. The Operating Agreement may also be amended upon an affirmative vote of two-thirds majority in interest of the members. If the Board materially modifies or amends the Operating Agreement, the Board will send notice to the members of the material change within a reasonable period of time after the effective date of the modification or amendment.

                            INCOME TAX CONSIDERATIONS
                         OF OWNING OUR MEMBERSHIP UNITS

The following description of the material federal income tax considerations relating to the tax treatment of OTEC and its members is based on current law and is not tax advice. The description is not intended to represent a detailed description of the federal income tax consequences applicable to you. The description is based on current provisions of the Internal Revenue Code, current and proposed Treasury Regulations, court decisions, and other administrative rulings and interpretations. These sources are subject to change, and these changes may be applied retroactively. We cannot provide any assurance that any such change, future provisions of the Internal Revenue Code or other legal authorities will not alter significantly the tax considerations we describe in this description.

You are urged to consult your own tax advisor regarding the federal, state, and local tax consequences to you on the purchase, ownership and sale of the membership units. This section is not to be construed as a substitute for careful tax planning.

We are not making any tax representations to you. We cannot make any representations or warranties of any kind that any federal income tax advantages of an investment in OTEC will be available to you. We do not intend to request any ruling from the IRS with respect to any of the projected tax consequences set forth in this memorandum. You are strongly urged to consult your own tax advisor prior to your investment in OTEC.

Tax Status of OTEC

Single-tax treatment and the ability to make cash distributions to members without incurring an entity level federal income tax depends on the treatment of OTEC as a partnership for income tax purposes. We expect to be taxed as a partnership for federal income tax purposes. This means that OTEC will pay no federal income tax and members will pay tax on their share of OTEC's net income. Under Treasury Regulations known as the "check-the-box" regulations, a non-corporate entity such as a limited liability company will be taxed as a partnership unless the entity is considered a "publicly traded partnership" or the entity affirmatively elects to be taxed as a corporation. We will not elect to be taxed as a corporation and will endeavor to take such steps as are feasible and advisable to avoid classification as a publicly traded partnership.

If we fail to qualify for partnership taxation for whatever reason, OTEC will treated as a "C corporation" for federal income tax purposes. As a "C corporation," OTEC will be taxed on its taxable income at corporate rates, distributions would generally be taxed again to members as corporate dividends, and the members will not be required or allowed to report their share of OTEC's income, gains, losses or deductions on their tax returns. Because a tax would be imposed upon OTEC as an entity, the cash available for distribution to members would be reduced by the amount of tax paid which could cause a reduction in the value of the membership units.

Publicly Traded Partnership Rules

To qualify for taxation as a partnership, OTEC cannot be a "publicly traded partnership" as defined under Section 7704 of the Internal Revenue Code. Generally, the Internal Revenue Code provides that a publicly traded partnership will be taxed as a corporation.

The Internal Revenue Code defines a publicly traded partnership as a partnership whose interests are traded on an established securities market, or are readily tradable on a secondary market (or the substantial equivalent thereof). Although there is no legal authority on whether a limited liability company is subject to the publicly traded partnership rules, it is probable that OTEC is subject to the publicly traded partnership rules because it has elected to be classified and taxed as a partnership. We will attempt to avoid treatment as a publicly traded partnership.

Under Section 1.7704-1(d) of the Treasury Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless:

     . the partnership participates in the establishment of the market or the inclusion of its interests thereon, or

     . the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting the transferee as a partner.

We do not intend to list the membership units on any stock exchange or the NASDAQ Stock Market. In addition, the Operating Agreement prohibits any transfer of membership units without the approval of the Board. The Board will only approve transfers that will not cause OTEC to be classified as a publicly traded partnership. The IRS has adopted Treasury Regulations establishing certain safe harbor provisions with respect to publicly traded partnership status. These safe harbor provisions generally provide that interests will not be treated as readily tradable on a secondary market (or the substantial equivalent thereof) if the interests are transferred: (1) in "private transfers"; (2) in qualified redemptions and repurchases; (3) pursuant to a qualified matching service; or
(4) in limited amounts that satisfy a 2% test.

Private transfers include, among others:

     . transfers such as gifts in which the transferee's tax basis is determined by reference to the transferor's tax basis in the interests transferred,

     . transfers at death, including transfers from an estate or testamentary trust,

     . transfers between members of a family (as defined in Section 267(c)(4) of the Internal Revenue Code),

     . transfers from retirement plans qualified under Section 401(a) of the Internal Revenue Code or an IRA, and

     . "block transfers", which are transfers by a member and any related persons (as defined in the Internal Revenue Code) in one or more transactions during any 30 calendar day period of interests representing in the aggregate more than 2% of the total interests in partnership capital or profits.

Transfers pursuant to a qualified redemption or repurchase are disregarded in determining whether interests are readily tradable on a secondary market if all of the following conditions are met:

     (1) the redemption or repurchase cannot occur until at least 60 days after the partnership receives written notice of the member's intent to exercise the redemption or repurchase right;

     (2) either the purchase price is not established until at least 60 days after receipt of such notification, or the purchase price is established not more than four times during the entity's tax year; and

     (3) the sum of the interests in capital or profits transferred during the year (other than in private transfers) cannot exceed 10% of the total interests in partnership capital or profits.

Transfers through a qualified matching service also are disregarded in determining whether interests are readily tradable. A matching service is qualified only if:

     (1) it consists of a computerized or printed system that lists customers' bid and/or ask prices in order to match members who want to sell with persons who want to buy,

     (2) matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest,

     (3) the seller cannot enter into a binding agreement to sell the interest until the 15/th/ calendar day after his interest is listed (which date must be confirmable by maintenance of contemporaneous records),

     (4) the closing of a sale effected through the matching service does not occur prior to the 45/th/ calendar day after the interest is listed,

     (5) the matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (non firm price quotes) or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest) and does not display quotes at which any person is committed to buy or sell a interest at the quoted price (firm quotes),

        (6) the seller's information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion, and

        (7) the sum of the percentage interests transferred during the entity's tax year (excluding private transfers) cannot exceed 10% of the total interests in partnership capital or profits.

In addition, interests are not treated as readily tradable if the sum of the percentage interests transferred during the entity's tax year (excluding private transfers, qualified redemptions and qualified matching service transfers) do not exceed 2% of the total interests in partnership capital or profits.

Flow-Through Of Taxable Income -- Use Of Calendar Year

Based on our intent to be taxed as a partnership, we do not anticipate that OTEC will pay any federal income tax. Instead, you will be required to report on your income tax return your allocable share of OTEC's income, gains, losses and deductions. You must report these amounts regardless of whether you received any corresponding cash distributions.

Because OTEC will be taxed as a partnership, it will have its own taxable year separate from the taxable years of its members. Unless a business purpose can be established to support a different taxable year, a partnership must use the "majority interest taxable year" which is the taxable year that conforms to the taxable year of the holders of more than 50% of its interests.

In OTEC's case, the majority interest taxable year is the calendar year. Establishing a valid business purpose for a nonconforming taxable year is difficult. The IRS has ruled that, in determining whether a partnership has established a sufficient business purpose to justify consent to use a nonconforming taxable year, both tax factors and nontax factors must be considered. Moreover, the ruling states that, where the use by a partnership of a nonconforming year results in deferral or distortion of income, the nontax factors must be "compelling." The examples in the ruling indicate that the IRS is not likely to view many nontax factors as compelling. Although we may explore the possibility of applying for a nonconforming taxable year, members should assume that OTEC will be required to use the calendar year.

Flow-Through Of Taxable Income Or Loss

You must report your share of OTEC's income, gains, losses and deductions on your income tax return for your taxable year with which or within which ends OTEC's taxable year regardless of whether you received any cash distributions. To illustrate:

        . If you are a calendar year member, you will include your share of OTEC's 2002 taxable income or loss on your 2002 income tax return.

        . If you are a member with a June 30 fiscal year, you will report your share of OTEC's 2002 taxable income or loss on your income tax return for the fiscal year ending June 30, 2003.

Tax Treatment Of Distributions

Distributions to you generally will not be taxable to you for federal income tax purposes as long as distributions do not exceed your basis in your membership units immediately before the distribution. Cash distributions in excess of your membership unit basis (which are considered unlikely) are treated as gain from the sale or exchange of the membership units under the rules for membership unit dispositions.

Initial Tax Basis Of Membership Units And Periodic Basis Adjustments

Your basis in your membership units will increase to reflect:

           .   the amount of cash you contribute or the adjusted basis in any property you contribute;
           .   the amount of any depletions (not likely to be relevant);
           .   your distributive share of OTEC's taxable income and tax-exempt income; and
           .   increase in your share of OTEC's debt.

Your basis in your membership unit basis will decrease (but not below zero) to reflect:

           .   the amount of any cash distributed to you or the basis of any property distributed to you;
           .   the amount of certain depletion deductions;
           .   your distributive share of company losses and nondeductible expenditures that are "not properly chargeable to capital
               account"; and
           .   any reduction in your share of company's debt.

The membership unit basis calculations are complex. You are only required to compute your membership unit basis if the computation is necessary to determine your tax liability but accurate records should be maintained. Typically, basis computations are necessary at the following times:

        (1) The end of a taxable year during which OTEC suffered a loss, for the purpose of determining the deductibility of your share of the loss;

        (2) Upon the liquidation or disposition of your membership interest, and

        (3) Upon the nonliquidating distribution of cash or property to you, in order to ascertain the basis of distributed property or the taxability of cash distributed.

Except in the case of a taxable sale of a membership unit or liquidation of OTEC, exact computations usually are not necessary. For example, if you regularly receive cash distributions that are less than or equal to your share of OTEC's taxable income, you will have a positive membership unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable to you under Internal Revenue Code Section 731(a)
(1). The purpose of the basis adjustments is to keep track of your "tax investment" in OTEC, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the membership units.

Deductibility Of Losses; Passive Loss Limitations

In general, you may deduct losses allocated to you, subject to a number of restrictions. Those restrictions include a general rule that losses cannot be deducted if (1) they exceed your basis in your membership units, or (2) to the extent they exceed your at-risk amount. These specific restrictions are not likely to impact you. However, if OTEC incurs a taxable loss or if taxable income is insufficient to cover interest expense on OTEC related borrowing, the passive activity loss deduction rules are likely to have widespread effect. Internal Revenue Code Section 469 substantially restricts the ability of taxpayers to deduct losses from passive activities.

Passive activities include activities conducted by pass-through entities, such as OTEC and other partnerships, limited liability companies or "S" corporations, in which the taxpayer does not materially participate. Losses from passive activities are deductible only to the extent of the taxpayer's income from other passive activities. Passive activity losses that are not deductible because of these rules may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a member's entire interest in OTEC to an unrelated party in a fully taxable transaction. It is important to note that "passive activities" do not include dividends and interest income that normally are considered to be "passive" in nature. If you are considered a material participant in the operations of OTEC you will not be subject to the passive loss rules described above with respect to your investment in us. A material participant is a taxpayer who is involved in the operations of OTEC on a regular, continuous and substantial basis. Participation in OTEC as an investor only will not result in you being treated as a material participant.

Your ability to deduct any losses we allocate to you, is determined by applying the following three limitations dealing with basis, at-risk amounts and passive losses.

        (1) Basis. You may deduct an amount not to exceed your adjusted basis in your units pursuant to Internal Revenue Code Section 704(d). If your share of our losses exceeds your basis in your units at the end of any taxable year, such excess losses, to the extent they exceed your adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year your adjusted basis in your units exceeds zero.

        (2) At-Risk Rules. Under the "at-risk" provisions of Section 465 of the Internal Revenue Code, if you are an individual taxpayer (including an individual partner in a partnership) or a closely-held corporation, you may deduct losses from a trade or business activity, and thereby reduce your taxable income from other sources, only to the extent you are considered "at risk" with respect to that particular activity. The amount you are considered to have "at risk" includes money contributed to the activity and certain amounts borrowed with respect to the activity for which you may be liable.

        (3) Passive Loss Rules. Section 469 of the Internal Revenue Code may substantially restrict your ability to deduct losses and tax credits from passive activities. Passive activities include activities conducted by pass-through entities, such as our limited liability company, certain partnerships, and S corporations, in which the taxpayer does not materially participate. Losses from passive activities are deductible only to the extent of the taxpayer's income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a member's entire interest in OTEC to an unrelated party in a fully taxable transaction. It is important to note that "passive activities" do not include dividends and interest income that normally are considered to be "passive" in nature. A material participant is a taxpayer who is involved in the operations of OTEC on a regular, continuous and substantial basis. Participation in OTEC as an investor only will not result in you being treated as a material participant.

For members who borrow money to purchase their units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a member's only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that member's share of our taxable income is less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the member's entire interest in our limited liability company to an unrelated party in a fully taxable transaction.

Alternative Minimum Tax

If OTEC adopts accelerated methods of depreciation, it is possible that taxable income for alternative minimum tax purposes might exceed regular taxable income passed through to the members. We cannot guarantee whether you are likely to be adversely affected by such excess alternative minimum taxable income.

Allocation of Income and Losses

Your distributive share of our income, gain, loss, or deduction for federal income tax purposes generally is determined in accordance with our Operating Agreement. Under Section 704(b) of the Internal Revenue code, however, an allocation, or portion thereof, will be respected only if it either has "substantial economic effect" or is in accordance with the "partner's interest in the partnership." If the allocation or portion thereof contained in our operating agreement does not meet either test, the IRS may make a reallocation of such items in accordance with their determination of each member's economic interest in us. Treasury Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the Operating Agreement are intended to comply with the Treasury Regulations' test for having substantial economic effect.

Tax Consequences Of Disposition Of Membership Units -- Recognition Of Gain Or
Loss

You will recognize gain or loss on a sale of your membership units equal to the difference between the amount realized and your basis in the membership units sold. Amount realized includes cash and the fair market value of other property received plus your share of OTEC's debt. Because of the inclusion of debt in basis, it is possible that you could have a tax liability on the sale that exceeds your actual proceeds of the sale.

Gain or loss recognized by you on the sale or exchange of a membership unit held for more than one year generally will be taxed as long-term capital gain or loss. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under Internal Revenue Code Section 751 to the extent attributable to depreciation recapture or other "unrealized receivables" or "substantially appreciated inventory" owned by OTEC.

Allocations And Distributions Following Membership Unit Transfers

The Board, in its sole discretion, may establish interim periods in which transfers may occur; provided, however, the Board will provide members reasonable notice of the interim transfer periods and advance notice of any change to the interim transfer periods.

For purposes of making allocations of profits and losses, and distributions, OTEC will use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and recognize the transfer as of the first day following the close of interim transfer period in which the member complied with the notice, documentation and information requirements of
Article 10 of the Operating Agreement. All distributions on or before the end of the applicable interim transfer period in which such requirements have been substantially complied with shall be made to the transferor and all distributions thereafter shall be made to the transferee. The Board has the authority to adopt other reasonable methods and/or conventions.

Our Dissolution and Liquidation May Be Taxable to You, Unless Our Properties are Distributed In-Kind

Our dissolution and liquidation will involve the distribution to you of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, your units may be liquidated by one or more distributions of cash or other property. If you receive only cash upon the dissolution, gain would be recognized by you to the extent, if any, that the amount of cash received exceeds your adjusted basis in your units. No gain or loss will be recognized if we distribute our own property in a dissolution. However, since our primary asset likely be the ethanol plant, it is unlikely that we will make a distribution in kind.

Reporting Requirement

Article 10 of the Operating Agreement contains the requirements for a valid transfer of membership units, including proper documentation and Board approval. In addition, the IRS requires a taxpayer who sells or exchanges a membership unit to notify OTEC in writing within thirty days or, for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to "Section 751(a) exchanges," which is the sale or exchange of a member's interest in OTEC, part or all of such interest being attributable to (1) unrecognized receivables of OTEC, or (2) inventory items of OTEC, it is likely that any transfer of a OTEC membership unit will constitute a Section 751(a) exchange because of the likelihood that at least part of the transferred interest will be attributable to unrealized receivables or inventory items. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor and, if known, of the transferee and the exchange date. Currently the IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

Tax Information To Members; Consistent Reporting

OTEC will be required to provide each member with a Schedule K-1(or authorized substitute therefore) on an annual basis. Harsh penalties are provided for failure to do so unless reasonable cause for the failure is established. Each member's Schedule K-1 will set out the holder's distributive share of each item of income, gain, loss, deduction or credit that is required to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062, "Notice of Inconsistent Treatment or Administrative Adjustment Request" with the original or amended return in which the inconsistent position is taken.

IRS Audit Procedures

Prior to 1982, regardless of the size of a partnership, adjustments to a partnership's items of income, gain, loss, deduction, or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions, or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes. The Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA) established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all "partnership items" to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since OTEC will be taxed as a partnership, the TEFRA rules are applicable to it and its members.

The IRS may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the IRS must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The TEFRA rules establish the "Tax Matters Member" as the primary representative of a partnership in dealings with the IRS. The Tax Matters Member must be a "member-manager" which is defined as an company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In OTEC's case, this would be a member of the Board of Directors who is also a member of OTEC. Section 11.4 of the Operating Agreement provides for Board designation of the Tax Matters Member and for default designations if it fails to do so. The IRS generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the IRS.

Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties

If we incorrectly report your distributive share of our net income, such incorrect reporting may cause you to underpay your taxes. If it is determined that you underpaid your taxes for any taxable year, you must pay the amount of taxes you underpaid plus interest on the underpayment and possibly certain penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify you of amounts owing within 18 months of the date you filed your income tax return. The suspension period ends 21 days after the IRS sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.

Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any "substantial understatement of income tax" and with respect to the portion of any underpayment of tax attributable to a "substantial valuation misstatement" or to "negligence." All of those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

The IRS may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer's return will not necessarily prevent the imposition of the negligence penalty.

State Income Taxes

Members generally are subject to tax in their state of residence as well as in those states in which the entity does business if their share of income exceeds the minimum filing requirements. OTEC anticipates doing business in several states which could create a substantial reporting burden for the members. Most states, however, allow "composite reporting" by partnerships and limited liability companies which means that the entity pays income taxes to the various states and the individual members are relieved of the reporting responsibility in states other than their state of residence. OTEC will pay the required income tax to the various states that allow "composite reporting" by OTEC. Members' states of residence generally will allow a tax credit for state income taxes paid by the entity for the benefit of the member. For example, a member who is a resident of Nebraska will report his entire share of OTEC's income but will receive credit on his Nebraska return for taxes paid to Nebraska and other states on his behalf. The Nebraska resident member generally will not have to file individually in other states.

This memorandum makes no attempt to summarize the state and local tax consequences to an investor. You should consult your own tax advisor regarding your state and local tax obligations.

                        SUBSCRIPTION TO MEMBERSHIP UNITS

The Offer

We are hereby offering a maximum of 24,000 and a minimum of 20,000 membership units of Oregon Trail Ethanol Coalition, L.L.C. at an offering price of $1,000 per unit. We intend to use the proceeds of this offering to construct an ethanol plant and to operate the plant as a going concern. A minimum purchase of 5 membership units (minimum investment of $5,000) is required.

Offering Price

The $1,000 per unit purchase price has been determined by OTEC without an independent valuation of the membership units. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the membership units. The membership units may have a value significantly less than the offering price and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.

Suitability

Investing in our membership units is highly speculative and very risky. Our membership units are suitable only as a long-term investment and only if you can bear a complete loss of your investment. Our membership units are suitable only for persons of adequate financial means. You can only invest if you can represent on your subscription application and agreement to OTEC that you meet one of the following suitability tests:

     (1) You have annual income from whatever source of at least $30,000 and a net worth of at least $30,000, exclusive of home, furnishings and automobiles; or

     (2) You have a net worth of at least $75,000, exclusive of home, furnishings and automobiles.

For husbands and wives purchasing jointly, the tests would be applied on a joint basis. Even if you represent you meet the suitability standards set forth above, the Board of Directors reserves the right to reject any subscription for any reason, including if the Board determines that the membership units are not a suitable investment for a particular investor.

We do not expect any public market to develop for the units, which means that it will be difficult to sell them. In addition, our Operating Agreement significantly restricts the transferability of membership units and prohibits any sale or transfer without the consent of our Board of Directors. You should not buy these membership units if you need to quickly sell them in the future.

Method of Subscribing

In order to purchase our units investors must complete the subscription application and agreement and deliver an executed copy of the signature page to our Operating Agreement. In the subscription application and agreement, each investor must represent to us, among other things, that, he or she has:

     .    received our prospectus and any supplements,
     .    agrees to be bound by the Operating Agreement, and
     . understands that the membership units are subject to significant transfer restrictions.

The subscription application and agreement also requires information about the nature of ownership of the units, the investor's state of residence and taxpayer identification or social security number.

Payment in full of this subscription price for all membership units must be made by certified check, bank draft or money order payable to the order of Midwest Bank, N.A. - Escrow Agent for Oregon Trail Ethanol Coalition, L.L.C., upon submission of the subscription application and agreement. We will provide assistance, if desired, in wire-transfer of funds to the escrow agent.

 You should deliver to us by mail or in person the completed required documents and check as follows:

                  By Mail:                          By Hand Delivery:
--------------------------------------- ----------------------------------------

Oregon Trail Ethanol Coalition, L.L.C    Oregon Trail Ethanol Coalition, L.L.C.
                Box 267                            426 Lincoln Avenue
       Davenport, Nebraska 68335                 Hebron, Nebraska 68730

All subscriptions are subject to acceptance by OTEC and may be rejected by OTEC in its sole discretion. Upon our receipt of the required documents, we will accept or reject your subscription. Our Board of Directors reserves the right to reject any subscription. If we reject your subscription, we will return your application, check and signature page within 30 days. If we accept your application, your check will be deposited in our escrow account at Midwest Bank, N.A We will hold your signature page to the Operating Agreement, and return it to you at either closing of the offering, or when the offering is terminated by the Board of Directors. In its discretion, the Board of Directors may agree in writing with a subscriber to amend the subscription application and agreement regarding payment and escrow of fund terms.

Investors that may be deemed the beneficial owners of 5% or more and 10% or more of our issued and outstanding units may have reporting obligations under Section 13 and Section 16 of the Securities Exchange Act. Each investor who may become the beneficial owner of 5% or more of our units should consult their own counsel to determine what filing and reporting obligations he or she may have under the federal securities laws.

Escrow Procedures and Conditions to Closing

All proceeds from subscriptions for the units will be deposited in an escrow account that we have established with Midwest Bank, N.A. as escrow agent under a written escrow agreement. We will not close on the offering until the specific conditions to closing the offering are satisfied. The closing of the offering is subject to certain conditions, and we will return your investment including your pro rata portion of accrued interest within 30 days under the following scenarios:

     . If we determine in our sole discretion to terminate the offering prior to January 15, 2003;

     .    If we do not raise the $20,000,000 minimum by February 15, 2003; or

     . If as of February 15, 2003 we do not have binding written agreements with a lender or lenders for between $34,000,000 and $38,000,000 of debt financing (actual amount of debt financing depends on the amount of equity raised and project costs) or such amount as the Board of Directors deems sufficient to complete construction and start-up of the plant.

Unless we return your funds in accordance with these conditions, you will not be able to access your funds in the escrow account. Unless we return your funds in accordance with these conditions, all interest earned on the escrow account will belong to us. Once your funds are deposited in the escrow, you will not be able to retrieve them unless we do not close on the offering in accordance with the provisions described above. We will invest all funds in the escrow account in either short-term certificates of deposit issued by a bank, short-term securities issued and guaranteed by the United States Government, or money market funds, including funds available through the escrow agent. None of the funds will be invested in corporate equity or debt securities, repurchase agreements, bankers' acceptances, commercial papers, or municipal securities.

Delivery of Certificates

If we satisfy all offering conditions, upon closing of the offering, we will issue certificates for the membership units subscribed for in this offering. Unless otherwise specifically provided in the subscription application and agreement, we will issue certificates for any subscription signed by more than one subscriber as joint tenants, with full rights of survivorship. We will imprint the certificates with a conspicuous legend referring to the restrictions on transferability and sale of the units.

Plan of Distribution

We will not begin offering any membership units to potential investors until the SEC and, with respect to any particular state, the respective state securities regulatory authority declare our Registration Statement effective. We have no underwriter and we are selling the membership units directly to investors. We have not obtained the services of any placement agent or broker-dealer for this offering, although we reserve the right to pay a finder's fee or placement agent fee to a registered broker-dealer in connection with the sale of membership units in accordance with applicable laws , and any such payment would increase our offering costs materially. We currently do not intend to pay any such fees unless it is necessary to do so in order to raise at least the aggregate minimum of $20,000,000.

Subject to the requirements of the Securities Act and applicable blue sky laws, we plan to promote the offering by issuing a press release, and advertising in newspapers or other media in Nebraska, Kansas and South Dakota. We may also mail our press release and prospectuses to certain bankers and grain elevators and cooperatives in the same states.

We also plan to hold one or more informational meetings for potential investors at various locations in or near Davenport and Southcentral Nebraska, as well as surrounding states. Attendance at the meeting will not be required to purchase the membership units offered in the prospectus. The informational meeting is intended to give investors an opportunity to ask questions of OTEC and, if they choose, to bring their legal or financial advisors to ask questions and obtain information about our business. All attendees at the informational meeting will receive a prospectus.

We intend to offer and sell the membership units in Nebraska, Kansas and South Dakota. We may also sell to certain investors in Minnesota, California, Iowa, North Dakota, Michigan, Illinois, Wisconsin and selected other states. We must obtain approval or rely on an exemption from these state securities' regulatory authorities, and from the authorities in any other state that we may offer or sell the membership units. We are registered as an Issuer-Dealer in the State of Nebraska and we will sell our membership units within the State of Nebraska and the State of South Dakota through our Board of Directors who will be the principal persons involved in selling the units.

We will not pay our directors any commissions or other remuneration in connection with any sales. Our directors have no relationship to any broker-dealer. We consider these individuals not to be brokers under the Securities Exchange Act of 1934 because they have not been, and will not be in the business of effecting transactions in securities for the accounts of others. Their participation in our offering of securities is limited to this transaction, and not part of a general business of effecting securities transactions. Each of these individuals has substantial operational responsibilities. They have not, and will not receive any compensation or commissions on account of their participation in the sales of our securities. We also believe our directors are not brokers or associated persons of brokers under Rule 3a4-1 of the Exchange Act for the following reasons:

     . Each performs substantial duties for us, and will continue to do so after the offering;

     . Each is not subject to a statutory disqualification under the Exchange Act at the time of his participation in the sale of our securities;

     . Each will not be compensated for his participation in the sale of our securities by the payment of a commission or other remuneration based either directly or indirectly on transactions in securities;

     . Each has not been, for the past twelve months, and is not presently an associated person of a broker or dealer; and

     . Each has not participated in the offering of securities for any issuer more than once every 12 months.

Summary of Promotional and Sales Material.

In addition to and apart from this prospectus, we will use certain sales material in connection with this offering. The material may include a brochure, question-and-answer booklet, a speech for public seminars, invitations to seminars, news articles, public advertisements and audio-visual materials. In certain jurisdictions, such sales materials may not be available. Other than as described herein, we have not authorized the use of any other sales material. This offering is made only by means of this prospectus. Although the information contained in such sales materials does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or of the Registration Statement of which this prospectus is a part, or as incorporated in this prospectus or the Registration Statement by reference.

Purchases by Directors and Officers.

As of the date of this prospectus, at least 5 members of our Board of Directors have expressed an interest in purchasing additional membership units in this offering. All directors and officers electing to purchase additional membership units will be required to purchase the units in accordance with the terms of this prospectus. We do not anticipate the directors and officers as a group purchasing membership units representing more than 5% of the offered units. It is not the intent of the directors and officers, as a group, to own membership units comprising a majority of the outstanding membership units. The decision of the individual director or officer to purchase membership units in this offering, and the amount purchased, if any, will depend on his individual economic circumstances. OTEC will not loan any director or officer money to fund a purchase of membership units in this offering. Directors and officers who want to purchase additional membership units of OTEC in this offering will be subject to all of the terms of the offering set forth in this prospectus and therefore, any purchase of membership units by directors or officers of OTEC will be counted towards the $20 million aggregate minimum offering amount. All directors and officers of OTEC who elect to purchase membership units in this offering are purchasing the securities for investment and not for resale.

                                  LEGAL MATTERS

The legality of the membership units offered by OTEC and certain tax matters will be passed upon for OTEC by Baird, Holm, McEachen, Pedersen, Hamann & Strasheim, which has acted as counsel to OTEC in connection with this offering.

                                     EXPERTS

The financial statements of Oregon Trail Ethanol Coalition, L.L.C. as of June 30, 2002 and December 31, 2001 and the related statements of operations, members' equity (deficit), and cash flows for the six-month period ended June 30, 2002, and the period August 16, 2001 (inception) through June 30, 2002, appearing in this prospectus and registration statement have been audited by BKD, LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                 TRANSFER AGENT

OTEC will serve as its own transfer agent and registrar.

                             ADDITIONAL INFORMATION

OTEC has filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the membership units offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to Oregon Trail Ethanol Coalition, L.L.C. and the membership units offered hereby, reference is made to the registration statement and the exhibits thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of such contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each such statement being qualified in all respects by such reference. A copy of the registration statement and the exhibits thereto may be inspected without charge at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Commission upon the payment of the fees prescribed by the Commission. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

We intend to provide our members with annual reports containing financial statements audited by an independent accounting firm and make available upon request quarterly reports containing unaudited financial data for the first three quarters of each fiscal year.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is an offer to sell, or a solicitation of offers to buy, shares of membership units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of membership units.

                          INDEX TO FINANCIAL STATEMENTS

    Independent Accountants' Report .................................. F-1

    Financial Statements

        Balance Sheets ............................................... F-2

        Statements of Operations ..................................... F-3

        Statements of Members' Equity (Deficit) ...................... F-4

        Statements of Cash Flows ..................................... F-5

    Notes to Financial Statements .................................... F-6

                         Independent Accountants' Report

Board of Directors
Oregon Trail Ethanol Coalition, LLC
Hebron, Nebraska

We have audited the accompanying balance sheets of Oregon Trail Ethanol Coalition, LLC (a development stage limited liability company) as of June 30, 2002 and December 31, 2001 and the related statements of operations, members' equity (deficit), and cash flows for the six-month period ended June 30, 2002, and the period August 16, 2001 (inception) through June 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oregon Trail Ethanol Coalition, LLC as of June 30, 2002 and December 31, 2001, and the results of its operations and its cash flows for the six-month period ended June 30, 2002, and the period August 16, 2001 (inception) through June 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

                                              /s/ BKD, LLP

July 30, 2002
Omaha, Nebraska

                       Oregon Trail Ethanol Coalition, LLC
                        (A Development Stage Enterprise)
                                 Balance Sheets
                       June 30, 2002 and December 31, 2001

Assets

                                                                                       June 30,                December 31,
                                                                                         2002                      2001
                                                                                    ---------------------------------------
    Current Assets
        Cash and cash equivalents                                                   $      101,296            $      51,611
        Securities
           United States Treasury bill                                                     495,796                        -
           Repurchase agreement                                                            340,000                        -
        Other                                                                                4,000                        -
                                                                                    --------------            -------------

               Total current assets                                                        941,092                   51,611

    Property and Equipment, at cost
        Site development                                                                    17,353                        -

    Deferred Offering Costs                                                                 10,744                        -
                                                                                    --------------            -------------

                                                                                    $      969,189            $      51,611
                                                                                    ==============            =============

Liabilities and Members' Equity (Deficit)

    Current Liabilities
        Accounts payable                                                            $       33,702            $         157
        Deferred grant income                                                                    -                   75,000
                                                                                    --------------            -------------

               Total current liabilities                                                    33,702                   75,157
                                                                                    --------------            -------------

    Members' Equity (Deficit)
        Membership units, issued and outstanding June 30, 2002 - 1,988
          units, December 31, 2001 - 22 units                                              955,401                   11,000
        Deficit accumulated during the development stage                                   (19,914)                 (34,546)
                                                                                    --------------            -------------

                                                                                           935,487                  (23,546)
                                                                                    --------------            -------------

                                                                                    $      969,189            $      51,611
                                                                                    ==============            =============

See Notes to Financial Statements

                       Oregon Trail Ethanol Coalition, LLC
                        (A Development Stage Enterprise)
                            Statements of Operations

                                                                                       August 16, 2001
                                                                  Six Months             (Inception)
                                                                Ended June 30,             through
                                                                     2002               June 30, 2002
                                                                --------------------------------------
Revenue                                                         $           -           $           -

Operating Expenses
    General and administrative                                         62,907                 130,543
                                                                -------------           -------------

Operating Loss                                                        (62,907)               (130,543)
                                                                -------------           -------------

Other Income
    Non-member contributions                                            1,000                  33,600
    Grant                                                              75,000                  75,000
    Interest and other income                                           1,539                   2,029
                                                                -------------           -------------

                                                                       77,539                 110,629
                                                                -------------           -------------

Net Income (Loss)                                               $      14,632           $     (19,914)
                                                                =============           =============

Basic and Diluted Earnings (Loss) Per Membership Unit           $       28.05           $      (64.74)
                                                                =============           =============

Weighted Average Membership Units Outstanding                           521.6                   307.6
                                                                =============           =============

See Notes to Financial Statements

                       Oregon Trail Ethanol Coalition, LLC
                        (A Development Stage Enterprise)
                     Statements of Members' Equity (Deficit)


                                                          Deficit
                                                        Accumulated
                                                          During       Members'
                                   Membership Units     Development     Equity
                                  Number      Amount       Stage       (Deficit)
                                ------------------------------------------------

Initial member cash
   contributions                       22    $  11,000   $       -    $  11,000

Net loss                                -            -     (34,546)     (34,546)
                                ---------    ---------   ---------    ---------

Balance, December 31, 2001             22       11,000     (34,546)     (23,546)

Additional initial member
   cash contributions                  14        7,000           -        7,000

Member cash contributions
   from private offering,
   net of offering costs of
   $38,599                          1,952      937,401           -      937,401

Net income                              -            -      14,632       14,632
                                ---------    ---------   ---------    ---------

Balance, June 30, 2002              1,988    $ 955,401   $ (19,914)   $ 935,487
                                =========    =========   =========    =========

See Notes to Financial Statements

                       Oregon Trail Ethanol Coalition, LLC
                        (A Development Stage Enterprise)
                            Statements of Cash Flows

                                                                                                   August 16, 2001
                                                                            Six Months               (Inception)
                                                                          Ended June 30,               through
                                                                               2002                 June 30, 2002
                                                                          ---------------------------------------
Operating Activities
    Net income (loss)                                                     $      14,632             $     (19,914)
    Changes in
       Accounts payable and accrued expenses                                     33,545                    33,702
       Deferred grant income                                                    (75,000)                        -
                                                                          -------------             -------------

           Net cash provided by (used in) operating activities                  (26,823)                   13,788
                                                                          -------------             -------------

Investing Activities
    Site development                                                            (17,353)                  (17,353)
    Purchase of United States Treasury bill                                    (495,796)                 (495,796)
    Purchase of repurchase agreement                                           (340,000)                 (340,000)
    Other                                                                        (4,000)                   (4,000)
                                                                          -------------             -------------

           Net cash used in investing activities                               (857,149)                 (857,149)
                                                                          -------------             -------------

Financing Activities
    Gross proceeds from issuance of membership units                            983,000                   994,000
    Offering costs paid                                                         (49,343)                  (49,343)
                                                                          -------------             -------------

           Net cash provided by financing activities                            933,657                   944,657
                                                                          -------------             -------------

Increase in Cash and Cash Equivalents                                            49,685                   101,296

Cash and Cash Equivalents, Beginning of Period                                   51,611                         -
                                                                          -------------             -------------

Cash and Cash Equivalents, End of Period                                  $     101,296             $     101,296
                                                                          =============             =============

See Notes to Financial Statements

                       Oregon Trail Ethanol Coalition, LLC
                        (A Development Stage Enterprise)
                          Notes to Financial Statements
                       June 30, 2002 and December 31, 2001

Note 1: Nature of Operations and Summary of Significant Accounting Policies

  Nature of Operations

     Oregon Trail Ethanol Coalition, LLC (the Company), a Nebraska Limited Liability Company, was formed August 16, 2001 and is presently located in Davenport, Nebraska. The Company has been organized to obtain equity investors and debt financing to construct, own and operate an ethanol plant with an annual production capacity of 40 million gallons in Thayer County, Nebraska. Construction is planned to begin in early 2003 and operations are expected to commence by June 30, 2004. The Company's products will include fuel grade ethanol and distiller grains. The Company expects to sell ethanol in limited markets throughout the United States and distiller grains in the surrounding counties in which it plans to operate.

     Since inception, the Company has devoted substantially all its efforts to organization, project feasibility and financing activities. Accordingly, the Company is in the development stage as it has not commenced operations and generated revenues.

     The Company is subject to the risks and uncertainties encountered by development stage enterprises. The Company's success will depend on management's ability to implement the Company's business plan. Even if the Company successfully implements its business plan, it may not succeed financially due to numerous other factors.

  Fiscal Reporting Period

     The Company has adopted a fiscal year ending December 31 for financial reporting.

  Non-Member Contributions and Grant

     The Company received certain non-recurring contributions from various local businesses and individuals in the surrounding communities to assist the Company in paying for its costs during the development stage. These contributions represent unconditional transfers from non-members and do not obligate the Company in any manner or give the contributors any future investment rights. Accordingly, such non-member contributions have been recognized as income by the Company.

     In September 2001, the Company received a $75,000 grant from the Nebraska Department of Agriculture to assist the Company in paying for development stage expenses. The Company has recognized this amount as income during the six-month period ending June 30, 2002 upon meeting the conditions of the grant, which included incurring qualified expenditures equal to or exceeding the amount of the grant. The amount is included in other income on the accompanying statement of operations.

                       Oregon Trail Ethanol Coalition, LLC
                        (A Development Stage Enterprise)
                          Notes to Financial Statements
                       June 30, 2002 and December 31, 2001

Note 1: Nature of Operations and Summary of Significant Accounting Policies (Continued)

  Income Taxes

     The Company, as a limited liability company, is treated as a partnership for federal and state income tax purposes and does not incur income taxes. Under this type of organization, the Company's income and losses are passed through to the members based on their respective percentage of membership interest, and are taxed at the member level. Accordingly, no income tax provision has been reflected in this financial statement.

     Differences between the financial statement bases of assets and tax bases of assets of approximately $51,000 and $68,000 at June 30, 2002 and December 31, 2001, respectively, are related to capitalization and amortization of organization and start up costs for tax purposes, whereas these costs are expensed for financial statement purposes. There are no differences between the financial statement bases and tax bases of the Company's liabilities.

  Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     The Company considers all investments with original maturities of three months or less to be cash equivalents. At June 30, 2002 and December 31, 2001, cash equivalents consisted primarily of a money market account.

     The Company maintains its cash accounts at one financial institution. At times throughout the periods and at June 30, 2002, the Company's cash balances at individual institutions exceeded federally insured limits. The Company believes it is not exposed to any significant credit risk on cash.

  Property and Equipment

     Property and equipment are recorded at cost. The Company has and will continue to incur plant development costs that will be capitalized and depreciated if the project becomes viable. Depreciation will be computed using the straight-line method over the estimated useful lives of property and equipment from the date the assets are placed in service. Office equipment will be depreciated using the straight-line method.

                       Oregon Trail Ethanol Coalition, LLC
                        (A Development Stage Enterprise)
                          Notes to Financial Statements
                       June 30, 2002 and December 31, 2001

Note 1: Nature of Operations and Summary of Significant Accounting Policies (Continued)

  Offering Costs

     During the six months ended June 30, 2002, the Company incurred certain costs directly related to efforts to raise equity financing. These costs were netted against the proceeds received as a result of the offerings. Total offering costs netted against member contribution proceeds amounted to $38,599 during the six months ended June 30, 2002.

     The Company defers the costs incurred to raise equity financing until the financing occurs. At such time that the issuance of new membership units occurs, these costs are netted against the proceeds received; or if the equity financing does not occur, they will be expensed. Amounts totaling $10,744 relate to future equity financing activities and are included in other assets at June 30, 2002.

  Securities

     At June 30, 2002, the Company held investments in a repurchase agreement with a bank amounting to $340,000. This agreement is collateralized by a FHLB debt instrument maturing in 2007. The agreement calls for the repurchase of the instrument on December 26, 2002. Therefore, the instrument is included in current assets in the accompanying balance sheet.

     Additionally, the Company has an investment in a United States Treasury bill amounting to $495,796 at June 30, 2002. This Treasury bill matures on June 27, 2002 and is included in current assets in the accompanying balance sheet.

     Both of the above securities are classified as held to maturity and are recorded at unamortized cost, which approximates fair market value.

  Earnings Per Membership Unit

     For purposes of calculating basic earnings per membership unit, units subscribed and issued by the Company are considered outstanding on the effective date of issue. For purposes of calculating diluted earnings per membership unit, units subscribed for but not issued by the Company are also included in the computation of outstanding membership units.

     Effective July 3, 2002, the Board of Directors authorized a
     2-for-1-membership unit split. All membership unit and per membership unit amounts presented in these financial statements have been restated to give effect to the stock split retroactively.

  Disclosure Regarding Fair Value of Financial Instruments

     For all financial instruments held by the Company, including cash, securities, interest receivable and accounts payable, the carrying amounts are reasonable estimates of fair value.

                       Oregon Trail Ethanol Coalition, LLC
                        (A Development Stage Enterprise)
                          Notes to Financial Statements
                       June 30, 2002 and December 31, 2001

Note 2:  Members' Equity

     During May 2002, the Company completed a private offering of 1,952 membership units to accredited investors for $500 per unit, taking into consideration the 2-for-1 membership unit split as described in Note 1. In total, the Company sold 1,952 units and realized net proceeds of $937,401, net of offering costs of $38,599.

     The Company is using the net proceeds of the private offering in part to pay for costs associated with obtaining debt financing and a public equity offering. The Company intends to raise up to $24 million dollars through the public offering of membership units and estimates total capital expenditures for the construction of the ethanol plant of approximately $58 million dollars. The remaining funds for the construction project would be attained through debt financing. The purpose of these capital-raising activities is to raise sufficient capital to build the ethanol plant and commence operations.

     There are significant transfer restrictions on transferability of membership units. The Company's operating agreement, as well as relevant portions of the Nebraska Limited Liability Company Act and regulations of the Internal Revenue Service (IRS) significantly restricts the transfer of the membership units. Unit holders cannot assign or transfer a membership unit without approval from the Company's Board of Directors and the transfer or assignment must comply with applicable Nebraska laws and IRS regulations.

     The Board of Directors will not approve transfers if the Board determines the transfer would cause the Company to be treated as a "publicly traded partnership." Any transfers of membership units in violation of the publicly traded partnership rules or without the prior consent of the Board of Directors will be null and void.

Note 3:  Commitment

     On February 4, 2002, the Company entered into a memorandum of understanding
     (MOU) with a design-build firm under which the Company expects to enter into a formal design-build agreement for construction of the ethanol plant described in Note 1. As set forth in the MOU, the parties are entering into a design build contract amounting to approximately $44.5 million dollars. The agreement sets forth the general nature and terms of the construction project, establishing the responsibilities of the parties involved, and includes a provision under which the general contractor would provide up to $4,000,000 of subordinated debt to the Company. The MOU is effective through February 4, 2003.

                       Oregon Trail Ethanol Coalition, LLC
                        (A Development Stage Enterprise)
                          Notes to Financial Statements
                       June 30, 2002 and December 31, 2001

Note 4:  Site Development and Real Estate Options

     The Board of Directors has selected a site east of Davenport, Nebraska for the construction of the proposed ethanol plant. In connection with this site selection, the Company paid $1,000 to each of the four owners of the property in consideration for an option to purchase the land. The total exercise price under the agreement is $365,000. Among other things, the agreement also provides for potential liquidated damages amounting to $130,000 if the core physical ethanol plant intrudes beyond a certain part of the property.

     Additionally, the Company has agreed to pay certain residents near the site a total of $40,000 for relocation expenses if the purchase option is exercised.

     The Company intends to enter into an option agreement for a portion of the land to the immediate north of the site property.

     The options for the above-described real estate expire on June 30, 2003.

                                                                      Appendix A

                                     AMENDED

                                       and

                                    RESTATED

                               OPERATING AGREEMENT

                                       of

                     OREGON TRAIL ETHANOL COALITION, L.L.C.
                      a Nebraska limited liability company

                            THIS OPERATING AGREEMENT
                   CONTAINS RESTRICTIONS ON TRANSFERABILITY OF
                              MEMBERSHIP INTERESTS

                     Oregon Trail Ethanol Coalition, L.L.C.

                                     AMENDED
                                       and
                                    RESTATED
                               OPERATING AGREEMENT

    THIS AMENDED AND RESTATED OPERATING AGREEMENT (this "Agreement") is made and entered into as of February 5, 2002 by Oregon Trail Ethanol Coalition, L.L.C. (the "Company"), a Nebraska limited liability company.

    In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

    As used in this Agreement, the following terms shall have the following meanings:

1.1 "Act" shall mean the Nebraska Limited Liability Company Act, as amended from time to time.

1.2 "Affiliate" shall mean, in the case of any Person (the "Specified - Person"), any other Person (a) that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Specified Person, or (b) that is an officer, director, manager, or serves in a similar capacity with respect to, the Specified Person or an Affiliate of the Specified Person, or (c) of which the Specified Person is an officer, director, manager, or serves in a similar capacity.

1.3 "Agreement" shall mean this Operating Agreement, as originally executed or as amended, modified, supplemented or restated from time to time.

1.4 "Capital Account Balance" shall have the meaning set forth in Section 5.1.

1.5 "Capital Contribution" shall mean, in the case of any Member as of any date of determination, the aggregate amount of cash, property, or services rendered, or a promissory note or other binding obligation to contribute cash or property or to perform services that such Member shall have contributed to the Company on or prior to such date and a Member's share of any of the Company's liabilities as determined in accordance with the Code and Treasury Regulations (or, if such Member is not the original holder of the Interest of such Member, the Capital Contribution with respect to the Interest). In the event that any capital is returned to a Member, such Member's Capital Contribution shall be adjusted to reflect such return.

1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute or subsequent codification or recodification of the federal income tax laws of the United States.

1.7 "Company" shall mean Oregon Trail Ethanol Coalition, L.L.C., a Nebraska limited liability company, as such limited liability company may from time to time be constituted, or any successor in interest for such limited liability company.

1.8 "Distribution" shall mean any distribution pursuant to Section 5.8 by the Company of cash to the Members or any Distribution in Kind.

1.9 "Distribution in Kind" shall have the meaning set forth in paragraph (b) of
Section 5.8.

1.10 "Interest" shall mean, in the case of any Member at any time, such Member's share of the Profits and Losses of the Company at such time and the right of such Member to receive distributions of Company assets to which such Member may be entitled as provided in this Agreement and applicable law, and the right of such Member to vote and participate in the management of the Company as provided in this Agreement.

1.11 "Losses" shall mean the net losses and deductions of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

1.12 "Director" shall mean one or more Persons elected by the Members to be members of the Board of Directors. The "Board of Directors" or "Board" shall manage the Company as provided in Article 6.

1.13 "Majority in Interest" or "Majority Vote" shall mean the affirmative vote of those Members holding more than fifty percent (50%) of the Percentage Interests. With respect to the Board, "Majority of the Board" or "Majority Vote" shall mean the affirmative vote of more than fifty percent (50%) of the Directors.

1.14 "Member" shall mean any Person who, at the time referenced, owns an Interest in the Company.

1.15 "Officer" shall mean a Member or other Person designated by the Board or Members as provided in Section 6.11.

1.16 "Person" shall mean an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an estate, an unincorporated organization or any other entity or a government or any department or agency thereof.

1.17 "Percentage Interest" means the percentage figure calculated by dividing the number of Units owned by the Member by the total number of Units outstanding.

1.18 "Pro Rata" means the ratio computed by dividing the Units of each Member to whom a particular provision of this Agreement is stated to apply by the aggregate of the Units of all Members to whom that provision is stated to apply.

1.19 "Profits" shall mean the net income and gains of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes. Profits includes taxable income, capital gain, and income exempt from taxation.

1.20 "Publicly Traded Partnership" shall mean a partnership whose interests are traded on an established securities market, or are readily tradable on a secondary market (or the substantial equivalent thereof).

1.21 "Qualified Matching Service Program" shall mean a matching service that satisfies the requirements of a qualified matching service within the meaning of Treasury Regulation Section 1.7704-1(g)(2), as amended from time to time, during limited time periods specified and approved by Board from time to time, in its sole discretion.

1.22 "Super-Majority Vote" or "Two-Thirds Majority" shall mean the affirmative vote of those Members holding more than Two-Thirds (2/3) of the Percentage Interests. With respect to the Board, "Super-Majority Vote" or "Two-Thirds Majority" shall mean the affirmative vote of more than two-thirds (2/3) of the Directors.

1.23 "Transfer" or derivations thereof, of a Unit or Interest means, as a noun, the sale, assignment, exchange, pledge, hypothecation or other disposition of a Unit or Interest, or any part thereof, directly or indirectly, or the sale, assignment, exchange, pledge, hypothecation, or other disposition of a controlling interest in the equity securities of a Member, and as a verb, voluntarily to transfer, sell, assign, exchange, pledge, hypothecate or otherwise dispose of.

1.24 "Treasury Regulations" shall mean the regulations of the United States Department of the Treasury pertaining to the income tax, as from time to time in force.

1.25 "Units" means equal units of the entire ownership interest of all Members of the Company, and all rights and liabilities associated therewith, at any particular time, including, without limitation, rights to distributions (liquidating or otherwise), allocations, information, and consent or approve.

1.26 "Value" shall mean, with respect to any Distributions, if cash, the amount of such cash, or if not cash, the value of such Distribution calculated pursuant to paragraph (e) of Section 5.8.

                                   ARTICLE II
                            STRUCTURE OF THE COMPANY

2.1 Formation. The parties to this Agreement have organized a limited liability company under the provisions of the Act by delivering Articles of Organization to the Secretary of State of the State of Nebraska for filing. The Board may take such further actions as it deems necessary or advisable to permit the Company to conduct business as a limited liability company in any jurisdiction. The rights and liabilities of the Members under this Agreement shall be as provided by Nebraska law.

2.2 Name. The name of the Company shall be Oregon Trail Ethanol Coalition, L.L.C., or any other name permitted by the Act as the Members shall afterwards designate by appropriate amendment to the Company's Articles of Organization.

2.3 Principal Office. The principal office of the Company shall be at 426 Lincoln Avenue, Hebron, Nebraska 68370 or such place as the Board may, from time to time, designate by appropriate amendment to the Company's Articles of Organization. The Board may establish additional places of business for the Company when and where required by the business of the Company.

2.4 Initial Members. The names, addresses, Capital Contributions and number of Units held by the initial Members of the Company are set forth on Appendix A.

2.5 Membership Units. Ownership rights in the Company are evidenced by Units. Upon the Super-Majority Vote of the Board, the Board may create different classes of Units or groups of Members that have different rights, powers and duties. Upon the creation of such different classes of Units or groups of Members, the Board shall amend this Agreement to reflect the different rights, powers and duties of such new class or group and the Membership Register to reflect the issuance of any class of Units to existing or new Members.

2.6 New Members. New Members of the Company may be admitted upon: (a) the Majority Vote of the Board approving: (i) the admission of the new Member, and
(ii) the amount of the Capital Contribution to be made by the new Member; (b) payment of such Capital Contribution to the Company; and (c) the new Member's signing an Addendum to this Agreement agreeing to be bound to its terms. Upon admission of a new Member, the Membership Register will be amended to reflect the additional Member.

2.7 Membership Register. The Company shall maintain a membership register (the "Membership Register") at its principal office or by a duly appointed agent of the Company setting forth the name, address, Capital Contributions, number of Units held by and Percentage Interest of each Member which shall be modified from time to time as Transfers occur or as additional Units are issued pursuant to the provisions of this Agreement.

2.8 Fiscal Year. The fiscal year of the Company shall begin on January 1 and end on December 31 of each year. The Board may change the Company's fiscal year upon the affirmative vote of a Majority of the Board. The fiscal year in which the Company shall terminate shall end on the date of termination of the Company.

2.9 No Partnership. The Directors and the Members intend that as a result of this Agreement: (i) the Company not be a partnership (including, without limitation, a limited partnership) or joint venture for any purposes other than federal and state tax purposes, (ii) no Member or Director be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and (iii) this Agreement may not be construed to suggest otherwise. This Section 2.9 does not prohibit any Member or Director, in his individual or independent capacity, from being associated with another Member or another Person.

2.10 Intent of this Agreement.

     (a) The parties to this Agreement have reached an understanding concerning various aspects of (i) their business relationship with each other and (ii) the organization and operation of the Company and its business. They wish to use rights created by statute to record and bind themselves to that understanding.

     (b) The parties intend for this Agreement to control, to the extent stated or fairly implied, the business and affairs of the Company, including the Company's governance structure and the Company's dissolution and winding up, as well as the relations among the Company's Members.

2.11 Advice of Counsel. Each Person signing this Agreement: (a) understands that this Agreement contains legally binding provisions; (b) has had the opportunity to consult with that Person's own lawyer; and (c) has either consulted that lawyer or consciously decided not to consult a lawyer.


                                   ARTICLE III
                             BUSINESS OF THE COMPANY

The Company may engage in any lawful business, other than banking or insurance. The Agreement shall be construed in light of such purpose.


                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

4.1 Initial Paid-In Capital. The initial Members listed on Appendix A shall have contributed the cash to the capital of the Company as set forth therein. Capital Contributions for new Members accepted by the Board, from time to time, shall be made by each new Member as determined by the Board in its sole discretion.

4.2 Additional Capital Contributions. No Member shall be required to make any additional contributions to the capital of the Company. No Member shall be obligated to satisfy any negative Capital Account Balance, except to the extent expressly set forth in this Agreement or in the Articles of Organization. No Member shall be paid interest on any Capital Contribution.

4.3 Maximum Ownership. No Member together with its Affiliates shall own Percentage Interests in the Company in excess of forty-nine percent (49%).

4.4 Withdrawal or Reduction of Members' Capital Contributions. The withdrawal or reduction of Members' contributions to the capital of the Company shall be governed by Section 21-2619 of the Act, as amended from time to time; provided, however:

     (a) No Member has the right to withdraw all or any part of his Capital Contribution or to receive any return on any portion of his Capital Contribution, except as may be otherwise specifically provided in this Agreement. Under circumstances involving a return of any Capital Contribution, no Member has the right to receive property other than cash.

     (b) No Member shall have priority over any other Members, either as to the return of Capital Contributions or as to Losses and Profits, or distributions, except as otherwise provided herein.

4.5 Loans from Directors and Members. The Company may borrow money from and enter into other transactions with any Director or Member. Borrowing from or engaging in other transactions with one or more Directors or Members does not obligate the Company to provide comparable opportunities to other Directors or Members. Any loan made by a Director or Member to the Company shall be evidenced by a promissory note made payable from the Company to such Director or Member. Loans by a Director or Member to the Company shall not be considered Capital Contributions and shall be repaid pursuant to Section 5.8(a) below.

4.6 Loans by Company to Directors or Members. Unless otherwise approved by the Board of Directors, the Company will not make any loans to Directors or Members.


                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

5.1 Capital Accounts. A "Capital Account" shall be established for each Member on the books of the Company and maintained in accordance with Section 1.704-1(b)(2) of the Treasury Regulations, as amended from time to time.

     (a) To each Member's Capital Account there shall be credited:

         (i) the cash and the Value of any property other than cash contributed by such Member to the capital of the Company;

         (ii) such Member's allocable share of Profits, and any items of income or gain which are specially allocated to the Member; and

         (iii) the amount of any Company liabilities assumed by such Member of which are secured by any property of the Company distributed to such Member.

     The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note shall not be credited to the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and only to the extent) principal payments are made on the note.

     (b) To each Member's Capital Account there shall be debited:

         (i) the amount of cash and the Value of any property other than cash distributed to such Member pursuant to Section 5.8;

         (ii) such Member's allocable share of Losses and any items of expense or loss which are specially allocated to the Member; and

         (iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

Provided; however, all of the foregoing to be determined in accordance with the rules set forth in Section 1.704-1(b)(2)(iv) of the Treasury Regulations, as amended from time to time.

5.2      Allocations and Distributions. Except as may be required by section 704
(b) and (c) of the Code and the applicable Treasury Regulations or under Section
5.5 below, all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members, and distributions shall be made, in accordance with this Article 5.

5.3 Allocations of Income, Gain, Loss, Deductions, and Credits. All items of income, gain, loss, deductions, and credits for a fiscal year shall be allocated to the Members ratably in proportion to their Percentage Interests.

5.4 Allocation of Gain or Loss Upon the Sale of All or Substantially All of the Company's Assets.

         (a) Allocation of Gain. Any income or gain from the sale or exchange of all or substantially all of the Company's assets shall be allocated, first, to those Members with capital account balances less than the amounts of their respective Capital Contributions that have not previously been distributed, that amount of income or gain, if any, necessary to increase their capital account balances to the amount of their Capital Contributions not previously distributed; and thereafter, the remaining income or gain, if any, shall be allocated to the Members, ratably in proportion to their Percentage Interests.

         (b) Allocation of Loss. Any loss from the sale or exchange of all or substantially all of the Company's assets shall be allocated, first, so as to equalize the capital account balances of all Members holding the same number of Units, and thereafter, the remaining losses shall be allocated to the Members, ratably in proportion to their Percentage Interests.

5.5 Regulatory Allocations and Allocation Limitations. Notwithstanding the preceding provisions for allocating income, gains, losses, deductions and credits, the following limitations, regulatory allocations and contingent reallocations are intended to comply with applicable income tax Treasury Regulations under Section 704(b) of the Code and shall be so construed when applied. The defined terms used below shall have the meaning set forth in the applicable section of the Code or Treasury Regulations and the terms "Member" and "Company" shall mean "partner" and "partnership" with respect to this application of such definitions to this section.

         (a) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.5, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Section 1.704-2(f)(1) of the Treasury Regulations in an amount equal to such Member's share of the net decrease in Company Minimum Gain (determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations). This Section 5.5(a) is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith.

         (b) Member Minimum Gain Chargeback. Except as otherwise provided in
Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 5.5, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with
Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.

The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 5.5(b) is intended to comply with the minimum gain chargeback requirements in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

         (c) Qualified Income Offset. In the event a deficit balance in a Member's capital account in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company pursuant to any provision of this Operating Agreement and (ii) the amount such Member is deemed to be obligated to contribute pursuant to the penultimate sentences of Section 1.704-2(g)(1)(ii) and 1.704-2(i)(5) of the Treasury Regulations, is caused or increased because a Member receives an adjustment, allocation, or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, such Member will be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit balance or such increase in the deficit balance, as quickly as possible, to the extent required in the Treasury Regulations. This Section 5.5(c) is intended, and shall be so construed, to provide a "qualified income offset" within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

         (d) Gross Income Allocations. In the event that a deficit balance in a Member's Capital Account at the end of any fiscal year is in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company under this Operating Agreement and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations ss.ss. 1.704-2(g)(1)(ii) and 1.704-2(i)(5), the Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 5.5(d) shall be made only if and to the extent that the Member would have a deficit balance in its Capital Account in excess of such sum after all other allocations provided for in this Section have been made as if Section 5.5(c) and this Section 5.5(d) were not in this Operating Agreement.

         (e) Nonrecourse Deductions. Nonrecourse Deductions shall be specially allocated to the Members in proportion to the allocation of Losses under
Section 5.4.

         (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

         (g) Members' Shares of Excess Nonrecourse Debt. The Members' shares of excess Company Nonrecourse Debt within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations shall be determined in accordance with the manner in which it is reasonably expected that the deductions attributable to such Company Nonrecourse Debt will be allocated.

         (h) Curative Allocations. The allocations set forth in subsections (a),
(b), (d), and (d) (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations under Section 704(b). Notwithstanding any other provision of this Article 5 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain or loss among the Members so that, to the extent possible, the net amount of allocations of such items of income, gain or loss and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. For this purpose, future Regulatory Allocations under Section 5.5(a) and (b) shall be taken into account that, although not yet made, are likely to offset other Regulatory Allocations made under Section 5.5(f) and (g).

5.6 Proration of Allocations. All income, gains, losses, deductions and credits for a fiscal year allocable with respect to any Members whose Units may have been transferred, forfeited, reduced or changed during such year should be allocated based upon the varying interests of the Members throughout the year. The precise manner in which such allocations are made shall be determined by the Board of Directors in its sole discretion and shall be a manner of allocation, including an interim closing of the books, permitted to be used for federal income tax purposes.

5.7 Consent to Allocation. Each Member expressly consents to the methods provided herein for allocation of the Company's income, gains, losses, deductions and credits.

5.8      Distributions.

         (a) The Board of Directors shall determine, in its sole discretion, whether to distribute or retain all or any portion of the Profits. The Directors may distribute cash to the Members irrespective of Profits. All cash distributions shall be made to the Members in accordance with paragraph (c) of this Section 5.8. Provided, however, no Member has a right to any distribution prior to the dissolution of the Company without the approval of the Board.

         (b) The Board may agree to distribute to the Members in kind any property held by the Company. Any such distribution of property shall be referred to herein as a "Distribution in Kind." The value of any such Distribution in Kind at the time of such distribution shall be determined in accordance with paragraph (d) of this Section 5.8 and such distribution shall be made to the Members in accordance with paragraph (c) of this Section 5.8. Distributions in Kind, made pursuant to this paragraph (b), shall be subject to such restrictions and conditions as the Board shall have determined are necessary or appropriate in order for such distributions to be made in accordance with applicable law.

         (c) Any distribution of Profits in accordance with this Section 5.8, and any distribution, other than Profits, of cash pursuant to paragraph (a) of this Section 5.8 or Distribution in Kind pursuant to paragraph (b) of Section 5.8, shall be made to the Members according to their Percentage Interests.

         (d) The Value of any Distribution in Kind as of any date of determination (or in the event such date is a holiday or other day that is not a business day, as of the next preceding business day) shall be the estimated fair market value of any property distributed, as determined by the Board of Directors in its sole discretion.

         (e) All distributions are subject to set-off by the Company for any past-due obligation of the Members to the Company.

         (f) Members shall not receive salaries or compensation from the Company solely in their capacities as Members or for the use of their capital.

5.9 Other Allocation Rules. For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board, using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

5.10 Compliance with Section 704(b) of the Code. The provisions of this Article as they relate to the maintenance of Capital Accounts are intended, and shall be construed, and, if necessary, modified to cause the allocations of profits, losses, income, gain and credit pursuant to Article V to have substantial economic effect under the Treasury Regulations promulgated under
Section 704(b) of the Code, in light of the distributions made pursuant to Articles V and XI and the contributions made pursuant to Article IV. Notwithstanding anything herein to the contrary, this Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligate any Member or Transferee to make a contribution in excess of the initial contribution or additional contribution agreed to by a Majority in Interest of the Members of the Company.

5.11 Transfer of Capital Accounts. In the event all or a portion of an Interest in the Company is Transferred in accordance with the terms of the Articles of Organization and this Agreement, the transferee shall succeed to that portion of the Capital Account of the transferor which is allocable to the transferred Interest.

5.12 Income Tax Consequences. The Members are aware of the income tax consequences of the allocations made by this Article 5 and hereby agree to be bound by the provisions of this Article 5 in reporting their shares of Company income and loss for income tax purposes.

                                   ARTICLE VI
                            MANAGEMENT OF THE COMPANY

6.1      Management.

         (a) The Company shall be managed by a Board of Directors elected by the Members (in accordance with Section 6.1(c)). All powers of the Company shall be exercised by or under the authority of, and the business affairs of the Company managed under the direction of the Board of Directors in accordance with this Agreement. Individual Directors or Officers designated by the Board from time to time may act for or on behalf of the Company and execute all agreements on behalf of the Company and otherwise bind the Company as to third parties without the consent of the Members or remainder of the Board of Directors; provided, however, that with respect to those issues requiring approval of the Members under the Act or as set forth in this Agreement, such approval must first be obtained; provided, further, that the affirmative vote of a Majority of the Board shall be required for (a) incurring any indebtedness or expense in excess of $50,000 other than in the ordinary course of business; (b) pledging, mortgaging, encumbering or granting any lien on any assets of the Company other than in the ordinary course of business; or (c) purchasing any asset or making capital expenditures in excess of $50,000.

         (b) The salaries and other compensation, if any, of the Directors for management services shall be fixed annually by a Super Majority Vote of the Board. A Board decision on this matter may be changed by a Super Majority Vote of the Members at any duly-called annual or special meeting.

         (c) The initial Board of Directors shall be comprised of nine (9) members who shall be elected at the annual meeting of the Members by the Members in accordance with Section 8.2 of this Agreement. The Board of Directors shall be divided into three classes, Class I, Class II, and Class III, with each class consisting of three (3) directors. Duly elected and qualified Class I directors shall serve until the 2004 annual meeting of Members and, thereafter, the terms of the Class I directors shall extend until the third succeeding annual meeting after each election of such directors. Duly elected and qualified Class II directors shall serve until the 2005 annual meeting of Members and, thereafter, the terms of Class II directors shall extend until the third succeeding annual meeting after each election of such directors. Duly elected and qualified Class III directors shall serve until the 2006 annual meeting of Members and thereafter, the terms of Class III directors shall extend until the third succeeding annual meeting after each election of such directors. Each Director shall be a Member or an Affiliate of a Member. Directors need not be residents of the State of Nebraska.

         (d) Nominations for election to the Board of Directors may be made by the Board of Directors, the nominating committee, or by any Member entitled to vote for the election of Directors. Nominations, other than those made by or on behalf of the Board of Directors or the nominating committee, shall be made in writing and shall be delivered or mailed to the Secretary of the Company or to the chairman of the nominating committee, no earlier than the first day of the October preceding the annual meeting and no later than the last day of the March preceding the annual meeting; or, in the event of a special meeting of Members, not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to Members. Each nomination shall contain such information about the nominee which shall be deemed appropriate, from time to time, by the nominating committee. Each nomination shall be accompanied by the written consent of each nominee to serve as a Director of the Company if so elected. At the meeting of Members, the Chairman of the Board shall declare out of order and disregard any nomination not presented in accordance with this section.

6.2 Authority of the Board of Directors. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Agreement, and except as limited, restricted or prohibited by the express provisions of this Agreement, the Board of Directors shall have and may exercise on behalf of the

Company, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Company. Such powers shall include, without limitation, the power to:

         (a) expend Company funds in connection with the operation of the Company's business or otherwise pursuant to this Agreement;

         (b) employ and dismiss from employment any and all employees, agents, independent contractors, attorneys and accountants;

         (c) prosecute, settle or compromise all claims against third parties, compromise, settle or accept judgment on, claims against the Company and execute all documents and make all representations, admissions and waivers in connection therewith;

         (d) borrow money on behalf of the Company from any Person, issue promissory notes; drafts and other negotiable and nonnegotiable instruments and evidences of indebtedness, secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, property of the Company, whether at the time owned or thereafter acquired;

         (e) hold, receive, mortgage, pledge, lease, transfer, exchange, otherwise dispose of, grant options with respect to, and otherwise deal in the exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all property of whatever nature held or owned by, or licensed to, the Company;

         (f) lend any of the Company property with or without security;

         (g) have and maintain one or more offices within or without the State of Nebraska;

         (h) open, maintain and close bank accounts and money market and other mutual funds accounts, and draw checks and other orders for the payment of monies;

         (i) engage accountants, custodians, consultants and attorneys and any and all other agents and assistants (professional and nonprofessional) and pay such compensation in connection with such engagement that the Board of Directors determines is appropriate;

         (j) enter into, execute, make, amend, supplement, acknowledge, deliver and perform any and all contracts, agreements, licenses, and other instruments, undertakings and understandings that the Board determines is necessary, appropriate or incidental to carrying out the business of the Company;

         (k) file a petition in bankruptcy on behalf of the Company;

         (l) delegate to the Chairman, President and other Officers such responsibility and authority as the Board deems necessary or appropriate from time to time; and

         (m) admit new Members, accept additional Capital Contributions from new and existing Members and issue additional Units to new and existing Members.

In exercising its powers, the Board of Directors may (i) rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, or document believed by him or her to be genuine and to have been signed or presented by the proper party or parties;
(ii) consult with counsel, accountants, and other experts selected by him or her and any opinion of an independent counsel, accountant or expert shall be necessary and sufficient authorization and protection in respect of any action taken or suffered or omitted by the Board of Directors in good faith and in accordance with such opinion; and (iii) execute any of his or her powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

6.3      Obligations of the Board of Directors.  The Board of Directors shall:

         (a) devote to the Company and apply to the accomplishment of Company purposes so much of the Board of Directors' time and attention as they determine to be necessary or advisable to manage properly the affairs of the Company;

         (b) maintain accounting records from which a Company Capital Account Balance can be determined for each Member;

         (c) execute, file, record or publish all certificates, statements and other documents and do all things appropriate for the formation, qualification and operation of the Company and for the conduct of its business in all appropriate jurisdictions;

         (d) employ attorneys to represent the Company when necessary or appropriate;

         (e) use their best efforts to maintain the status of the Company as a "limited liability company" for state law purposes, and as a "partnership" for federal income tax purposes;

         (f) have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, and not employ or permit others to employ such funds or assets (including any interest earned thereon) in any manner except for the benefit of the Company; and

         (g) maintain a current list of the names, last known addresses and Percentage Interest of each Member at the Company's principal office.

6.4 Resignation of Director. Any Director may resign as Director of the Company upon written notice to the Board of Directors.

6.5 Removal of a Director. Any Director may be removed from time to time with or without cause by the affirmative vote of Members holding a Majority in Interest; provided, however, a Director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal. A Director may only be removed by the Members at a meeting called for the purpose of removing the Director and the meeting notice shall state the purpose or one of the purposes of the meeting is removal of the Director.

6.6 Vacancies. Any vacancy occurring in the position of Director may be filled for the remainder of the term of such vacancy by the affirmative vote of a Majority of the Board based on the remaining Directors.

6.7 Meetings of the Board. Meetings of the Board may be called by the Chairman of the Board or any two (2) Directors and shall be held at the principal place of business of the Company, or elsewhere as the notice of such meeting shall direct. Except as otherwise expressly provided in this Agreement, the Articles, or the Act, the affirmative vote of a majority of the Directors present at a duly convened meeting of the Board at which a quorum is present shall constitute the act of the Board.

6.8 Place of Meeting. The Board may designate any place, either in or out of the State of Nebraska, as the place of meeting for any meeting. If no designation is made, the place of meeting shall be the Company's principal office. Directors may attend any such meeting in person or by telephonic or video conference call.

6.9 Notice of Meetings. Written or oral notice of every meeting of the Board, stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given by the Secretary of the Company to each other Director at least twenty-four (24) hours prior to the meeting, unless such notice is waived in accordance with Article 9 hereof.

6.10 Quorum. The presence of a Majority in Interest of the Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the Directors represented may adjourn the meeting from time to time without further notice.

6.11     Officers.

         (a) The Board may elect a Chairman, Vice Chairman, President, one or more Vice Presidents, Treasurer, and Secretary from among its Directors. Any two
(2) or more offices may be held by the same person and any office may be held by two (2) persons.

         (b) The Officers of the Company shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of Members. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each Officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an Officer or agent shall not of itself create contract rights.

         (c) Any Officer or agent may be removed by the Board at any time with or without cause, but such removal does not affect the contract rights, if any, with the Company of the person so removed.

         (d) A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term. An Officer may resign at any time by delivering notice to the Company. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Company accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

6.12 Liabilities of Directors. In carrying out their duties hereunder, the Directors shall not be liable to the Company or to any Member for any actions taken in good faith and reasonably believed by them to be in the best interest of the Company or in reliance on the provisions of this Agreement or the Articles, or for good faith errors of judgment, but shall only be liable for misconduct or negligence in the performance of their duties as Directors. The Directors shall not be expected to devote their full time and attention to the affairs of the Company, but shall devote such amounts of time and attention as are reasonable and appropriate in their good faith judgment under the circumstances prevailing from time to time.

6.13     Indemnification of the Directors, their Affiliates and Control Persons.

         (a) Neither the Directors nor any Officer shall be liable to the Company or any Member for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the Company if the Board determines that such course of conduct was in the best interest of the Company and did not result from the negligence or misconduct of such Director or Officer.

         (b) To the fullest extent permitted by law, the Directors and Officers (each such person being referred to herein as an "Indemnitee"), shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, settlements and other amounts arising from any and all claims (including attorneys' fees and expenses, as such fees and expenses are incurred), demands, actions, suits or proceedings (civil, criminal, administrative or investigative), in which they may be involved, as a party or otherwise, by reason of their management of the affairs of the Company, whether or not they continue to be such at the time any such liability or expense is paid or incurred; provided that Indemnitee shall not be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that such losses, claims, damages, liabilities, expenses or such other amounts resulted primarily from the negligence or misconduct of such Indemnitee. The termination of a proceeding by judgment, order, settlement or conviction upon a plea of nolo contenders, or its equivalent, shall not, of itself, create any presumption that such losses, claims, damages, liabilities, expenses or such other amounts resulted primarily from the negligence or misconduct of any Indemnitee or that the conduct giving rise to such liability, was not in the best interest of the Company. The

Company shall also indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Indemnitee is or was an agent of the Company, against any losses, claims, damages, liabilities, expenses or any other amounts incurred by such Indemnitee in connection with the defense or settlement of such action; provided that no Indemnitee shall be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that any such losses, claims, damages, liabilities, expenses or such other amounts resulted from the negligence or misconduct of such Indemnitee. The Company may advance any Indemnitee any expenses (including, without limitation, attorneys' fees and expenses) incurred as a result of any demand, action, suit or proceeding referred to in this paragraph (b) provided that (i) the legal action relates to the performance of duties or services by the Indemnitee on behalf of the Company; and (ii) the Indemnitee gives a full recourse promissory note to the Company for the amounts of such advances payable in the event that the Indemnitee is determined to be not entitled to indemnification hereunder.

         (c) The indemnification provided by paragraph (b) of this Section 6.13 shall not be deemed to be exclusive of any other rights to which any Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, and shall continue as to an Indemnitee who has ceased to have an official capacity and shall inure to the benefit of the heirs, successors and administrators of such Indemnitee.

         (d) Any indemnification pursuant to this section will be payable only from the Company's assets.

6.14 Transactions with the Directors or their Affiliates. The Company may enter into contracts with the Directors, Officers or Members (or their Affiliates), provided that any such transactions shall be on terms no more favorable to the Directors, Officers, Members (or their Affiliates) than generally afforded to non-affiliated parties in a similar transaction.

6.15 Conflicts of Interest. Subject to the other express provisions of this Agreement, the Directors at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member the right to participate therein.

                                   ARTICLE VII
                        RIGHTS AND OBLIGATIONS OF MEMBERS

7.1 Limitation of Liability. Each Member's liability shall be limited as set forth in this Agreement, the Act and other applicable law.


7.2 Company Debt Liability. A Member will not be personally liable for any debts or losses of the Company beyond his or her respective Capital Contributions except as provided in Section 7.5 or as otherwise required by law.

7.3 Liability to Third Parties. No Member or Director is liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, including under a judgment, decree or order of a court.

7.4 Lack of Authority. No Member (other than a Director or an Officer as provided under Article VI) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to incur any expenditures on behalf of the Company.

7.5      Member Liability to the Company.

         (a) A Member who rightfully receives the return in whole or in part of its Capital Contribution is nevertheless liable to the Company to the extent now or hereafter provided by the Act.

         (b) A Member who receives a Distribution made by the Company: (i) which is either in violation of this Agreement, or (ii) when the Company's liabilities exceed its assets (after giving effect to the Distribution), is liable to the Company for a period of six (6) years after such Distribution for the amount of the Distribution.

7.6 Representations and Warranties. Each Member hereby represents and warrants to the Company that: (i) the Member has full power and authority to execute and agree to this Agreement and to perform the Member's obligations hereunder, and that all actions necessary for the due authorization, execution, delivery and performance of this Agreement by that Member have been duly taken;
(ii) the Member has duly executed and delivered this Agreement; and (iii) the Member's authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which the Member is a party or by which the Member is bound.

7.7      Member Information

         (a) In addition to the other rights specifically set forth in this Agreement, each Member is entitled to the information to which that Member is entitled to have access pursuant to the Act, under the circumstances therein stated.

         (b) The Members acknowledge that, from time to time, they may receive information from or concerning the Company in the nature of trade secrets or that otherwise is confidential, the release of which may damage the Company or Persons with which it does business. Each Member shall hold in strict confidence any information that it receives concerning the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member or the Director, except for disclosures (i) compelled by law (but the Member must notify the Director promptly of any request for that information, before disclosing it, if legal and practicable); (ii) to Persons to whom that Member's Interest may be transferred as permitted by this Agreement, but only if the recipients have agreed to be bound by the provisions of this Section 7.7; or
(iii) of information that the Member also has received from a source independent of the Company and the Member reasonably believes that source obtained the information without breach of any obligation of confidentiality. The Members acknowledge that breach of the provisions of this Section 7.7 may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this Section 7.7 may be enforced by specific performance.

7.8 Membership Certificates. "Membership Certificates" in the form determined by the Board may be delivered representing all Interests to which Members are entitled. If issued, such Membership Certificates shall be consecutively numbered, and shall be entered in the books of the Company and on the Membership Register, as they are issued. Each Membership Certificate shall state on the face thereof the holder's name, the Interests and such other matters as may be required by applicable laws. Each such Membership Certificate shall be signed by a Director or Officer of the Company and may be sealed with the seal of the Company or a facsimile thereof if adopted. The signature of the Director or Officer upon the Membership Certificates may be facsimile. Subject to Article 10, upon surrender to the Company of a Membership Certificate for Interests duly endorsed or accompanied by proper evidence of succession, assignment or authority to Transfer, it shall be the duty of the Company to issue a new Membership Certificate to the person entitled thereto, cancel the old Membership Certificate and record the transaction upon its books and records and the Membership Register. Each Member hereby agrees that the following legend, as the same may be amended by the Board in its sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

         The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating Agreement of Oregon Trail Ethanol Coalition, L.L.C., as amended from time to time. Copies of the Operating Agreement may be obtained upon written request to the Board of Directors of Oregon Trail Ethanol Coalition, L.L.C.

                                  ARTICLE VIII
                               MEETINGS OF MEMBERS

8.1 Voting Power. The affirmative vote of Members holding a Majority in Interest at a meeting at which there is a quorum present shall be the act of the Members; provided, however, that the dissolution and winding up of the Company requires the approval of Members required under Section 21-2622 of the Act, as amended from time to time. Provided, further, that a Super-Majority Vote of the Members shall be required for approval of the following actions: (a) the sale, exchange, lease, mortgage, pledge or other transfer of all or substantially all of the assets of the Company other than in the ordinary course of business; and
(b) the merger or consolidation of the Company with another entity.

8.2 Cumulative Voting. At each election for Directors, every Member entitled to vote at such election shall have the right to vote, in person or by proxy, the number of Units owned by him or her for as many persons as there are Directors to be elected and for whose election he or she has a right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his or her Units, or by distributing such votes on the same principle among any number of candidates.

8.3 Annual Meetings of Members. The annual meeting of Members shall be held on such date as the Board shall by resolution specify within a period commencing on January 1 and ending on June 30 in each year, beginning with 2003. At each annual meeting, Members shall conduct such business as may be properly presented to such meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. Members may attend any such meeting in person or by proxy.

8.4 Special Meetings of Members. Special meetings of Members of the Company may be called by the Chairman of the Board, by any three (3) Directors, or upon the written demand of Members holding at least a ten percent (10%) Percentage Interest and shall be held at the principal place of business of the Company, or elsewhere as the notice of such meeting shall direct. Members may attend any such meeting in person or by proxy.

8.5 Place of Meeting. The Board of Directors may designate any place, either in or out of the State of Nebraska, as the place of meeting for any meeting. If no designation is made, the place of meeting shall be the Company's principal office.

8.6 Notice of Meetings. Written notice stating the date time and place of the meeting and a description of the purpose or purposes for which the meeting is called, shall be mailed, unless oral notice is reasonable under the circumstances, not fewer than ten (10) nor more than sixty (60) calendar days before the date of the meeting, by or at the direction of the Board of Directors to each Member of record entitled to vote at the meeting. If mailed, such notice is effective when mailed addressed to the Member's address shown in the Company's current record of Members, with postage prepaid.

8.7 Quorum. The presence of Members holding a Majority in Interest in person or by proxy shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the Percentage Interests represented may adjourn the meeting from time to time without further notice.

                                   ARTICLE IX
                               WAIVER AND CONSENT

9.1 Written Waiver. Whenever any notice whatsoever is required to be given under the provisions of this Agreement or under the provisions of the Articles or the Act, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

9.2 Waiver by Attendance. A Member's or Director's attendance at a meeting of the Members or Directors, respectively: (i) waives objection to lack of notice or defective notice of the meeting, unless the Member or Director at the beginning of the meeting or promptly upon the Member's or Director's arrival objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Member or Director objects to considering the matter when it is presented.

9.3  Consent to Action Without Meeting.

     (a) Any action that may be taken at a meeting of the Board may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by all of the Directors. A facsimile, telegram, telex, cablegram or similar transmission by the Manager or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Manager shall be treated as an execution in writing for purposes of this Section 9.3.

     (b) Any action that may be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by Members holding the Percentage Interests required to approve such action under the Act, the Articles of Organization or this Agreement. A facsimile, telegram, telex, cablegram or similar transmission by the Member or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section 9.3.

                                    ARTICLE X
                        TRANSFER OF MEMBERSHIP INTERESTS

10.1 Restrictions on Transfer. No Member shall Transfer all or any portion of an Interest without the prior written consent of the Board of Directors which consent may be withheld in the sole discretion of the Board. Notwithstanding anything contained herein to the contrary, no Member shall Transfer any Unit if, in the determination of the Board, such Transfer would cause the Company to be treated as a Publicly Traded Partnership, and any Transfer of Unit(s) not approved by the Board of Directors or that would result in a violation of the restrictions in this Agreement or applicable law shall be null and void with no force or effect whatsoever, and the intended transferee shall acquire no rights in such Unit.

10.2 Permitted Transfers. Subject to Section 10.1 above and the limits on total maximum ownership set forth in Section 4.3 of this Agreement, any Transfer of Units made in accordance with the following provisions will constitute a "Permitted Transfer" for purposes of this Agreement:

     (a) A Transfer by a Member and any related persons (as defined in the Code) in one or more transactions during any thirty (30) calendar day period of Interests representing in the aggregate more than two percent (2%) of the total Interests in Company;

     (b) A Transfer or series of related Transfers by one or more Members (acting together) which involves the Transfer of fifty percent (50%) or more of the outstanding Units; or

     (c) Transfers of Units effected through a Qualified Matching Services Program; or

     (d) A Transfer by gift or bequest only to a spouse or child of such transferring Member, or to a trust established for the benefit of such spouse or child, or to an existing Member of the Company upon ten (10) days' prior written notice to the Company of such gift or bequest.

10.3 Conditions Precedent to Transfers. The Board of Directors, in its sole discretion, may elect not to recognize any Transfer of Units unless and until the Company has received:

     (a) an opinion of counsel (whose fees and expenses shall be borne by the transferor) satisfactory in form and substance to the Board that such Transfer may be lawfully made without registration or qualification under applicable state and federal securities laws, or such Transfer is properly registered or qualified under applicable state and federal securities laws and if, requested by the Company that such Transfer will not cause the Company to be treated as a Publicly Traded Partnership;

     (b) such documents and instruments of conveyance executed by the transferor and transferee as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer, except that in the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation of legal evidence of such Transfer, in form and substance satisfactory to the Company;

     (c) the transferor's Membership Certificate;

     (d) the transferee's taxpayer identification number and sufficient information to determine the transferee's initial tax basis in the interest transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns;

     (e) evidence satisfactory in form and substance to the Board that the transferee meets the maximum Unit ownership limitation set forth in Section 4.3 of this Agreement; and

     (f) other conditions on the Transfer of Units adopted by the Board from time to time as it deems appropriate, in its sole discretion.

10.4 Death of Member.

     (a) Upon the death of any Member, the estate or personal representative of the deceased Member shall have the right and option to request the Company repurchase the deceased Member's Interest subject to and in accordance with the applicable Code and Treasury Regulations regarding Publicly Traded Partnerships. If the estate or personal representative exercises such right and option the Company shall, subject to Section 10.4(b) below, purchase the deceased Member's Interest at the Fair Market Value of such Interest in effect at the date of death as determined in accordance with Section 10.10 below, and on the terms and conditions set forth in Section 10.5 and Section 10.6 below. This right and option may be exercised by the deceased Member's estate or personal representative by providing written notice to the Company within one hundred twenty (120) days after the date of your death; provided, however, the Company will not repurchase such interest earlier than sixty (60) days after receipt of the written notice from the estate or personal representative requesting the purchase.

     (b) Any Transfer pursuant to this Section 10.4 shall be subject to a determination by the Board that such Transfer shall not cause the Company to be deemed a Publicly Traded Partnership, and such Transfer shall be affected in accordance with this Agreement, the Code and applicable Treasury Regulations, and shall be further subject to the prior approval of the Board which may be withheld in its sole discretion.

10.5 Payment Terms. If the purchase price for an Interest transferred pursuant to Section 10.4 above exceeds five thousand dollars ($5,000.00), the Company shall have the option to pay for the Interest purchased by paying five thousand dollars ($5,000) at Closing (as defined below) and executing a promissory note for the balance of the purchase price. The promissory note shall be paid in five (5) equal annual installments due on the anniversary date of the Closing and shall accrue interest per annum at a rate determined by the Board which shall not be less than the then current prime rate established by any major bank selected by the Board for loans to the bank's most creditworthy commercial borrowers. The Company may prepay the promissory note, in whole or in part, at any time without penalty or premium.

10.6 Events in Connection with the Sale of Interests.

     (a) If there is a sale of Interest under Section 10.4 of this Agreement to the Company, the closing ("Closing") shall occur at a time mutually agreeable to the parties and in accordance with the time periods set forth in the applicable provision of this Agreement; provided, however, the Closing shall not occur until at least sixty (60) days after the Company's receipt of notice from the estate or personal representative requesting the Company repurchase the deceased Member's Interest, but in no event later than one hundred twenty (120) days after the date of the Company's receipt of such notice.

     (b) In the event of a sale of Interest under Section 10.4 of this Agreement to the Company, the purchase price shall be increased or decreased, as the case may be, by an amount equal to any indebtedness owed the deceased Member by the Company, or the deduction of any indebtedness owed the Company by the deceased Member, or both.

     (c) In the event of the sale of Interests under this Agreement by a Member, all rights of the Member with respect to the Interest, including the right to vote such Interest and to receive distributions, shall terminate at Closing, except for the Member's right to receive payment therefor.

10.7 Redemption of Interests.

     (a) A Member (the "Requesting Member") may request redemption of his or her Interest upon not less than sixty (60) calendar days' prior written notice to the Board of Directors. The Board, in its sole discretion, shall determine whether to redeem such Interest and the Board is under no obligation to redeem any Interest of any Requesting Member.

     (b) Notwithstanding anything contained herein to the contrary, any redemption pursuant to this Section 10.7 shall be subject to a determination by the Board, in its sole discretion, that such redemption shall not cause the Company to be deemed a Publicly Traded Partnership, and such redemption shall be affected in accordance with this Agreement, the Code and applicable Treasury Regulations, and shall be further subject to the prior approval of the Board which may be withheld in its sole discretion.

10.8 Redemption Payment.

     (a) Upon the redemption of a Member under Section 10.7, the Requesting Member shall be entitled to a payment equal to the Fair Market Value of such Member's Interest in the Company as of the effective date of the (the "Redemption Payment"); provided, however, if the remaining Members of the Company agree to dissolve the Company in accordance with Section 13.1 of this Agreement, then in no event shall such Member be entitled to a Redemption Payment, but such Member will be entitled to such Member's share of the assets of the Company pursuant to Section 13.3 below.

     (b) The Redemption Payment shall not be paid until at least sixty (60) days after the Company's receipt of the notice from the Requesting Member required under Section 10.7(a) above. The Redemption Payment shall be paid in cash, or if the Redemption Payment exceeds five thousand dollars ($5,000), the Company shall have the option to pay the Redemption Payment by paying five thousand dollars ($5,000) upon the effective date of the redemption and executing a promissory note for the balance of the Redemption Payment. Such note shall be dated and delivered on the effective date of the withdrawal and shall be paid in five (5) equal annual installments due on the anniversary date of the withdrawal and shall accrue interest per annum at a rate determined by the Board which shall not be less than the then current prime rate established by any major bank selected by the Board for loans to the bank's most creditworthy commercial borrowers. The

Company may prepay the promissory note, in whole or in part, at any time without penalty or premium.

      (c) The Redemption Payment shall be increased or decreased, as the case may be, by an amount equal to any indebtedness owed the Requesting Member by the Company, or the deduction of any indebtedness owed the Company by the Requesting Member, or both. All rights of the Member with respect to the Interest, including the right to vote such Interest and to receive distributions, shall terminate at Closing, except for the Member's right to receive payment therefor upon the effective date of the redemption which shall be determined in accordance with Section 10.9 below.

10.9  Effective Date of Transfer.

      (a) Any Transfer of a Unit shall be deemed effective as of the day of the month and year: (i) which the Transfer occurs (as reflected by the form of assignment); and (ii) the transferee's name and address and the nature and extent of the Transfer are reflected in the records of the Company; provided, however, the effective date of a Transfer for purposes of allocation of Profits and Losses and for Distributions shall be determined pursuant to Section 10.9(b) below. Any transferee of a Unit shall take subject to the restrictions on Transfer imposed by this Agreement.

      (b) The Board, in its sole discretion, may establish interim periods in which Transfers may occur (the "Interim Transfer Periods"); provided, however, the Board shall provide Members reasonable notice of the Interim Transfer Periods and advance notice of any change to the Interim Transfer Periods. For purposes of making allocations of Profits and Losses, and Distributions, the Company will use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and recognize the Transfer as of the first day following the close of Interim Transfer Period in which the Member complied with the notice, documentation and information requirements of
Article 10. All Distributions on or before the end of the applicable Interim Transfer Period in which such requirements have been substantially complied with shall be made to the transferor and all Distributions thereafter shall be made to the transferee. The Board the authority to adopt other reasonable methods and/or conventions.

      (c) The Board shall have the power and authority to adopt another reasonable method and/or convention with respect to such allocations and distributions; provided, neither the Company, the Board, any Director nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.9 (other than tax liabilities which may be incurred by Members), whether or not the Board or any Director or the Company or any Member has knowledge of any Transfer of ownership of any Interest in the Company.

10.10 Fair Market Value. Upon the Transfer of any Interest pursuant to Section 10.4, or the redemption of an Interest pursuant to Section 10.7, the purchase price or Redemption Payment shall be equal to the Fair Market Value of the Interest. "Fair Market Value" of an Interest on any date shall, unless otherwise specifically provided in this Agreement, be equal to the most recent fair market valuation determination of the per Unit value of the Company by the Board in good faith; provided, that such valuation shall be calculated on a basis as consistent as practicable from period to period. The Board may, in its sole discretion, employ the advice of independent and qualified professionals in the determination of the Fair Market Value, but is not under any obligation to do so. The Fair Market Value of the Company shall be determined at least annually. Valuations shall generally be performed, at the discretion of the Board, as of the end of each fiscal year of the Company's operations at the annual meeting of the Board; however, the Board, in its sole discretion, may have fair market valuations of the Company performed at any time or from time to time during any year and, except as otherwise specifically provided in this Agreement, shall utilize the results of the most recent valuation in determining the Fair Market Value of an Interest for purposes of this Agreement. No Member or any party other than the Board shall have the right to require or request that a new or more recent valuation be performed for purposes of determining the Fair Market Value of the Company or an Interest hereunder. The Company shall not establish the Fair Market Value more than four (4) times during the Company's taxable year

10.11. Pledged Units. Subject to Section 10.1 above and the limits on total maximum ownership set forth in Section 4.3 of this Agreement, in the event that any Member pledges or otherwise encumbers any part of its Units as security for the payment of a debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Article 10. In the event such pledgee or secured party becomes a Member hereunder pursuant to the exercise of such party's rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all of the terms and conditions of this Agreement. In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any voting rights associated with such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.

10.12 Expenses. Except as otherwise expressly provided herein, all expenses of the Company incident to the admission of the transferee to the Company as a Member shall be charged to and paid by the transferring Member.

                                   ARTICLE XI
                      RECORDS, FINANCIAL AND TAX REPORTING

11.1 Records and Accounting. The books of account and other records of the Company shall be maintained at the Company's principal place of business. The Company shall prepare its financial statements using generally accepted accounting principles, consistently applied.

11.2 Tax Information. The Board will use its best efforts to cause to be delivered, as soon as practical after the end of each fiscal year of the Company, to the Members and Persons who were Members during such fiscal year all information concerning the Company necessary to enable such Member or Person to prepare such Member's (or Person's) Federal and state income tax returns for such fiscal year, including a statement indicating such Member's (or Person's) share of Profits, Losses, deductions and credits for such fiscal year for Federal and state income tax purposes, and the amount of any Distribution made to or for the account of such Member or Person during such fiscal year pursuant to this Agreement.

11.3 Tax Returns. The Board shall cause income tax returns for the Company to be prepared and timely filed in accordance with applicable law.

11.4 Tax Matter Member. Kent Hummel is hereby appointed and authorized to perform all duties imposed by Sections 6221 and 6232 of the Code as "tax matter partner" of the Company. The Company shall indemnify, to the full extent permitted by law, the tax matter partner from and against any damages and losses (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by in carrying out responsibilities as tax matter partner, provided such action taken or omitted to be taken does not constitute fraud, gross negligence or willful misconduct.

11.5   Access to Books and Records.

       (a) A Member of the Company shall be entitled to inspect and copy during regular business hours at the Company's principal office the following records if he or she gives the Company written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

            (i) Articles or Restated Articles of Organization and all amendments thereto currently in effect;

            (ii) Operating Agreement and all restatements and amendments thereto currently in effect;

            (iii) Minutes of all Member meetings and records of all action taken by Members without a meeting for the past three years;

                 (iv) All written communications to the Members generally within the past three years;

                 (v) Annual financial statements that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of changes in Members' equity for that year unless such information appears elsewhere in the financial statements, along with the accountant's report if the annual financial statements are reported upon by a public accountant;

                 (vi) A list of the names and business addresses of the Company's current directors and officers; and

                 (vii) The most recent annual report delivered by the Company to the Nebraska Secretary of State.

          (b) A Member shall be entitled to inspect and copy during regular business hours at a reasonable location specified by the Company any of the following records of the Company if the Member meets the requirements of Section 11.5(c) below and gives the Company written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

                 (i) Excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Company, minutes of any meeting of the Members, and records of action taken by the Members or Board of Directors without a meeting, to the extent not subject to inspection under subsection (1) of this section;

                 (ii)   Accounting records of the Company; and

                 (iii)  The Membership Register.

          (c) A Member may inspect and copy the records described in Section 11.5(b) above only if: (i) the Member's demand is made in good faith and for a proper purpose; (ii) the Member describes with reasonable particularity his or her purpose and the records he or she desires to inspect; and (iii) the records are directly connected with the Member's purpose.

                                   ARTICLE XII
                                 FISCAL AFFAIRS

12.1      Elections.
          ---------

          (a) The Board of Directors may elect to adjust the basis of the assets of the Company for federal income tax purposes in accordance with Section 754 of the Code in the event of a distribution of Company property as described in Section 734 of the Code or a transfer by any Member of the Interest of such Member in the Company as described in Section 743 of the Code.

          (b) The Board of Directors, at any time and from time to time, may also make such other tax elections as it deems necessary or desirable, in its discretion.

12.2 Interim Closing of the Books. There shall be an interim closing of the books of account of the Company (i) at any time a taxable year of the Company shall end pursuant to the Code, and (ii) at any other time determined by the Board of Directors to be required for good accounting practice or otherwise appropriate under the circumstances.

                                  ARTICLE XIII
                           TERMINATION AND DISSOLUTION

13.1 Events Requiring Termination and Dissolution. The Company shall be dissolved upon the occurrence of any event which would make unlawful the continuing existence of the Company or approval of the Members as required pursuant to Section 8.1 of this Agreement. (each a "Liquidating Event").

13.2 Winding Up Period. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up the Company's business and affairs. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the assets of the Company have been distributed pursuant to this Section and the Company has terminated. The Board shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the Company's liabilities and assets, shall cause the assets to be liquidated as promptly as is consistent with obtaining the Value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the manner required by the Act. Without limiting the generality of the foregoing, the Board of Directors, in carrying out such winding up and distribution, shall have full power and authority to sell the Company's assets, or any part thereof, or to distribute the same in kind to the Members.

13.3      Distribution.

          (a) Upon the occurrence of a Liquidating Event and the dissolution of the Company, the affairs of the Company shall be wound up in accordance with
Section 13.2 above. The fair market value of the assets of the Company shall be determined, with the Value of any real or personal property held by the Company being determined in accordance with paragraph (e) of Section 5.8 and the fair market value of any other assets held by the Company (other than cash) being determined by an independent appraiser selected by the Board. Thereupon, the assets of the Company shall be distributed in the following manner and order:
(i) to the claims of all creditors of the Company, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company, other than liabilities for distributions to Members; (ii) to Members and former Members in satisfaction of liabilities for distribution, pursuant to
Section 21-2625(1)(b) of the Act, and (iii) to the Members with positive Capital Account Balances in accordance with their Percentage Interests. Each such Member entitled to a distribution of any assets of the Company, pursuant to clause
(iii) of this paragraph (a), shall receive such Member's share of such assets in cash or in kind, and the portion of such share that is received in cash may vary from Member to Member, all as the Board of Directors in their discretion may decide. If distributions to any Member upon termination of the Company are insufficient to return to such Member the full amount of such Member's Capital Contribution, such Member shall have no recourse against the Board of Directors, the Company or against any other Member.

          (b) In the discretion of the Board, a Pro Rata portion of the distributions that would otherwise be made to the Members pursuant to Section 13.3(a) hereof may be:

                 (i) distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Board, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 13.3(a) hereof; or

                 (ii) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon apracticable.

13.4. Deficit Capital Account Balance. The Members shall have no liability to the Company, to the other Members, or to the creditors of the Company on account of any deficit balance in such Member's Capital Account Balance except to the extent such deficit arises from the failure of the Member to contribute the full amount of its Capital Contribution. The Company shall be solely responsible for payment of liabilities to its creditors.

                                   ARTICLE XIV
                                  MISCELLANEOUS

14.1 Notices. All Notices or other communications under this Agreement shall be in writing (unless otherwise expressly provided herein) and shall be considered properly given if delivered by hand or mailed by first class United States Mail, postage prepaid, addressed in care of the respective Members or Directors at their last-known address. Notice may also be delivered by means of a confirmed telecopy, provided the original of the notice is also promptly deposited in the United States Mail, first class postage prepaid, addressed to the Members or Directors at such address. Notice of change of address shall be given to the Company by hand or first class united States Mail, after the date of receipt of which notice, the change of address shall be effective. Unless actual receipt of a notice is required by an express provision hereof, any such notice shall be deemed to be effective as of the earliest of (a) the date of delivery or confirmed telecopy, or (b) the third business day following the date of deposit with the United States Post Office or in a regularly maintained receptacle for the deposit of United States Mail. Any refusal to accept delivery of any such communication shall be considered successful delivery thereof.

14.2 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, Member, employee or agent of the Company or is or was serving at the request of the Company as a Director, member, officer, director, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of his or her status as such.

14.3 Successors. This Agreement and all of the terms and provisions thereof shall be binding upon the Directors and all Members and their respective legal representatives, heirs, successors and permitted assigns.

14.4 Applicable Law. This Agreement and the rights and obligations of the Members thereunder shall be construed and interpreted under the laws of the State of Nebraska without regard to its conflict of law principals.

14.5 Amendments. This Agreement may not be modified or amended except upon the Super-Majority Vote of the Board or upon an affirmative vote of Two-Thirds (2/3) Majority of the Members. Upon the modification or amendment of this Agreement, the Board shall promptly execute such amendments or other documents as the Company deems appropriate to reflect such amendments under the law of the State of Nebraska. In the event the Board materially modifies or amends this Agreement pursuant to this Section 14.5, the Board shall send notice to the Members of the material modification or amendment within a reasonable period of time after the effective date of such modification or amendment.

14.6 Waiver of Partition. Each of the Members of the Company irrevocably waives any right to maintain any action for partition with respect to the property of the Company.

14.7 Company Property. The legal title to any real or personal property or interest therein now or hereafter acquired by the Company shall be owned, held or operated in the name of the Company, and no Member, individually, shall have any ownership interest in such property.

14.8 Acceptance of Prior Acts by New Members. Each Person becoming a Member, by becoming a

Member, ratifies all action duly taken by the Company, pursuant to the terms of this Agreement, prior to the date such person becomes a Member.

14.9 Section Headings. The division of this Agreement into sections, subsections and exhibits is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

14.10 Severability. In the event that one or more of the provisions contained in this Agreement or any portions thereof are unenforceable or are declared invalid for any reason whatsoever, such enforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions of this Agreement, and each such unenforceable or invalid portion hereof shall be severable from the remainder of this Agreement and the remainder of this Agreement shall be interpreted as if such unenforceable or invalid provision or portion thereof had not been included as a part thereof.

14.11 Agreement for Further Execution. At any time or times, upon the request of the Board, the Members agree to sign and swear to any certificate required by the Act, to sign and swear to any amendment to or cancellation of such certificate whenever such amendment or cancellation is required by law or by this Agreement, and to cause the filing of any of the same of record wherever such filing is required by law.

14.12 Time. Time is an essential element to the performance of this Agreement by each Member.

14.13 Copies Reliable and Admissible. This Agreement shall be considered to have been executed by a person if there exists a photocopy, facsimile copy, or a photocopy of a facsimile copy of an original hereof or of a counterpart hereof which has been signed by such person. Any photocopy, facsimile copy, or photocopy of facsimile copy of this Agreement or a counterpart hereof shall be admissible into evidence in any proceeding as though the same were an original.

14.14 Entire Agreement. This Agreement is the sole operating agreement of the Company and constitutes the entire agreement among the parties; it supersedes any prior agreements or understandings among the parties, oral or written, all of which are hereby canceled.

14.15 Gender. Whenever the context shall require, each term stated in either the singular or plural shall include the singular and the plural, and masculine or neuter pronouns shall include the masculine, the feminine and the neuter.

14.16 No Waiver. No failure or delay on the part of any Member in exercising any rights under this Agreement, or in insisting on strict performance of any covenant or condition contained in this Agreement, shall operate as a waiver of any of such Member's rights hereunder.

14.17 Submission to Jurisdiction. Each of the parties to this Agreement hereby submits to the jurisdiction of and agrees that suit will only be brought in the state or federal court sitting in Nebraska (the "Nebraska Court") in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby in any other court except as may be necessary to enforce any judgment or order of the Nebraska Court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

14.18 Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled, without posting a bond or other collateral, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in the Nebraska Court, in addition to any other remedy to which it may be entitled, at law or in equity.

14.19 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

14.20 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

                                                                      Appendix B

                     OREGON TRAIL ETHANOL COALITION, L.L.C.

                     SUBSCRIPTION APPLICATION AND AGREEMENT
                                Membership Units
                               $1,000.00 Per Unit

INSTRUCTIONS TO INVESTORS:

You must complete all items and sign the application and agreement form. You should read the prospectus in its entirety including financial statements and appendices for a complete explanation of an investment in OTEC.

If OTEC rejects your subscription, your application and agreement and check will be returned to you within 30 days of our receipt of your documents. If your subscription is accepted, your funds will be placed in OTEC's escrow account at Midwest Bank, N.A., and the funds will be released to OTEC or returned to you in accordance with the escrow arrangements described in the prospectus.

EVERY SUBSCRIBER MUST:

1.   Complete the application and agreement,

2.   Sign the Operating Agreement Signature Page Addendum, and

3.   Submit the required purchase price.

THE FOLLOWING INSTRUCTIONS ARE SPECIFIC INSTRUCTIONS RELATED TO THE FORM OF
OWNERSHIP:

     a. Trust Investors. If you are investing through a trust, you must provide a copy of the Trust Agreement and all amendments. Also, if there are co-trustees of the trust, all trustees must sign the Subscription Agreement, Operating Agreement Addendum and the Accredited Investor Certification, if applicable.

     b. Corporate or LLC Investors. If you are investing through a corporation or limited liability company, you must provide a copy of the appropriate resolutions authorizing the purchase of the Units.

     c. Partnership Investors. If you are investing through a partnership, you must provide a copy of the partnership agreement, and the Subscription Agreement, Operating Agreement Addendum and the Accredited Investor Certification, if applicable, must be signed by a general partner of the partnership.

     d. Joint Tenants and Tenants in Common. If you are investing as joint tenants with right of survivorship or tenants in common, both signatures must appear on the Subscription Agreement, the Operating Agreement Addendum and the Accredited Investor Certification, if applicable.

THE FOLLOWING INSTRUCTIONS RELATED DIRECTLY TO THE SPECIFIC ITEMS OF THE APPLICATION AND AGREEMENT:

          Check the appropriate box to indicate form of ownership. If the
Item 1. investor is a Custodian, Corporation, Partnership or Trust, please provide the additional information and documents requested.

               Indicate the number of membership units you are purchasing
Item 2. (5 membership units is the minimum) and indicate the dollar amount of your investment ($5,000 is the minimum investment). Your ownership interest may not exceed 30% of all of our outstanding membership units.

               Please print the name(s) in which membership units are to be
Item 3. registered and provide your address and telephone numbers. Check the appropriate box if you are a non-resident alien, an U.S. Citizen residing outside the United States or subject to back up withholding. IRAs and KEOGHS should provide the taxpayer identification number of the account and the social security number of the accountholder. Trusts should provide their taxpayer identification number. Custodians should provide the minor's social security number. All individual investors should provide their social security number. Other entities should provide their taxpayer identification number.

               Shareholder Report Address. If you would like duplicate copies of
Item 4. shareholder reports sent to an address that is different than the address identified in Item 3, please complete this section.

Item 5.        Please indicate your state of residence.

               You cannot invest in OTEC unless you meet one of the suitability
Item 6 tests set forth in Item 6. Please review the suitability tests and check the box(es) next to the suitability test which you meet.

Item 7 You must sign Item 7 and the date of signing must be inserted in the line provided.

After following these instructions, return the subscription application and agreement and the Operating Agreement signature page together with a check made payable to "Midwest Bank, N.A. -- Escrow Agent for Oregon Trail Ethanol Coalition, L.L.C" to:

                     Oregon Trail Ethanol Coalition, L.L.C.
                                  P.O. Box 267
                            Davenport, Nebraska 68335

The investor named below, under penalties of perjury, certifies that:

     (i) the number shown under Item 3 on this subscription application and agreement is his, her or its correct taxpayer identification number,

     (ii) he, she or it is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service ("IRS") that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (ii) should be crossed out if the withholding box in Item 3 is checked), and

     (iii) he, she or it meets the suitability standards checked in Item 6 and that he, she or it is capable of bearing the economic risk of this investment, including the possible total loss of the investment.

1.   Form of Ownership

     Check one Box

     (  )  Individual

     ( ) Joint Tenants with Right of Survivorship (Both signatures must appear in Item 7)

     (  )  Corporation or Partnership (Corporate Resolutions or Partnership
           Agreement must be enclosed)

     (  )  IRA

     (  )  KEOGH

     (  )  Pension or Profit Sharing Plan

     ( ) Trust (Signature and title pages of Trust Agreement and all amendments must be enclosed)

           Trustee name: ____________________________

           Trust date: _______________________________

     (  )  Other:  Provide detailed information below.

2.   Purchase Information

     A.    Number of Units Purchased (minimum 5 membership units)_________*

     B.    Dollar amount of investment (minimum $5,000 investment)_________

               * Subject to a 49% limit on issued and outstanding membership units.

3.   Investor Information

     Names and addresses will be recorded exactly as printed below:

     Name:______________________________________________________________________

     Title  (if applicable): ___________________________________________________

     Name of Joint Investor: ___________________________________________________

     Address: __________________________________________________________________

              __________________________________________________________________

              __________________________________________________________________
               City                         State                  Zip Code

              (  ) Check box if you are a non-resident alien
              (  ) Check box if you are a U.S. citizen residing outside of the
                   United States
              (  ) Check this box if you are subject to backup withholding

_____________________________      ____________________________________      __________________________
Investor's Social Security No.      Joint Investor's Social Security No.      Taxpayer Identification No.

4. Shareholder Report Address (fill out if you want duplicate information sent to another address than that listed in Item 3)

     Address:  _________________________________________________________________

               _________________________________________________________________

               _________________________________________________________________
               City                     State                    Zip Code

5.   State of Residence.    ______________________________

6. Suitability Standards. Check the box next to the suitability test which you, as the undersigned investor, meet:

     ( ) I (We) have annual income from whatever source of at least $30,000 and a net worth of at least $30,000, exclusive of home, furnishings and automobiles; or

     ( ) I (We) have a net worth of at least $75,000, exclusive of home, furnishings and automobiles.

      You must meet and check one of the above boxes to be eligible to invest in this offering. For husbands and wives purchasing jointly, the tests above will be applied on a joint basis.

7. Signature of Investor. By signing below the subscriber represents and warrants to OTEC that he, she or it:

     (i) has received a copy of and is familiar with OTEC's prospectus dated ___________ , 2002, all modifications or supplements thereto (collectively the "Prospectus");

     (ii) is aware that the Prospectus is a part of OTEC's Registration Statement on Form SB-2 as filed with the United States Securities and Exchange Commission, that such Registration Statement contains important information, materials and exhibits not included with the Prospectus, that such additional materials are considered to be material or informative in connection with a decision to acquire the membership units, and the subscriber has been directed to and has been informed of the existence of such additional information in the Registration Statement;

     (iii) understands that there is no present market for OTEC's membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

     (iv) has received a copy of the OTEC Operating Agreement, and understands that upon closing the escrow by OTEC, the subscriber will be bound by the provisions of the Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;

          (v) agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

          (vi) meets the suitability test marked in Item 6 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment.; and

          (vi) understands that OTEC will place a restrictive legend on any certificate representing any unit containing substantially the following language:

               The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating Agreement of Oregon Trail Ethanol Coalition, L.L.C., as amended from time to time. Copies of the Operating Agreement may be obtained upon written request to the Board of Directors of Oregon Trail Ethanol Coalition, L.L.C..

               And that, to enforce the above legend, OTEC may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units.

                          INDIVIDUAL INVESTOR SIGNATURE


________________________               _________________________________________
          (Date)                             (Signature of individual investor)


                                       _________________________________________
                                               (Signature of joint investor)



                            ENTITY INVESTOR SIGNATURE


________________________               _________________________________________
          (Date)                                  (Name of investor)

                                       By:______________________________________
                                             (Authorized signature)

                                       Its:_____________________________________
                                                        (Title)

                            TRUST INVESTOR SIGNATURE

      (If there are co-trustees of the trust, all trustees must sign below)
                                              ---




________________________               _________________________________________
     (Date)                                          (Name of investor)


                                       By: _____________________________________
                                                 (Authorized signature(s))


                                       Its:          Trustee
                                           -------------------------------------
                                                           (Title)


                                       By: _____________________________________
                                                 (Authorized signature(s))


                                       Its:          Trustee
                                           -------------------------------------
                                                           (Title)


                                       By: _____________________________________
                                                 (Authorized signature(s))

                                       Its:          Trustee
                                           -------------------------------------

                           ADDENDUM TO SIGNATURE PAGE
                                       of
                               OPERATING AGREEMENT
                                       of
                     OREGON TRAIL ETHANOL COALITION, L.L.C.





         INTENDING TO BE LEGALLY BOUND, the parties hereto have executed and delivered this Addendum to Operating Agreement in connection with the purchase of membership units in Oregon Trail Ethanol Coalition, L.L.C. pursuant to the terms of the private offering set forth in the Prospectus dated _________, 2002.


                          INDIVIDUAL INVESTOR SIGNATURE

________________________               _________________________________________
     (Date)                                 (Signature of individual investor)


                                       _________________________________________
                                              (Signature of joint investor)


                            ENTITY INVESTOR SIGNATURE


________________________               _________________________________________
     (Date)                                        (Name of investor)


                                       By:______________________________________
                                            (Authorized signature)


                                       Its:_____________________________________
                                                         (Title)

                            TRUST INVESTOR SIGNATURE

      (If there are co-trustees of the trust, all trustees must sign below)
                                              ---


________________________               _________________________________________
     (Date)                                       (Name of investor)


                                       By: _____________________________________
                                               (Authorized signature(s))


                                       Its:       Trustee
                                           -------------------------------------
                                                         (Title)


                                       By: _____________________________________
                                               (Authorized signature(s))


                                       Its:       Trustee
                                           -------------------------------------
                                                         (Title)


                                       By: _____________________________________
                                                  (Authorized signature(s))


                                       Its:       Trustee
                                           -------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Securities and Exchange Commission registration fee        $   2,208
     Legal fees and expenses                                      150,000
     Accounting fees                                               25,000
     Blue Sky filing fees                                          60,000
     Printing expenses                                             75,000
     Escrow agent fees                                             12,000
     Costs relating to sales meetings                              50,000
     Miscellaneous expenses                                       125,792
                                                                ---------

        Total                                                   $ 500,000*
                                                                =========

     * All of the above items except the registration fee are estimated.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Directors, officers, employees and agents of Oregon Trail Ethanol Coalition, L.L.C. (the "Company") may be entitled to benefit from the indemnification provisions contained in OTEC's Articles of Organization and the Nebraska Limited Liability Company Act. The general effect of these provisions is summarized below:

The Articles of Organization and Operating Agreement provide that to the extent permitted by law, OTEC shall indemnify any directors and officers who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including any action or suit by or in the right of OTEC to procure a judgment in its favor, by reason of the fact that such person is or was a director or officer of OTEC. Such indemnification shall be against expenses, including attorney fees, and except for actions by or in the right of OTEC, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding for any course of conduct taken in good faith and reasonably believed by them to be in the best interest of OTEC, or in reliance on the Operating Agreement or Articles of Organization, or for good faith errors of judgement. Directors are liable only for misconduct or negligence in the performance of their duties as directors.

Generally under Nebraska corporate law, any individual who is made a party to a proceeding because the individual is or was a director may be indemnified if the individual acted in good faith and had reasonable basis to believe that (1) in the case of conduct in the individual's official capacity with OTEC, that the individual's conduct was in OTEC's best interests; (2) in all other cases, that the individual's conduct was at least not opposed to OTEC's best interest; and
(3) regarding any criminal proceedings, the individual had no reasonable cause to believe the individual's conduct was unlawful. Nebraska law also extends such indemnification to officers of OTEC and provides that OTEC may advance expenses to a director or officer of OTEC. Further, Nebraska law provides that neither a director or officer is liable for any action taken as a director or officer, or any failure to take any action, as long as the individual discharged his or her duties (1) in good faith, (2) with the care of an ordinarily prudent person in a like position would exercise under similar circumstances, and (3) in a manner the individual reasonably believes to be in the best interests of OTEC.

The Operating Agreement also provides that to the extent permitted by law, OTEC has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, member, employee or agent of OTEC against any liability asserted against such person while acting in such capacity or arising out of his or her status as such, whether or not OTEC would have the power to indemnify him or her against such liability.

Nebraska law provides that OTEC may purchase and maintain insurance on behalf of an individual who is or was a director or officer of OTEC, or who, while a director or officer of OTEC, serves at OTEC's request as a director, officer, member of a limited liability company, partner, trustee, employee, or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by that individual in that capacity or arising from the individual's status as a director or officer, whether or not OTEC would have the power to indemnify or advance expenses under Nebraska law.

The Operating Agreement provides that the indemnity set forth in the Operating Agreement shall not be deemed to be exclusive of any other rights to which those indemnified may be otherwise entitled, nor shall the provisions of the Operating Agreement be deemed to prohibit OTEC from extending its indemnification to cover other persons or activities to the extent permitted by law or pursuant to any provisions in the Operating Agreement.

There is no pending litigation or proceeding involving a director, officer, employee or agent of OTEC as to which indemnification is being sought. OTEC is not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, employee or agent.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

Since OTEC's formation on August 16, 2001, it has issued and sold the following membership units. Each of these sales were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) and Rule 506 of the Securities Act, as well as Rule 152, as transactions by an issuer not involving a public offering. OTEC conducted no general solicitation in connection with the offer or sale of the securities. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends were affixed to unit certificates and instruments issued in such transactions. All purchasers (other than the 9 directors in the initial organization and purchase) were provided a private placement memorandum containing all material information concerning OTEC and the offering. The following table has been adjusted to reflect the two to one membership split effected by the Board on July 3, 2002.


         TITLE              AMT      DATE     PRICE    DISCOUNTS*    EXEMPTION
Mark and Suzanne Jagels      2      2/5/02    $500         $0
Kent and Joan Hummel         2      2/5/02    $500         $0
Gene Thomas                  2      2/5/02    $500         $0
Steve and Diane Gebers       2      2/5/02    $500         $0
Todd and Crystal Fangmeier   2      2/5/02    $500         $0
D.D.J. Company               2      2/5/02    $500         $0
Ken and Jeanette Else        2      2/5/02    $500         $0
Darrell D. Dageforde         2      2/5/02    $500         $0
Mark Werner                  2      2/5/02    $500         $0
Michael and Debra Schardt    2      2/5/02    $500         $0
Dan Poppe                    2      2/5/02    $500         $0
Sam and Sonja Shuck          2      2/5/02    $500         $0
Jerry Grove                  2      2/5/02    $500         $0

    TITLE                            AMT    DATE  PRICE  DISCOUNTS* EXEMPTION
Brian Nedrow                          2    2/5/02  $500      $0
Dan and Sarah Miller                  2    2/5/02  $500      $0
Rosemary Dageforde                    2    2/5/02  $500      $0
Pamela Maynard                        2    2/5/02  $500      $0
Jefferson County Bancshares, Inc.     2    2/5/02  $500      $0
Alfs Implement & Well Drilling        20  6/24/02  $500      $0
Paul and Shari Bachle                 10  6/24/02  $500      $0
William E. Bartels Family Trust       10  6/24/02  $500      $0
Dated August 16, 1991
Gerald and Virginia Brase             24  6/24/02  $500      $0
Bruning Bancshares, Inc.              20  6/24/02  $500      $0
Barbara K. and Thomas S. Bohling      20  6/24/02  $500      $0
Matthew and Leisa Bohling             20  6/24/02  $500      $0
David J. and Denise L. Capek          10  6/24/02  $500      $0
Carlson Irrigation L.L.C.             10  6/24/02  $500      $0
Chaos Farms, Inc.                     10  6/24/02  $500      $0
CLC Enterprises Inc.                  10  6/24/02  $500      $0
Cornhusker Swine Inc.                 10  6/24/02  $500      $0
D.C. Meyer Farms, Inc.                20  6/24/02  $500      $0
D.D.J. Company                        42  6/24/02  $500      $0
Darrel D. Dageforde                   16  6/24/02  $500      $0
Rosemary Dageforde                    20  6/24/02  $500      $0
Kenneth E. and Pamela S. Degenhardt   10  6/24/02  $500      $0
Dennis D. and Nanci D. Dye            10  6/24/02  $500      $0
Gordon Eggers Self-Directed IRA       30  6/24/02  $500      $0
Ken and Jeanette Else                 10  6/24/02  $500      $0
Steve and Diane Gebers                10  6/24/02  $500      $0
Ethanol Products, LLC                 20  6/24/02  $500      $0
First National Fairbury Corporation   40  6/24/02  $500      $0
Todd A. and Crystal K. Fangmeier      10  6/24/02  $500      $0
G&K Holtmeier Inc.                    10  6/24/02  $500      $0
Geneva State Company                  20  6/24/02  $500      $0

     TITLE                        AMT   DATE   PRICE  DISCOUNTS* EXEMPTION
Glenn Elting & Sons               100  6/24/02  $500      $0
Doug and Pam Harms                 10  6/24/02  $500      $0
Alvin and Merilee Hein            250  6/24/02  $500      $0
Robert M. Hendrickson              10  6/24/02  $500      $0
Holtzen Farms, Inc.                30  6/24/02  $500      $0
Douglas and Katherine M. Holtzen   10  6/24/02  $500      $0
Marilyn J. Holtzen Trust No. 1     10  6/24/02  $500      $0
Lloyd E. Holtzen Trust No. 1       10  6/24/02  $500      $0
Stanley G. Hueske                  18  6/24/02  $500      $0
Robert P. Hunt                     10  6/24/02  $500      $0
HRW Farming                        10  6/24/02  $500      $0
Kent D. and Joan Hummel            42  6/24/02  $500      $0
Gary Jagels and Kristi Jagels      20  6/24/02  $500      $0
Elliott N. and Eunice Jagels       20  6/24/02  $500      $0
Mark L. and Suzanne K. Jagels      48  6/24/02  $500      $0
Wayne and Anita Jagels             30  6/24/02  $500      $0
Jefferson County Bancshares, Inc.  20  6/24/02  $500      $0
Jennings State Bank                20  6/24/02  $500      $0
Steven G. Johnson                  10  6/24/02  $500      $0
Jerry Keim Farms, Inc.             20  6/24/02  $500      $0
Keim Brothers, Inc.               200  6/24/02  $500      $0
Alan R. Kenning                    10  6/24/02  $500      $0
Willis and Marilyn Kettelhut       10  6/24/02  $500      $0
Mark Kimbrough                     10  6/24/02  $500      $0
Melvin and Elfriede Kleine         10  6/24/02  $500      $0
Howard R. Lefler                   10  6/24/02  $500      $0
Ronald and Sharon Lichty           20  6/24/02  $500      $0
Michael L. and Ellen K. Long       10  6/24/02  $500      $0
Jay and Natalie Meyer              10  6/24/02  $500      $0
Daniel J. and Sarah G. Miller      10  6/24/02  $500      $0
Deroy and Mary Lee Miller          10  6/24/02  $500      $0
Gary and Susan Miller              10  6/24/02  $500      $0
Neil and Berneta Miller            20  6/24/02  $500      $0
Myers Bros.                        10  6/24/02  $500      $0
Brian Nedrow                       30  6/24/02  $500      $0

            TITLE                       AMT         DATE       PRICE    DISCOUNTS*  EXEMPTION
Bruce Nedrow                             10       6/24/02       $500        $0
Timothy A. and Lois F. Norder            20       6/24/02       $500        $0
Richard and Alice M. Percival            10       6/24/02       $500        $0
Daniel A. Poppe                          10       6/24/02       $500        $0
Reinke Manufacturing Co. Inc.            20       6/24/02       $500        $0
Russell S. and Sharon L. Reinke          20       6/24/02       $500        $0
Mark and Melissa Rohr                    10       6/24/02       $500        $0
Saltzman Inc.                            10       6/24/02       $500        $0
Edgar and Allen Schardt Inc.             50       6/24/02       $500        $0
Maurice and Jean Schardt                 20       6/24/02       $500        $0
Robert W. Schardt                        12       6/24/02       $500        $0
Loran Schmit                             10       6/24/02       $500        $0
Barry S. and Christine A. Schweer        10       6/24/02       $500        $0
Superior Deshler Inc.                    20       6/24/02       $500        $0
Stephen J. Taylor                        20       6/24/02       $500        $0
Thayer Agency, Inc.                      10       6/24/02       $500        $0
Gene L. and Susan J. Thomas              30       6/24/02       $500        $0
Brian Thurnau                            20       6/24/02       $500        $0
Triple A Inc.                            10       6/24/02       $500        $0
Gerald W. and Helen Lucile Voigt         20       6/24/02       $500        $0
Mark Werner                              20       6/24/02       $500        $0
Todd Werner                              20       6/24/02       $500        $0
Lonnie Wiedel                            10       6/24/02       $500        $0
Roger G. and Jacqueline J. Wiedel        10       6/24/02       $500        $0
Williams Drilling Co., Inc.              10       6/24/02       $500        $0
Mark A. Wolff                            20       6/24/02       $500        $0

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   EXHIBIT   EXHIBIT TITLE
    NUMBER

       3.1  Articles of Organization, as amended
     3.2.1  Amended and Restated Operating Agreement*
       4.1  Form of Membership Unit Certificate
       4.2  Form of Subscription Application and Agreement**
       4.3 Escrow Agreement between Midwest Bank, N.A. and Oregon Trail Ethanol Coalition, L.L.C./(1)/
       5.1 Form of Opinion of Baird, Holm, McEachen, Pedersen, Hamann & Strasheim LLP as to certain securities matters/(1)/
       8.1 Form of Opinion of Baird, Holm, McEachen, Pedersen, Hamann & Strasheim LLP as to certain tax matters/(1)/
      10.1 Memorandum of Understanding by and among Lurgi Inc., ICM, Inc. and Oregon Trail Ethanol Coalition, L.L.C. dated May 1, 2001
      10.2  Agreement with the Nebraska Department of Agriculture
      10.3 Option Agreement dated May 15, 2002 between Oregon Trail Ethanol Coalition, L.L.C. and Lloyd E. and Marilyn J. Holtzen
      10.4 Option Agreement dated May 15, 2002 between Oregon Trail Ethanol Coalition, L.L.C. and Don R. and Beverly K. Holtzen
      10.5 Option Agreement dated May 15, 2002 between Oregon Trail Ethanol Coalition, L.L.C. and Marvin L. and Elsie D. Holtzen
      10.6 Option Agreement dated May 15, 2002 between Oregon Trail Ethanol Coalition, L.L.C. and DuWayne C. Holtzen
      10.7 Letter Agreement dated May 15, 2002 between Oregon Trail Ethanol Coalition, L.L.C. and Rodney and Judy Tegtmeier
      10.8 Ethanol Producer Credit Agreement between Oregon Trail Ethanol Coalition, L.L.C. and the Nebraska Department of Revenue dated January 15, 2002
      23.1 Form of consent of Baird, Holm, McEachen, Pedersen Hamann & Strasheim LLP/(1)/
      23.2  Form of consent of BKD,LLP
      24.1  Power of Attorney executed by Mark L. Jagels
      24.2  Power of Attorney executed by Michael Schardt
      24.3  Power of Attorney executed by Kent D. Hummel
      24.4  Power of Attorney executed by Pamela Maynard
      24.5  Power of Attorney executed by Todd Fangmeier(1)
      24.6  Power of Attorney executed by Brian Nedrow
      24.7  Power of Attorney executed by Daniel J. Miller
      24.8  Power of Attorney executed by Gene Thomas
      24.9  Power of Attorney executed by Darrel D. Dageforde

_____________
*     Included as Appendix A to the prospectus.
**    Included as Appendix B to the prospectus.
(1)   To be filed by amendment.

ITEM 17. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form 5-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are organized by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davenport, State of Nebraska on this 31/st/ day of July, 2002.

                                        OREGON TRAIL ETHANOL COALITION, L.L.C.


                                        By: /s/ MARK L. JAGELS
                                            ------------------------------------
                                            Mark L. Jagels, President and
                                              Chairman of the Board (Principal
                                              Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities of Oregon Trail Ethanol Coalition, L.L.C. on the 31/st/ day of July, 2002.

      Signature                            Capacity
      ---------                            --------

      /s/ Mark L. Jagels                   Chairman of the Board, President,
      --------------------------           Director
      Mark L. Jagels

      /s/ Michael Schardt                  Vice Chairman, Vice President,
      --------------------------           Director
      Michael Schardt

      /s/ Pamela Maynard                   Secretary and Director
      --------------------------
      Pamela Maynard

      /s/ Kent D. Hummel                   Treasurer and Director
      --------------------------           (Principal Accounting Officer)
      Kent D. Hummel


      /s/ Todd Fangmeier                   Director
      --------------------------
      Todd Fangmeier

      /s/ Brian Nedrow                     Director
      --------------------------
      Brian Nedrow

      /s/ Daniel J. Miller                 Director
      --------------------------
      Daniel J. Miller

      /s/ Gene Thomas                      Director
      --------------------------
      Gene Thomas

      /s/ Darrel D. Dageforde              Director
      --------------------------
      Darrel D. Dageforde

                                  EXHIBIT INDEX

   EXHIBIT
    NUMBER                         DESCRIPTION                                         PAGE
       3.1  Articles of Organization, as amended.
     3.2.1  Amended and Restated Operating Agreement*
       4.1  Form of Membership Unit Certificate
       4.2  Form of Subscription Application and Agreement**
       4.3  Escrow Agreement between Midwest Bank, N.A. and Oregon Trail Ethanol
            Coalition, L.L.C./(1)/
       5.1  Form of Opinion of Baird, Holm, McEachen, Pedersen, Hamann &
            Strasheim LLP as to certain securities matters/(1)/
       8.1  Form of Opinion of Baird, Holm, McEachen, Pedersen, Hamann &
            Strasheim LLP as to certain tax matters/(1)/
      10.1  Memorandum of Understanding by and among Lurgi Inc., ICM, Inc. and
            Oregon Trail Ethanol Coalition, L.L.C. dated May 1, 2001
      10.2  Agreement with the Nebraska Department of Agriculture
      10.3  Option Agreement dated May 15, 2002 between Oregon Trail Ethanol
            Coalition, L.L.C. and Lloyd E. and Marilyn J. Holtzen
      10.4  Option Agreement dated May 15, 2002 between Oregon Trail Ethanol
            Coalition, L.L.C. and Don R. and Beverly K. Holtzen
      10.5  Option Agreement dated May 15, 2002 between Oregon Trail Ethanol
            Coalition, L.L.C. and Marvin L. and Elsie D. Holtzen
      10.6  Option Agreement dated May 15, 2002 between Oregon Trail Ethanol
            Coalition, L.L.C. and DuWayne C. Holtzen
      10.7  Letter Agreement dated May 15, 2002 between Oregon Trail Ethanol
            Coalition, L.L.C. and Rodney and Judy Tegtmeier
      10.8  Ethanol Producer Credit Agreement between Oregon Trail Ethanol
            Coalition, L.L.C. and the Nebraska Department of Revenue dated
            January 15, 2002.
      23.1  Form of consent of Baird, Holm, McEachen, Pedersen Hamann &
            Strasheim LLP/(1)/
      23.2  Form of consent of BKD, LLP
      24.1  Power of Attorney executed by Mark L. Jagels
      24.2  Power of Attorney executed by Michael Schardt
      24.3  Power of Attorney executed by Kent D. Hummel
      24.4  Power of Attorney executed by Pamela Maynard
      24.5  Power of Attorney executed by Todd Fangmeier/(1)/
      24.6  Power of Attorney executed by Brian Nedrow
      24.7  Power of Attorney executed by Daniel J. Miller
      24.8  Power of Attorney executed by Gene Thomas
      24.9  Power of Attorney executed by Darrel D. Dageforde

_________________
*     Included as Appendix A to the prospectus.
**    Included as Appendix B to the prospectus.
(1)   To be filed by amendment.